ARRANGEMENT AGREEMENT

THIS AGREEMENT made as of the 18th day of February, 2014

AMONG:

AMERICAS BULLION ROYALTY CORP., a company incorporated under the laws of British Columbia

("AMB")

AND:

RESOURCE HOLDINGS LTD., a company incorporated under the laws of Bermuda

("RH")

RECITALS:

A.           AMB intends to propose to its shareholders a reorganization, involving a series of transactions, under which certain assets of AMB will be transferred to RH and RH will acquire all of the issued and outstanding shares of AMB;

B.           The Parties intend to carry out the transactions contemplated herein by way of an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia);

C.           The Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such arrangement; and

D.           Each of the Parties has agreed to participate in and support such arrangement and related transactions;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE l
INTERPRETATION

1.1       Definitions

            In this Agreement, including the recitals hereto, unless there is something in the subject matter inconsistent therewith, all capitalized terms defined in the Plan of Arrangement will have the meanings therein ascribed to them and the following terms will have the following meanings and grammatical variations of those terms will have corresponding meanings:

"Agreement", "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this arrangement agreement (including the schedules hereto) as supplemented, modified or amended, and not to any particular article, section, schedule or other portion hereof;

"AMB Board" means the board of directors of AMB as the same is constituted from time to time;

"AMB Shareholder Approval" has the meaning ascribed thereto in Subsection 2.2(c);

"BMA" means the Bermuda Monetary Authority;

"Lien" means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachment, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute;

"Material Adverse Effect" means, in respect of any Person, any change, development, effect, event, circumstance, fact or occurrence that individually or in the aggregate with other such changes, developments, effects, events, circumstances, facts or occurrences, (x) is or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (including any contingent liabilities), operations, results of operations or regulatory status of that Person and its Subsidiaries, taken as a whole, or (y) prevents or materially adversely affects the ability of that Person to timely perform its obligations under this Agreement, except, any change, development, effect, event, circumstance, fact or occurrence resulting from or relating to: (i) the announcement of the execution of this Agreement or the transactions contemplated hereby; (ii) general political, economic or financial conditions in Canada, the United States, or Bermuda (provided that such conditions do not have a materially disproportionate effect on that Person relative to other companies in its industry); (iii) the state of securities or commodity markets in general (provided that it does not have a materially disproportionate effect on that Person relative to other companies in its industry); (iv) the commencement or continuation of any war, armed hostilities or acts of terrorism; (v) any change affecting the industries in which the Company and its Subsidiaries operate (provided that such conditions do not have a materially disproportionate effect on that Person relative to other companies in its industry); (vi) any adoption, proposal, implementation or change in Law or any interpretation of Law by any Governmental Entity; (vii) any natural disaster; or (viii) any change in exchange rates;

"Parties" means AMB and RH;

"Plan of Arrangement" means the plan of arrangement attached hereto as Schedule "A";

"Public Documents" means all documents or information filed on SEDAR by AMB under applicable Securities Laws since and including January 1, 2012 to and including the date hereof;

"RH Warrants" means the warrants to purchase RH common shares pursuant to the warrant certificate between Multi-Strat Holdings Ltd. and RH dated January 31, 2014.

"RRL" means Resource Re Ltd., a wholly owned subsidiary of RH;

"Securities Laws" means the securities legislation of each province and territory of Canada, the policies and instruments of the Canadian Securities Administrators, the U.S. Securities Act and U.S. Exchange Act and all other applicable state, federal and provincial securities laws, rules and regulations and published policies thereunder, as now in effect and as they may be promulgated or amended from time to time;

"Subsidiary" means, with respect to a Party, any body corporate in respect of which the Party, directly or indirectly through its interest in or control over one or more other bodies corporate, is entitled to elect a majority of the directors thereof and for greater certainty shall include any body corporate, over which such Party, directly or indirectly through its interest in or control over one or more other bodies corporate, exercises direction or control or which is in a like relation to such a body corporate; and

 "TSX-V" means the TSX Venture Exchange.

1.2       Currency

            All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3       Interpretation Not Affected by Headings

            The division of this Agreement into articles, sections, subsections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4       Article References

            Unless the contrary intention appears, references in this Agreement (excluding the schedules attached hereto) to an article, section, subsection, paragraph or schedule by number or letter or both refer to the Article, Section, Subsection, Paragraph or Schedule, respectively, bearing that designation in this Agreement (excluding the schedules attached hereto).

1.5       Extended Meanings

            Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa; words importing any gender shall include all genders; and words importing persons shall include individuals, authorities, partnerships, firms, trusts, bodies corporate, governments, governmental bodies, agencies or instrumentalities, unincorporated bodies of persons and associations.

1.6       Certain Phrases, etc.

            In this Agreement (i) the words "including", "includes" and "include" mean "including (or includes or include) without limitation", and (ii) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of".

1.7       Schedules

            The following are the Schedules attached to and incorporated into this Agreement by reference and deemed to be a part hereof:

Schedule "A" - Plan of Arrangement

Schedule "B" -NRC Distribution Agreement

Schedule "C" -SPD Share Purchase Agreement

Schedule "D" -CPUS Distribution Agreement

Schedule "E" - RH Share Purchase Agreement

Schedule "F" -AMB Contribution Agreement

Schedule "G" -Kudu Asset Purchase Agreement

Schedule "H" -SPD Subscription Agreement

Schedule "I" -NTR Share Purchase Agreement

ARTICLE 2
THE ARRANGEMENT AND RELATED TRANSACTIONS

2.1       Arrangement

            As soon as reasonably practicable, and subject to compliance with the terms and conditions contained herein, AMB shall apply to the Court under section 291of the BCBCA for an order approving the Arrangement and in connection with such application shall:

(a)	forthwith file, proceed with and diligently prosecute an application to the Court for the Interim Order; and

(b)

subject to the passing of the Arrangement Resolution by the AMB Shareholders, as contemplated in the Interim Order, file, proceed with and diligently prosecute an application to the Court for the Final Order.

2.2       Interim Order

            The Interim Order sought by AMB shall provide, among other things, that for the purpose of the AMB Meeting:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the AMB Meeting and for the manner in which such notice is to be provided;

(b)	for confirmation of the record date for the AMB Meeting;

(c)

that the requisite approval for the Arrangement Resolution shall be two-thirds of the votes cast on the Arrangement Resolution by the AMB Shareholders present in person or by proxy at the AMB Meeting and voting as a single class (the "AMB Shareholder Approval"), with each AMB Share entitling the holder thereof to one vote thereon;

(d)	that, in all other respects, the terms, conditions and restrictions of the AMB constating documents, including quorum requirements and other matters, shall apply in respect of the AMB Meeting;

(e)

for the grant of Dissent Rights to the AMB Shareholders who are registered AMB Shareholders and from whom written objection to the Arrangement Resolution is received by AMB not later than 5:00 p.m. on the date which is two Business Days prior to the date of the AMB Meeting;

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g)

that it is AMB's intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the RH Shares, the Replacement Options and the Replacement Warrants to be issued pursuant to the Arrangement, based on the Court's approval of the Arrangement;

(h)	that the AMB Meeting may be adjourned or postponed from time to time by the AMB Board, subject to the terms of this Agreement, without the need for additional approval of the Court; and

(i)	for such other matters as AMB or RH may reasonably require.

2.3       Commitment to Effect

            Subject to termination of this Agreement pursuant to Section 3.2 or otherwise, the Parties agree to be bound by the Plan of Arrangement and each shall use all commercially reasonable efforts and do all things reasonably required to cause the Arrangement to become effective on the Effective Date.

2.4       Mutual Conditions Precedent

            The respective obligations of the Parties to complete the transactions contemplated by this Agreement, shall be subject to the satisfaction of the following conditions:

(a)

each of the Interim Order and Final Order shall have been granted in form and substance satisfactory to AMB and RH, each acting reasonably, and shall not have been set aside or modified in a manner which is not acceptable to the Parties (each acting reasonably), on appeal or otherwise;

(b)	the Arrangement Resolution shall have been passed by the AMB Shareholders in accordance with the Interim Order and Applicable Law;

(c)

the TSX-V shall have conditionally approved the listing of the RH Shares issuable under the Arrangement, including on exercise of the Replacement Options and the Replacement Warrants and the RH Shares issuable under the Kudu Asset Purchase Agreement, subject only to the filing of required documents that cannot be filed prior to the Effective Time;

(d)

the Exchange Control Division of the BMA shall have confirmed its no-objection under the Bermuda Exchange Control Act 1972 (and regulations thereunder) for the transfer of the Class A RH Shares to AMB under the RH Share Purchase Agreement and the issue of RH Shares to Kudu under the Kudu Asset Purchase Agreement;

(e)	the Insurance Division of the BMA shall have confirmed its no-objection under the Insurance Act for the change of shareholder controllers of RRL;

(f)

all other material consents, permissions, orders and approvals, including any regulatory or judicial approvals or orders, that either AMB and RH considers necessary or desirable to effect the Arrangement shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances on terms and conditions that are considered satisfactory or acceptable by either AMB and RH;

(g)

no order or decree pursuant to Applicable Law restraining or enJOII\IJ\g the consummation of the Arrangement or any of the other transactions contemplated by this Agreement shall be in force immediately prior to the Effective Time;

(h)	the AMB Board shall have determined to proceed with the Arrangement having considered the number of AMB Shares in respect of which Dissent Rights have been exercised;

(i)

the arrangement between Northern Tiger Resources Inc. and Redtail Metals Corp. pursuant to the: (i) amended and restated business combination agreement dated December 17, 2013 and amended January 21, 2014 between Northern Tiger Resources Inc., AMB and Redtail Metals Corp. and (ii) the plan of arrangement involving Redtail Metals Corp., the Redtail Metals Corp. shareholders, the Redtail Metals Corp. optionholders and Northern Tiger Resources Inc., shall have completed;

G)	this Agreement shall not have been terminated under Section 4.2 or otherwise.

            The foregoing conditions are for the mutual benefit of each of the Parties and may be waived, in whole or in part, by any Party at any time, provided that no Party may waive any mutual condition on behalf of any other Party.

2.5       Several Conditions

            The obligation of each Party to complete the transactions contemplated hereby is subject to the fulfilment or waiver by the other Party of the following conditions on or before the Effective Time or such other time as specified below:

(a)

the representations and warranties made to such Party by the other Party in this Agreement shall be true and correct in all material respects (unless such representations and warranties are qualified by reference to materiality or Material Adverse Effect in which case such representations and warranties shall be true and correct) as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement);

(b)

the other Party shall have complied with or fulfilled in all material respects each of the covenants of that Party contained in this Agreement to be fulfilled or complied with by it on or before the Effective Time;

(c)

there has not occurred any event, occurrence or development or a state of circumstances or facts which has had or would, individually or in the aggregate, reasonably be expected to have any Material Adverse Effect in respect of the other Party; and

(d)

the other Party shall have delivered to the first Party a certificate of one senior officer of the other Party (in each case without personal liability) addressed to the first Party dated the Effective Date certifying the fulfillment of the conditions in Sections 2.5(a), 2.5(b) and 2.5(c).

(e)	each party thereto shall have entered into and performed all of its obligations, as applicable, under:

(i)	the NRC Distribution Agreement attached as Schedule "B";

(ii)	the SPD Share Purchase Agreement attached as Schedule "C";

(iii)	the GPUS Distribution Agreement attached as Schedule "D"

(iv)	the RH Share Purchase Agreement attached as Schedule "E";

(v)	the AMB Contribution Agreement attached as Schedule "F";

(vi)	the Kudu Asset Purchase Agreement attached as Schedule "G";

(vii)	the SPD Subscription Agreement attached as Schedule "H"; and

(viii)	the NTR Share Purchase Agreement attached as Schedule "I",

except for such obligations as are to be fulfilled on or after the Effective Time in accordance with the Plan of Arrangement.

2.6       Additional Conditions in Favour of AMB

            The obligation of AMB to complete the transactions contemplated hereby is subject to the fulfilment or waiver of the following conditions on or before the Effective Time or such other time as specified below:

(a)

there shall not have been a change, effect, circumstance, event or occurrence that has had or could reasonably be expected to have a material and adverse effect on the value of the Class A RH Shares proposed to be acquired by AMB pursuant to the RH Share Purchase Agreement;

(b)

there shall not have been a change, effect, circumstance, event or occurrence that has had or could reasonably be expected to have a material and adverse effect on the value of the consideration proposed to be received by GPUS pursuant to the SPD Share Purchase Agreement;

(c)	there shall not have been a change, effect, circumstance, event or occurrence that has had or could reasonably be expected to have a material and adverse effect on the value of:

(i)	the assets proposed to be acquired by RH pursuant to the Kudu Asset Purchase Agreement;

(ii)	the shares proposed to be acquired by RH pursuant to the SPD Subscription Agreement; and

(iii)	the consideration proposed to be received by RH pursuant to the NFR Share Purchase Agreement.

2.7       Merger of Conditions

            The conditions set out in Sections 2.4, 2.5 and 2.6 shall be conclusively deemed to have been satisfied, waived or released at the Effective Time.

ARTICLE 3
GENERAL REPRESENTATIONS, WARRANTIES & COVENANTS

3.1       Mutual Representations and Warranties

            Each Party represents and warrants to the other Party as at the date of this Agreement and the Effective Date as follows and acknowledge that the other Party is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Arrangement:

(a)

the Party is a company duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and has full capacity and authority to enter into this Agreement and to perform its covenants and obligations hereunder;

(b)	this Agreement has been duly executed and delivered by it;

(c)

neither the execution and delivery of this Agreement nor the performance by the Party of any of its covenants and obligations hereunder will constitute a material default under, or be in any material contravention or breach of:

	(i)	any provision of its constating documents;

	(ii)	any judgment, decree, order, law, statute, rule or regulation pursuant to Applicable Law; or

	(iii)	any agreement or instrument to which it is a Party or by which it is bound;

(d)

except for this Arrangement Agreement and the agreements scheduled hereto, no Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from the Party or any of its Subsidiaries of any material assets of the Party or any of its Subsidiaries and neither the Party nor any of its Subsidiaries has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from any Person of any securities or any assets which could reasonably be expected to be material to the Party; and

(e)	no dissolution, winding-up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of the Party or any of its Subsidiaries.

3.2       Representations and Warranties of RH

            RH hereby represents and warrants to AMB as at the date of this Agreement and the Effective Date the following and acknowledges that AMB is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Arrangement:

(a)

RH's authorized share capital consists of US$12,000 divided into 11,500,000 common shares with a par value of US$0.001per share and 500,000 Class A shares with a par value of US$0.001 per share, of which 110,000 Class A shares were issued and outstanding as fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) as at February 18, 2014;

(b)

as at the date hereof and except as contemplated by this Agreement, the Plan of Arrangement and the agreements scheduled hereto, RH has no options, warrants, conversion privileges, calls or other rights (including pre-emptive rights), agreements, arrangements, commitments or obligations of it to issue, sell or acquire any securities of it or securities or obligations of any kind convertible into or exercisable or exchangeable for any securities of it, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of it other than: (i) RH Warrants to acquire 5,500 RH Shares; (ii) an agreement to issue RH Shares to Kudu in accordance with the Kudu Asset Purchase Agreement, and (iii) except as provided in the bye-laws of RH as constituted on the date of this Agreement;

(c)

there are no: (i) actions, suits or proceedings, at law or in equity, by any Person, (ii) any grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of the RH any investigation by) any Governmental Entity, pending, or, to the knowledge of RH, threatened against or affecting it, its business or any of its assets, and, to the knowledge of RH, there is no valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation by or against it. RH is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has RH settled any claim prior to being prosecuted in respect of it. RH is not the plaintiff or complainant in any action, suit or proceeding, grievance, arbitration or alternative dispute resolution process; and

(d)

since December 31, 2013, RH and its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, excluding matters relating to the proposed Arrangement and the related process.

3.3       Representations and Warranties of AMB

            AMB hereby represents and warrants to RH as at the date of this Agreement and the Effective Date the following and acknowledges that RH is relying upon such representations and warranties in connection with entering into this Agreement and participating in the Arrangement:

(a)

AMB's authorized share capital consists of an unlimited number of common shares without par value, of which 180,382,213 common shares were issued and outstanding as fully paid and non-assessable as at February 18, 2014;

(b)

as at the date hereof, AMB has no options, warrants, conversion privileges, calls or other rights (including pre-emptive rights), agreements, arrangements, commitments or obligations of it to issue, sell or acquire any securities of it or securities or obligations of any kind convertible into or exercisable or exchangeable for any securities of it, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the share price, book value, income or any other attribute of it other than: (i) AMB Warrants to acquire 4,050,000 AMB Shares; and (ii) AMB Options to acquire 13,984,625 AMB Shares;

(c)

there are no: (i) actions, suits or proceedings, at law or in equity, by any Person, (ii) any grievance, arbitration or alternative dispute resolution process, or (iii) administrative or other proceeding by or before (or to the knowledge of the AMB any investigation by) any Governmental Entity, pending, or, to the knowledge of AMB, threatened against or affecting it, its business or any of its assets, and, to the knowledge of AMB, there is no valid basis for any such action, complaint, grievance, suit, proceeding, arbitration or investigation by or against it. AMB is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has AMB settled any claim prior to being prosecuted in respect of it. RH is not the plaintiff or complainant in any action, suit or proceeding, grievance, arbitration or alternative dispute resolution process; and

(d)

Since February 28, 2012 AMB and its Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, excluding matters relating to the proposed Arrangement and the related process and except as disclosed in the Public Documents;

3.4       Mutual Covenants

            Each Party covenants with the other Party that it will, and will cause its Subsidiaries to, do and perform all such acts and things, and execute and deliver all such agreements, assurances, notices and other documents and instruments, as may reasonably be required to facilitate the carrying out of the intent and purpose of this Agreement including, without limitation, entering into and satisfying all of its obligations, as applicable, under :

(a)	the Plan of Arrangement attached as Schedule "A"

(b)	the NRC Distribution Agreement attached as Schedule "B";

(c)	the SPD Share Purchase Agreement attached as Schedule "C";

(d)	the GPUS Distribution Agreement attached as Schedule "D"

(e)	the RH Share Purchase Agreement attached as Schedule "E";

(f)	the AMB Contribution Agreement attached as Schedule "F";

(g)	the Kutlu Asset Purchase Agreement attached as Schedule "G";

(h)	the SPD Subscription Agreement attached as Schedule "H"; and

(i)	the NTR Share Purchase Agreement attached as Schedule "I".

3.5       Covenants of RH

            RH will furnish to AMB all such information regarding RH and its respective affiliates, including the RH Shares, Replacement Options and the Replacement Warrants, as may be required by the Interim Order or Applicable Law for inclusion in the AMB Circular and in any amendments or supplements to such AMB Circular or other documents related thereto. RH shall ensure that no such information will contain any untrue statement of a material fact or omit to state a material fact required to be stated in the AMB Circular in order to make any information so furnished or any information concerning RH and its respective affiliates, including the RH Shares, Replacement Options and the Replacement Warrants, not misleading in light of the circumstances in which they are made.

ARTICLE 4
AMENDMENT AND TERMINATION

4.1       Amendment

(1)

Subject to any mandatorily applicable restrictions under the BCBCA or the Interim Order, this Agreement, including the Plan of Arrangement, may at any time and from time to time before or after the holding of the AMB Meeting be amended, modified or supplemented (an "Amendment") by joint agreement of AMB and RH without further notice to or authorization on the part of the AMB Shareholders, provided that any such Amendment is filed with the Court before the Court approves the Final Order and, if made following the AMB Meeting, approved by the Court and, if required by the Court, communicated or approved to the AMB Shareholders, AMB Optionholders and AMB Warrantholders.

(2)

Notwithstanding Section 4.1(1), if any Amendment would reasonably be expected to affect an AMB Shareholder's decision to vote for or against the Arrangement Resolution, notice of such Amendment shall be given to AMB Shareholders, AMB Warrantholders and AMB Optionholders by press release, newspaper, advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as AMB and RH may agree, each acting reasonably.

(3)	Notwithstanding Section 4.1(1), any Amendment agreed to in writing by AMB and RH prior to the Effective Time that:

(a)	concerns a matter that either:

	(i)	is of an administrative nature required to better give effect to the implementation of this Agreement; or

	(ii)	relates to how AMB will be capitalized, financed or structured after the Effective Time; and

(b)

is not adverse to the financial or economic interests of any Person (in his, her or its capacity as an AMB Shareholder, AMB Optionholder or AMB Warrantholder) who was, immediately prior to exchange of such securities for RH Shares, Replacement Options or Replacement Warrants, the registered holder of AMB Shares, AMB Options or AMB Warrants, will not require Court approval or communication to the AMB Shareholders, AMB Optionholders or AMB Warrantholders.

(4)

Notwithstanding Section 4.1(1), 4.1(2) or 4.1(3) above, any Amendment may be made following the Effective Time unilaterally by RH provided, however, that it concerns a matter that, in the reasonable opinion of RH, is of an administrative nature required to better give effect to the implementation of this Agreement and is not materially adverse to the economic interest of any Person (in his, her or its capacity as am AMB Shareholder, AMB Warrantholders or AMB Optionholder) who was, immediately prior to the exchange of such AMB Shares, AMB Warrants or AMB Options for RH Shares, Replacement Warrants or Replacement Options, respectively, the registered holder of AMB Shares, AMB Warrants or AMB Options.

4.2       Termination

            This Agreement may at any time before or after the holding of the AMB Meeting, and before or after the granting of the Final Order, be terminated and the Plan of Arrangement withdrawn by direction of the AMB Board without further action on the part of the AMB Shareholders, and nothing expressed or implied herein or in the Plan of Arrangement shall be construed as fettering the absolute discretion of the AMB Board to elect to terminate this Agreement and discontinue efforts to effect the Plan of Arrangement for whatever reason it may consider appropriate.

ARTICLE 5
GENERAL

5.1       Notices

            All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile transmission (with transmission confirmation), or as of the following Business Day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(1)	if to AMB:

Americas Bullion Royalty Corp. 11521North Warren Street, Hayden, Idaho, USA 83835

Attention: William Sheriff Facsimile: (208)635-5465

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP
Suite 1700, 666 Burrard Street, Vancouver, British Columbia V6C 2X8

Attention: John Stark Facsimile: (604) 681-1825

(2)	if to Resource Holdings Ltd.:

Resource Holdings Ltd. Crawford House 50 Cedar Avenue Hamilton, HM 11Bermuda

Attention: Joseph Taussig Facsimile: (441) 295-6566

with a copy (which shall not constitute notice) to:

ASW Law Limited
Crawford House
50 Cedar Avenue,
Hamilton, HM 11Bermuda

Attention:             Kim Willey
Facsimile:               (441) 295-6566

5.2       Expenses

            All expenses relating to the Arrangement shall be borne by AMB.

5.3       Binding Effect

            This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

5.4       Assignment

            No Party hereto may assign its rights or obligations under this Agreement.

5.5       Waiver

            No waiver or release by any Party hereto shall be effective unless in writing signed by the Party granting the same.

5.6       Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

5.7       Time of Essence

            Time shall be of the essence in this Agreement.

5.8       Severability

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.9       Entire Agreement

            This Agreement constitutes the entire agreement, and supersede all other prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof.

5.10      Counterparts, Execution

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement as of the date first written above.

AMERICAS BULLION ROYALTY CORP.

By:	/s/ William Sheriff

Authorized Signatory

RESOURCE HOLDINGS LTD.

By:	/s/ Joseph Taussig

Authorized Signatory

Schedule "A"
Plan of Arranement

Please see attached.

SCHEDULE A
PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER THE PROVISIONS OF DIVISION 5 OF PART 9 OF
THE BU SINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE l
INTERPRETATION

1.1        Definitions

Unless indicated otherwise, where used in this Plan of Arrangement the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

"AMB" means Americas Bullion Royalty Corp.

"AMB Circular" means the notice of the AMB Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the AMB Shareholders in connection with the AMB Meeting, as amended, supplemented or otherwise modified from time to time.

"AMB Contribution Agreement" means the contribution agreement, substantially in the form attached as Schedule F to the Arrangement Agreement, between AMB and RH to be entered into at or prior to the Effective Time, providing for, among other things, the transfer of certain assets by AMB to RH, as it may be amended, modified or supplemented from time to time in accordance with its terms (provided that such amendment, modification or supplement is approved by each of AMB and RH).

"AMB Meeting" means the special meeting of AMB Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the AMB Circular.

"AMB Option Plan" means the incentive stock option plan of AMB, effective as of May 27, 2010.

"AMB Options" means the outstanding options to acquire AMB Shares granted under the AMB Option Plan.

"AMB Optionholders" means holders of AMB Options.

"AMB Shares" means the common shares of AMB.

"AMB Shareholders" means holders of AMB Shares.

"AMB Warrants" means the outstanding warrants to purchase AMB Shares.

"AMB Warrantholders" means holders of AMB Warrants.

"Applicable Law" means all laws (including common law), statutes, codes, ordinances, decrees, rules, regulations, by-laws, policies, judicial or arbitral or administrative or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, including general principles of common and civil law, and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity or statutory body applicable to a Person or its business, undertaking, property or securities.

"Arrangement" means the arrangement under the provisions of Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations made in accordance with the Arrangement Agreement or Section 5.1of this Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of AMB and RH, each acting reasonably.

"Arrangement Agreement" means the arrangement agreement dated as of February 18, 2014 between AMB and RH (including the Schedules thereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

"Arrangement Resolution" means the special resolution approving the Plan of Arrangement presented to the AMB Shareholders at the AMB Meeting.

"BCBCA" means the Business Corporation Act (British Columbia).

"Business Day" means a day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Vancouver, British Columbia.

"Class A RH Shares" means the Class A shares with par value of US$ 0.001 per share of RH with the rights and restrictions as set out in the bye-laws of RH as constituted on the date of the Arrangement Agreement.

"Court" means the Supreme Court of British Columbia.

"Depositary" means Olympia Trust Company, at its offices set out in the Letter of Transmittal.

"Dissent Share" means the AMB Shares held by a Dissenting AMB Shareholder in respect of which Dissent Rights are validly exercised by such holder.

"Dissent Rights" has the meaning specified in Section 3.lof this Plan of Arrangement.

"Dissenting AMB Shareholder" means a registered holder of AMB Shares who has validly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights.

"Effective Date" means the date upon which AMB and RH agree in writing as the date upon which the Arrangement will become effective or, in the absence of such agreement, five Business Days following the satisfaction or waiver of all conditions to completion of the Arrangement set out in Section 2.4, 2.5 and 2.6 of the Arrangement Agreement (excluding such conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, waiver of those conditions as of the Effective Date by the applicable party for whose benefit such conditions exist).

"Effective Time" means 12:01a.m. (Vancouver time) on the Effective Date, or such other time as AMB and RH may agree to in writing before the Effective Date.

"Exchange Ratio" means 0.01, or such other number as the directors of AMB may determine in accordance with Section 2.5 of this Plan of Arrangement.

"Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal.

"Former AMB Shareholder" means a registered holder of AMB Shares immediately prior to the Effective Time.

"GPUS" means Golden Predator US Holding Corp., a wholly owned subsidiary of AMB.

"GPUS Distribution Agreement" means the distribution agreement, substantially in the form attached as Schedule D to the Arrangement Agreement, between GPUS and AMB to be entered into at or prior to the Effective Time, providing for, among other things, the transfer of certain assets by GPUS to AMB, as it may be amended, modified or supplemented from time to time in accordance with its terms (provided that such amendment, modification or supplement is approved by each of AMB and RH).

"Governmental Entity" means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision, agent or authority of any of the foregoing, (iii) any quasi-governmental, private body or independent body exercising any regulatory, supervisory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange.

"Interim Order" means the interim order of the Court providing for, among other things, the calling and holding of the AMB Meeting, as such order may be amended by the Court.

"In the Money Amount" means in respect of a stock option at any time, the amount, if any, by which the fair market value, at that time, of the securities subject to the option on a per security basis exceeds the exercise price on a per security basis of the option.

"Kudu" means Kudu Partners, L.P.

"Kudu Asset Purchase Agreement" means the asset purchase agreement, substantially in the form attached as Schedule G to the Arrangement Agreement, between RH and Kudu to be entered into at or prior to the Effective Time, providing for, among other things, the purchase of certain assets by RH from Kudu, as it may be amended, modified or supplemented from time to time in accordance with its terms (provided that such amendment, modification or supplement is approved by each of AMB and RH).

"Law" means, with respect to any Person, any and all Applicable Law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling notice or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

"Letter of Transmittal" means the letter of transmittal to be delivered by AMB to AMB Shareholders for use in connection with the Arrangement.

"Lien" means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

"New Bye-laws" means the new bye-laws which will be adopted by RH under this Plan of Arrangement substantially in the form attached hereto as Schedule "A".

"NRC" means Nevada Royalty Corp.

"NRC Distribution Agreement" means the distribution agreement, substantially in the form attached as Schedule B to the Arrangement Agreement, between NRC and GPUS to be entered into at or prior to the Effective Time, providing for, among other things, the transfer of certain assets by NRC to GPUS, as it may be amended, modified or supplemented from time to time in accordance with its terms (provided that such amendment, modification or supplement is approved by each of AMB and RH).

"NTR" means Northern Tiger Resources Inc. following its acquisition of Redtail Metals Corp.

"NTR Share Purchase Agreement" means the share purchase agreement, substantially in the form attached as Schedule I to the Arrangement Agreement, between NTR and RH to be entered into at or prior to the Effective Time, providing, among other things, for the purchase of all of the issued and outstanding AMB Shares by NTR, the grant of certain royalties by AMB to RH and the subscription of shares of NTR by RH, as it may be amended, modified or supplemented from time to time in accordance with its terms (provided that such amendment, modification or supplement is approved by each of AMB and RH).

"Old RH Share" means common shares with par value of US$ 0.001 per share of RH with the rights and restrictions as set out in the bye-laws of RH as constituted on the date of the Arrangement Agreement.

"Out of the Money Amount" means in respect of a stock option at any time, the amount, if any, by which the exercise price on a per security basis of the option exceeds the fair market value, at that time, of the securities subject to the option on a per security basis.

"Person" includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

"Plan of Arrangement" means this plan of arrangement, and any amendments or variations made in accordance with Section 4.1of the Arrangement Agreement or Section 5.1 of this Plan of Arrangement or made at the direction of the Court in the Final Order.

"Replacement Option" has the meaning ascribed thereto in Subsection 2.3(m).

"Replacement Warrant" has the meaning ascribed thereto in Subsection 2.3(n).

"RH" means Resource Holdings Ltd.

"RH Share Purchase Agreement" means the share purchase agreement, substantially in the form attached as Schedule E to the Arrangement Agreement, between AMB and RH to be entered into at or prior to the Effective Time, providing for, among other things, the purchase of all of the issued and outstanding RH Shares by AMB, as it may be amended, modified or supplemented from time to time in accordance with its terms.

"RH Shares" means restricted voting shares with par value of US$ 0.001 per share of RH with the rights and restrictions as set out in the New Bye-laws.

"SMC" means Springer Mining Company.

"SPD" means Silver Predator Corp.

"SPD Share Purchase Agreement" means the share purchase agreement, substantially in the form attached as Schedule C to the Arrangement Agreement, between GPUS and to be entered into at or prior to the Effective Time, providing for, among other things, the purchase by SPD of all of the issued and outstanding shares of each of NRC and SMC and the granting of certain royalties by each of SMC and NRC to GPUS, as it may be amended, modified or supplemented from time to time in accordance with its terms (provided that such amendment, modification or supplement is approved by each of AMB and RH).

"SPD Subscription Agreement" means the subscription agreement, substantially in the form attached as Schedule H to the Arrangement Agreement, between RH and SPD to be entered into at or prior to the Effective Time, providing for, among other things, the subscription of certain shares of SPD by RH, as it may be amended, modified or supplemented from time to time in accordance with its terms (provided that such amendment, modification or supplement is approved by each of AMB and RH).

"Tax Act" means the Income Tax Act (Canada).

"TSX-V" means the TSX Venture Exchange.

1.2        Certain Rules of Interpretation.

In this Agreement, unless otherwise specified:

(1)

Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)	Currency. Unless otherwise indicated, all references to dollars or to $ are references to Canadian dollars.

(3)	Gender and Number. Any reference to gender includes both genders and no gender. Words importing the singular number only include the plural and vice versa.

(4)

Certain Phrases, etc. The words (i) "including", "includes" and "include" mean "including (or includes or include) without limitation," (ii) "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of," and (iii) unless stated otherwise, "Article", "Section", "Subsection" followed by a number or letter mean and refer to the specified Article or Section or Subsection to this Plan of Arrangement.

(5)

Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re- enacted, unless stated otherwise.

(6)

Computation of Time. A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Plan of Arrangement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(7)	Time References. References to time are to local time, Vancouver, British Columbia.

ARTICLE 2
THE ARRANGEMENT

2.1        Arrangement Agreement

This Plan of Arrangement is made pursuant to the Arrangement Agreement.

2.2        Binding Effect

At the Effective Time, the Arrangement will become effective, and be binding on AMB, RH, all registered holders and beneficial owners of AMB Shares (including Dissenting AMB Shareholders), AMB Optionholders, AMB Warrantholders, the registrant and transfer agent of AMB, and the Depositary.

2.3        Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order, each occurring in order after the previous event without any further authorization, act or formality required on the part of any Person:

(a)	the transactions contemplated by the NRC Distribution Agreement shall occur in accordance with and on the terms and conditions specified in the NRC Distribution Agreement;

(b)	the transactions contemplated by the SPD Share Purchase Agreement shall occur in accordance with and on the terms and conditions specified in the SPD Share Purchase Agreement;

(c)	the transactions contemplated by the GPUS Distribution Agreement shall occur in accordance with and on the terms and conditions specified in the GPUS Distribution Agreement;

(d)	the transactions contemplated by the RH Share Purchase Agreement shall occur in accordance with and on the terms and conditions specified in the RH Share Purchase Agreement;

(e)	new directors of RH shall be appointed by AMB;

(f)	all of the issued and outstanding Class A RH Shares shall be converted to Old RH Shares in accordance with the rights and restrictions attached thereto;

(g)

RH's authorized share capital shall be altered such that the Class A RH Shares are cancelled, the rights and restrictions attaching to the Old RH Shares shall be amended such that such shares shall become RH Shares and RH shall adopt the New Bye-Laws;

(h)	the transactions contemplated by the AMB Contribution Agreement shall occur in accordance with and on the terms and conditions specified in the AMB Contribution Agreement;

(i)	the transactions contemplated by the Kudu Asset Purchase Agreement shall occur in accordance with and on the terms and conditions specified in the Kudu Asset Purchase Agreement;

(j)	each Dissent Share held by a Dissenting AMB Shareholder shall be and shall be deemed to have been transferred to RH, and:

(i)

each Dissenting AMB Shareholder shall cease to be the registered holder of the holder's Dissent Shares and shall cease to have any rights as an AMB Shareholder in respect of such Dissent Shares other than the right to be paid fair value by RH for such Dissent Shares as set out in Article 3;

	(ii)	each Dissenting AMB Shareholder's name shall be and shall be deemed to be removed as the holder of Dissent Shares from the central security register of AMB; and

	(iii)	RH shall be and shall be deemed to be the holder of all Dissent Shares and the central securities register of AMB shall be and shall be deemed to be revised accordingly;

(k)

subject to Section 2.4, each AMB Share (other than any Dissent Shares) shall be and shall be deemed to be transferred by the holder thereof to RH for such number of RH Shares as is equal to the Exchange Ratio, and:

(i)

the holder thereof shall cease to be the holder of the AMB Share and shall be and shall be deemed to be removed from the central securities register of AMB and entered into the register of holders of RH Shares as the holder of RH Shares received by the holder pursuant to this Subsection 2.3(k);

	(ii)	the holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign the AMB Share hereunder; and

	(iii)	RH shall be and shall be deemed to be the holder of all of the outstanding AMB Shares and the central securities register of AMB shall be and shall be deemed to be revised accordingly;

(1)

each RH Share held by AMB shall be and shall be deemed to have been surrendered by AMB to RH for cancellation for no consideration, and shall be and shall be deemed to be cancelled by RH for no consideration and the name of AMB shall be and shall be deemed to be removed from the register of holders of RH Shares;

(m)

each outstanding AMB Option shall be and shall be deemed to be exchanged for an option (each, a "Replacement Option") to purchase from RH the number of RH Shares equal to: (i) the Exchange Ratio multiplied by (ii) the number of AMB Shares subject to such AMB Option immediately prior to the Effective Time. If the foregoing calculation would result in the total Replacement Options of a particular holder being exercisable for a number of RH Shares that includes a fractional RH Share, the total number of RH Shares subject to such holder's total Replacement Options shall be rounded down to the nearest whole number of RH Shares. Such Replacement Option shall provide for an exercise price per RH Share (rounded up to the nearest whole cent, subject to the last sentence of this Subsection 2.3(m)) equal to: (x) the exercise price per AMB Share subject to such AMB Option immediately prior to the Effective Time; divided by (y) the Exchange Ratio. All other terms and conditions of a Replacement Option, including the term to expiry, conditions to and manner of exercise, will be the same as the AMB Option for which it was exchanged. Notwithstanding the foregoing, if required, the exercise price per RH Share underlying each Replacement Option of any particular holder shall be, and shall be deemed to be, adjusted by the amount, and only to the extent, necessary to ensure that the In the Money Amount of the Replacement Option does not exceed the In the Money Amount, or that the Out of the Money Amount of the Replacement Option is not less than the Out of the Money Amount, of the original AMB Option immediately before the exchange;

(n)

each outstanding AMB Warrant shall be and shall be deemed to be exchanged for a warrant (each a "Replacement Warrant") to purchase from RH the number of RH Shares equal to: (i) the Exchange Ratio multiplied by (ii) the number of AMB Shares subject to such AMB Warrant immediately prior to the Effective Time. If the foregoing calculation results in the total Replacement Warrants of a particular holder being exercisable for a number of RH Shares that includes a fractional RH Share, the total number of RH Shares subject to such holder's total Replacement Warrants shall be rounded down to the nearest whole number of RH Shares. Such Replacement Warrants shall provide for an exercise price per RH Share (rounded up to the nearest whole cent) equal to: (x) the exercise price per AMB Share subject to such AMB Warrant immediately prior to the Effective Time; divided by (y) the Exchange Ratio. All other terms and conditions of a Replacement Warrant, including the term to expiry, conditions to and manner of exercise, will be the same as the AMB Warrant for which it was exchanged;

(o)	the transactions contemplated by the SPD Subscription Agreement shall occur in accordance with and on the terms and conditions specified in the SPD Subscription Agreement; and

(p)	the transactions contemplated by the NTR Share Purchase Agreement shall occur in accordance with and on the terms and conditions specified in the NTR Share Purchase Agreement,

provided that none of the foregoing will occur or be deemed to occur unless all of the foregoing occurs or is deemed to occur.

2.4        No Fractional RH Shares

In no event shall an AMB Shareholder be entitled to a fractional RH Share. Where the aggregate number of RH Shares to be issued to a AMB Shareholder as consideration under this Arrangement would result in a fraction of a RH Share being issuable, the number of RH Shares to be received by such AMB Shareholder shall be rounded down to the nearest whole RH Share and no AMB Shareholder will be entitled to any compensation in respect of such fractional RH Share.

2.5        Amendment of Exchange Ratio

The directors of AMB may, at any time prior to the Effective Time, by resolution of the AMB board of directors, alter the Exchange Ratio if it determines that it is necessary or advisable to do so in order to ensure that RH will, upon completion of the Arrangement, meet the minimum distribution requirements of the TSX-V applicable to a Tier 1 Issuer (as defined in the TSX-V Corporate Finance Manual).

ARTICLE 3
RIGHTS OF DISSENT

3.1        Rights of Dissent

Registered holders of AMB Shares may exercise dissent rights ("Dissent Rights") in connection with the Arrangement pursuant to and in the manner set forth in Sections 237 to 247 of the BCBCA, as modified by the Interim Order and this Section 3.1; provided that, notwithstanding Section 242 of the BCBCA, the written objection to the Arrangement Resolution referred to in Section 242 of the BCBCA must be received by the Company not later than 5:00 p.m. (Vancouver) on that date which is two Business Days immediately preceding the date of the AMB Meeting (as it may be adjourned or postponed from time to time). Each Dissenting AMB Shareholder who:

(a)

is ultimately entitled to be paid fair value for the holder's Dissent Shares and in respect of which Dissent Rights have been validly exercised, will be entitled to be paid the fair value of such Dissent Shares by RH, which fair value, notwithstanding anything to the contrary in the BCBCA, shall be determined as of the close of business on the date before the Effective Date, shall be deemed to have transferred such Dissent Shares to RH in accordance with Subsection 2.3G), and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised Dissent Rights in respect of such Dissent Shares; or

(b)

is ultimately not entitled, for any reason, to be paid fair value for the holder's Dissent Shares and in respect of which Dissent Rights have been exercised shall be deemed to have participated in the Arrangement on the same basis as a non- dissenting holder of AMB Shares.

3.2        Recognition of Dissenting Holders

(1)

In no circumstances shall AMB, RH or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of the Dissent Shares in respect of which such rights are sought to be exercised.

(2)

For greater certainty, in no case shall AMB, RH or any other Person be required to recognize a Dissenting AMB Shareholder as a registered or beneficial owner of Dissent Shares in respect of which Dissent Rights have been validly exercised after the completion of the transfer under Subsection 2.3G), and the names of such Dissenting AMB Shareholders shall be removed from the registers of holders of Dissent Shares in respect of which Dissent Rights have been validly exercised in accordance with Subsection 2.3G).

(3)

In addition to any other restrictions under Section 238 of the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) AMB Optionholders, (ii) AMB Warrantholders and (iii) AMB Shareholders who vote or have instructed a proxyholder to vote in favour of the Arrangement Resolution.

ARTICLE 4
CERTIFICATES AND PAYMENTS

4.1	Certificates

(a)

Following the receipt of the Final Order and prior to the Effective Date, RH shall deliver or arrange to be delivered to the Depository sufficient certificates representing the RH Shares to be issued to Former AMB Shareholders in accordance with the provisions of Subsection 2.3(k), to be held by the Depository as agent and nominee for such Former AMB Shareholders for distribution to such Former AMB Shareholders in accordance with the provisions of this Article 4.

(b)

Subject to Subsection 4.l(e) and Section 4.2, as soon as practicable following the later of the Effective Time and the date of deposit with the Depositary by a former registered holder of AMB Shares of a duly completed and executed Letter of Transmittal, a certificate (if any) that immediately before the Effective Time represented one or more outstanding AMB Shares that were exchanged for RH Shares in accordance with Subsection 2.3(k) and such additional documents as the Depository may reasonably require, the Depositary shall, and RH shall cause the Depository to deliver to, such Former AMB Shareholder a certificate representing the RH Shares to which such Former AMB Shareholder has the right to receive under Subsection 2.3(k) less any amounts withheld pursuant to Section 4.3.

(c)

Subject to Subsection 4.l(e), each Former AMB Shareholder entitled to receive RH Shares under the Arrangement shall be and be deemed to be the registered holder for all purposes as of the Effective Time of the number of RH Shares to which such Former AMB Shareholder is entitled under the Arrangement.

(d)

Subject to Subsections 4.l(e) and 4.l(g), all dividends paid or other distributions made on or after the Effective Time on or in respect of any RH Shares which any Former AMB Shareholder is entitled to receive under Subsection 2.3(k), but for which a certificate has not yet been delivered to such Former AMB Shareholder in accordance with Subsection 4.l(b), shall be paid or made to such Former AMB Shareholder, without interest, when a duly completed and executed Letter of Transmittal, a certificate (if any) that immediately before the Effective Time represented the outstanding AMB Shares that were exchanged for such RH Shares in accordance with Subsection 2.3(k) and such additional documents and instruments as the Depositary may reasonably require are deposited in accordance with Subsection 4.l(b).

(e)

Subject to Article 3, after the Effective Time, any certificate formerly representing AMB Shares shall cease to represent any right with respect to AMB Shares and shall represent only the right to receive RH Shares to which the Former AMB Shareholder is entitled under Subsection 2.3(k) and any dividend or other distribution to which the Former AMB Shareholder is entitled under Subsection 4. l(d), and any such certificate formerly representing AMB Shares not duly deposited on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature, including a claim for dividends or other distributions under Subsection 4.1(d), against AMB or RH by a Former AMB Shareholder. On such date, all RH Shares to which the Former AMB Shareholder was entitled shall be deemed to have been cancelled without any repayment of capital in respect thereof and any certificates representing such RH Shares shall be cancelled, and any and all interest or claim of any Former AMB Shareholders in such RH Shares shall terminate as of such date.

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(f)

Immediately after the Effective Time, any document or instrument previously evidencing outstanding AMB Warrants shall thereafter evidence the Replacement Warrants to which the former holder of such AMB Warrants is entitled to receive pursuant to Subsection 2.3(n). A former holder of AMB Warrants shall be entitled, upon delivery to RH after the Effective Time of the certificate or other document or agreement previously evidencing an outstanding AMB Warrant, and such other documents as RH may reasonably require, to receive a replacement certificate or other document or agreement evidencing the Replacement Warrants, as the case may be, to which such holder is entitled, which reflects the terms of the Replacement Warrants and the Plan of Arrangement.

(g)

No holder of AMB Shares as at the Effective Time shall be entitled to receive any consideration with respect to such AMB Shares other than any payment to which such holder is entitled to receive in accordance with Section 2.3 and this Section 4.1 and, for greater certainty, no such holder with be entitled to receive any interest, dividends, premium or other payment in connection therewith, other than any declared but unpaid dividends.

4.2        Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding AMB Shares that were transferred pursuant to Subsection 2.3(k) or represented one or more outstanding AMB Warrants that were replaced pursuant to Subsection 2.3(n) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, and who was listed immediately prior to the Effective Time as the registered holder thereof in the central securities register or other applicable records maintained by AMB, the Depositary or RH, as the case may be, will issue in exchange for such lost, stolen or destroyed certificate, the RH Shares and/ or Replacement Warrants, as applicable, to which such Person is entitled in accordance with Section 2.3. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such RH Shares and/ or Replacement Warrants, as applicable, are to be delivered shall as a condition precedent to the delivery of such RH Shares and/ or Replacement Warrants, as applicable, give a bond satisfactory to RH, AMB and the Depositary (acting reasonably) in such sum as RH may direct, or otherwise indemnify RH, AMB and the Depository in a manner satisfactory to RH, AMB and the Depository, respectively, acting reasonably, against any claim that may be made against RH, AMB and the Depository with respect to the certificate alleged to have been lost, stolen or destroyed.

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4.3        Withholding Rights

RH or the Depositary shall be entitled to deduct and withhold from any amount payable to any Person under the Plan of Arrangement (including, without limitation, any amounts payable pursuant to Section 3.1), such amounts as RH or the Depositary determines, acting reasonably, are required or permitted to be deducted and withheld with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986 or any provision of any other Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such withholding was made, provided that such amounts are actually remitted to the appropriate taxing authority.

4.4        No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

4.5        Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all AMB Shares, AMB Options and AMB Warrants issued prior to the Effective Time, (b) the rights and obligations of AMB, RH and the Depositary and any transfer agent or other depositary therefor in relation to any AMB Shares, AMB Options or AMB Warrants outstanding as at the Effective Time, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any AMB Shares, AMB Options or AMB Warrants outstanding as at the Effective Time shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

ARTICLE 5
AMENDMENTS

5.1        Amendments to Plan of Arrangement

(1)

Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement (an "Amendment") may be proposed jointly by AMB and RH at or prior to the AMB Meeting. If such Amendment, if disclosed, would reasonably be expected to affect an AMB Shareholder's decision to vote for or against the Arrangement Resolution, notice of such Amendment shall be given to AMB Shareholders, AMB Warrantholders and AMB Optionholders by press release, newspaper, advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as AMB and RH may agree, each acting reasonably. Any Amendment so proposed shall become part of this Plan of Arrangement for all purposes and the Plan of Arrangement, as amended, shall be the subject of the Arrangement Resolution.

(2)

Any amendment that is approved or directed by the Court shall be effective only if it is agreed to in writing by AMB and RH and, if required by the Court it is approved by all or some or all of the AMB Shareholders voting in the manner directed by the Court.

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(3)	Notwithstanding Subsections 5.1(1) or 5.1(2) above, any Amendment agreed to in writing by AMB and RH prior to the Effective Time that:

	(a)	concerns a matter that either:

		(i)	is of an administrative nature required to better give effect to the implementation of the Plan of Arrangement; or

		(ii)	relates to how AMB will be capitalized, financed or structured after the Effective Time; and

(b)

is not adverse to the financial or economic interests of any Person (in his, her or its capacity as an AMB Shareholder, AMB Optionholder or AMB Warrantholder) who was, immediately prior to exchange of such securities for RH Shares, Replacement Options or Replacement Warrants, the registered holder of AMB Shares, AMB Options or AMB Warrants, as the case may be, pursuant to Section 2.3, will not require Court approval or communication to the AMB Shareholders, AMB Optionholders or AMB Warrantholders.

(4)

Notwithstanding Subsections 5.1(1), 5.1(2) or 5.1(3) above, any Amendment may be made following the Effective Time unilaterally by RH provided, however, that it concerns a matter that, in the reasonable opinion of RH, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any Person (in his, her or its capacity as an AMB Shareholder, AMB Warrantholders or AMB Optionholder) who was, immediately prior to the exchange of such AMB Shares, AMB Warrants or AMB Options for RH Shares, Replacement Warrants or Replacement Options, respectively, the registered holder of AMB Shares, AMB Warrants or AMB Options, as the case may be, pursuant to Section 2.3.

ARTICLE 6
FURTHER ASSURANCES

6.1        Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of AMB and RH shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

Schedule "A"
New Bye-laws

See attached

B Y E - L A W S

OF

[ Resource Holdings Ltd. ]

CERTIFIED that the within-written by-laws are a true copy of the bye-laws of [ Resource Holdings Ltd. ] (the "Company") as approved and adopted as the bye-laws of the Company (the "Bye-Laws") at the special general meeting of the members of the Company held by a written resolution of the sole member dated [ • ] 2014.

_____________________________________________________
Secretary

TABLE OF CONTENTS

INTERPRETATION		4

1.	Definitions and Interpretation	4

SHARES		8

2.	Power to Issue Shares	8
3.	Power of the Company to Purchase its Shares	8
4.	Rights Attaching to Shares	9
5.	Adjustment to Voting Power	11
6.	Calls on Shares	14
7.	Forfeiture of Shares	14
8.	Share Certificates	15
9.	Fractional Shares	16

REGISTRATION OF SHARES		17

10.	Register of Members	17
11.	Registered Holder Absolute Owner	17
12.	Transfer of Registered Shares	17
13.	Transmission of Registered Shares	19

ALTERATION OF SHARE CAPITAL		20

14.	Power to Alter Capital	20
15.	Variation of Rights Attaching to Shares	20

MEETINGS OF MEMBERS		20

16.	Annual General Meetings	20
17.	Special General Meetings	21
18.	Requisitioned General Meetings	21
19.	Notice	21
20.	Giving Notice and Access	22
21.	Notice of Nominations	22
22.	Annual or Special General Meetings	27
23.	Postponement of General Meeting	29
24.	Electronic Participation and Security in Meetings	30
25.	Quorum at General Meetings	30
26.	Chairman to Preside at General Meetings	31
27.	Voting on Resolutions	31
28.	Power to Demand a Vote on a Poll	32
29.	Voting by Joint Holders of Shares	33

30.	Instrument of Proxy	33
31.	Representation of Corporate Member	34
32.	Adjournment of General Meeting	34
33.	Written Resolutions	35
34.	Directors Attendance at General Meetings	36

DIVIDENDS AND CAPITALISATION		36

35.	Dividends	36
36.	Power to Set Aside Profits	36
37.	Method of Payment	36
38.	Capitalisation	37

DIRECTORS AND OFFICERS		37

39.	Number of Directors	37
40.	Share Qualification	37
41.	Election of Directors	38
42.	Term of Office of Directors	38
43.	Alternate Directors	38
44.	Removal of Directors	39
45.	Vacancy in the Office of Director	39
46.	Remuneration of Directors	39
47.	Defect in Appointment	40
48.	Directors to Manage Business	40
49.	Powers of the Board of Directors	40
50.	Register of Directors and Officers	41
51.	Appointment of Officers	42
52.	Appointment of Secretary	42
53.	Duties of Officers	42
54.	Remuneration of Officers	42
55.	Conflicts of Interest	42
56.	Indemnification and Exculpation of Directors and Officers	43

MEETINGS OF THE BOARD OF DIRECTORS		44

57.	Board Meetings	44
58.	Notice of Board Meetings	44
59.	Telephonic or Electronic Participation in Meetings	44
60.	Quorum at Board Meetings	44
61.	Board to Continue in the Event of Vacancy	44
62.	Chairman to Preside	45
63.	Written Resolutions	45
64.	Validity of Prior Acts of the Board	45

ACCOUNTS		45

65.	Books of Account	45
66.	Financial Year End	45

AUDITS		46

67.	Annual Audit	46
68.	Appointment of Auditor	46
69.	Remuneration of Auditor	46
70.	Duties of Auditor	46
71.	Access to Records	47
72.	Financial Statements	47
73.	Distribution of Auditor's Report.	47
74.	Vacancy in the Office of Auditor	47

CORPORATE RECORDS		47

75.	Minutes	47
76.	Place Where Corporate Records Kept	48
77.	Form and Use of Seal.	48

CHANGES TO CONSTITUTION		48

78.	Alteration or Amendment of Bye-laws	48
79.	Alteration or Amendment of Memorandum	48
80.	Discontinuance	48

MISCELLANEOUS		49

81.	Registered Office	49
82.	Amalgamation and Merger	49
83.	Submission to Jurisdiction	49

VOLUNTARY WINDING-UP AND DISSOLUTION		49

84.	Winding-Up	49

INTERPRETATION

1.        Definitions and Interpretation

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following respective meanings:

"9.9% Shareholder"

of the Company means a person that owns (within the meaning of Section 958(a) of the Code) Restricted Voting Shares of the Company; provided, that for these purposes, "more than 9.9 percent" shall be substituted for "10 percent" wherever such term appears in Section 951(b) of the Code;

"Affiliate" of "affiliate"

(i) with respect to any person, any other person directly or indirectly controlling, controlled by, or under common Control with, such person, and (ii) with respect to any natural person, such person's spouse, siblings, ancestors and descendants (whether natural or adopted) and any trust or other entity organized or established solely for the benefit of such person and/ or such person's spouse, their respective ancestors and/or descendants;

"Alternate Director"	an alternate director appointed m accordance with these Bye-laws;

"Auditor"	includes any individual auditor or partnership of auditors;

"Board"

the board of directors of the Company appointed or elected pursuant to these Bye- laws and acting by resolution in accordance with the Companies Act and these Bye- laws or the directors present at a meeting of directors at which there is a quorum;

"Bye-laws"	means these Bye-laws in their present form or as from time to time amended;

"Code"	means the United States Internal Revenue Code of 1986, as amended;

"Control"

"Control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative to the foregoing;

"Controlled Group"

in reference to any person with respect to any person, all Restricted Voting Shares of the Company directly owned by such person and all Restricted Voting Shares of the company directly owned by each other Member any of whose Restricted Voting Shares of the Company are included in the Controlled Shares of such person;

"Controlled Shares"	in reference to any person means all Restricted Voting Shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code;

"Companies Act"	the Companies Act 1981, as amended from time to time;

"Company"	the company incorporated in Bermuda under the name of Resource Holdings Ltd. on 20 August 2012;

"Director"	any person duly elected or appointed as a director of the Company and shall include an Alternate Director or any person occupying the position of director by whatever name called;

"Member"

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

"Memorandum"	means the Memorandum of Association of the Company, as from time to time amended;

"notice"	written notice as further provided in these Bye-laws unless otherwise specifically stated;

"Officer"	any person appointed by the Board to hold an office in the Company;

"person"	means an individual, company, corporation, limited liability company, firm, partnership, trust, estate, unincorporated association, other entity or body of persons;

"Preference Shares"	has the meaning ascribed thereto 111 Bye- law 4.1;

"Register of Directors	the register of directors and officers referred to in these Bye-laws;

"Register of Members"	the register of members referred to in these Bye-laws;

"Registered Office"	the registered office for the time being of the Company;

"Resident Representative"	any person appointed to act as resident representative of the Company and includes any deputy or assistant resident representative;

"Restricted Voting Shares"	has the meaning ascribed thereto in Bye- law 4.1;

"Secretary"

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

"Securities Act"

means the U.S. Securities Act of 1933, as amended, or any U.S. federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement U.S. federal statute;

"share"	means a share 111 the capital of the Company and includes a fraction of a share;

"Transfer" or "Transferred"

means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, encumber, bequeath, devise, or otherwise dispose of or effect any change in the record or beneficial ownership, in each case, whether voluntarily or involuntarily by operation of law or otherwise, and (ii) when used as a noun, the nouns corresponding to such verbs; and

"Treasury Share"	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Bye-laws, where not inconsistent with the context:

	(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

	(A)	"may" shall be construed as permissive; and

	(B)	"shall" shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word "corporation" means a corporation whether or not a company within the meaning of the Companies Act; and

(g)	unless otherwise provided in these Bye-laws, words or expressions defined in the Companies Act shall bear the same meaning in these Bye-laws.

1.3

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1

Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may by resolution of the Members prescribe.

2.2

Subject to the Companies Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

3.1

The Company may purchase its own shares for cancellation or to acquire them as Treasury Shares in accordance with the Companies Act on such terms as the Board shall think fit. No such purchase shall be made if there are reasonable grounds for believing that the Company is, or making the payment or providing the consideration for such purchase would render the Company, unable to pay its liabilities as they become due.

	3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Companies Act.

3.3

Shares so purchased by the Company under this Bye-law shall be treated as cancelled and the amount of the Company's issued capital shall be reduced by the nominal value of those shares accordingly but the purchase of shares under this Bye-law shall not be taken as reducing the amount of the Company's authorised share capital.

4.	Rights Attaching to Shares

4.1

Subject to any resolution of the Members to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital of the Company shall be divided into two classes: (i) restricted voting shares of the Company (the "Restricted Voting Shares"); and (ii) preference shares of the Company (the "Preference Shares").

	4.2	The Restricted Voting Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares and to Bye- laws 5), have the following rights:

(a)

Voting Rights. The holder of each Restricted Voting Share shall have the right to one vote per Restricted Voting Share, and shall be entitled to notice of any general meeting in accordance with these Bye-laws and shall be entitled to vote upon such matters and in such manner as may be provided by Bermuda law and these Bye- laws.

		(b)	Dividends. The holders of Restricted Voting Shares shall be entitled to such dividends as the Board may from time to time declare.

(c)

Liquidation Rights. In the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, a holder of Restricted Voting Shares shall be entitled to the surplus assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company.

(d)	General. The holders of Restricted Voting Shares shall generally be entitled to enjoy all of the rights attaching to Restricted Voting Shares.

4.3

The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to establish from time to time the number of shares to be included in each series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Restricted Voting Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each senes shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)

the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)

whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Restricted Voting Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)

the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.4

Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.5

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Restricted Voting Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.6

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Adjustment to Voting Power

5.1

If the votes conferred by the Controlled Shares of any person would otherwise cause such person or any other person to be treated as a 9.9% Shareholder with respect to any matter (including, without limitation, election of directors), the votes with respect to such matter conferred by the shares of such person's Controlled Group are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that, after any such reduction, the votes conferred by the Controlled Shares of such person shall not result in such person or any other person being treated as a 9.9% Shareholder with respect to the vote on such matter.

5.2	The reduction in votes pursuant to the preceding Bye-law shall be determined as follows:

(a)

Beginning with the Controlled Group of the person whose Controlled Shares have the largest number of votes and continuing, as required, with the Controlled Group of each person whose Controlled Shares successively have a smaller number of votes (after giving effect to prior reductions), the reduction in votes conferred by the shares of a Controlled Group shall be effected proportionately among all the shares of such Controlled Group in accordance with the relative voting power of such shares. Generally, the Board will effectuate the reduction of votes in the manner and order described in the preceding sentence. If varying the order in which votes are reduced would result in a more equitable allocation of the reduction of votes as determined by the Board, the Board shall have the discretion to vary the order in which votes are reduced.

(b)

If there is a person whose activities have been determined by the Board to have caused the application of subparagraph (a), after all required reductions in votes conferred on shares of Controlled Groups are effected pursuant to subparagraph (a), (i) the amount of any reduction in the votes of the shares of each Controlled Group effected by application of subparagraph (a) above shall be reallocated within such Controlled Group and conferred on the shares held directly by the person whose actions have been determined by the Board to have caused the application of such subparagraph and (ii) the voting power of the shares held by each other person holding shares in such Controlled Group shall be increased by such person's proportionate share of such reduction, in each case, to the extent that so doing does not cause any person to be treated as a 9.9% Shareholder.

5.3

The Board shall implement the foregoing in the manner set forth in this Bye- law 5. In addition to any other provision of this Bye-law 5, any shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the Directors, that it is reasonably necessary that such shares should not carry the right to vote or shall have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary of the Company or any person or its Affiliates; PROVIDED THAT the Board will use reasonable efforts to ensure equal treatment to similarly situated persons to the extent possible under the circumstances and; PROVIDED FURTHER THAT the Board shall reallocate the amount of any reduction in vote in the manner described in Bye-law 5.2(b).

5.4

The Board shall have the authority to request from any Member such information as the Board may reasonably request for the purpose of determining whether any Member's voting rights are to be adjusted. If any Member fails to respond to such a request within five (5) business days, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole discretion determine that such Member's shares shall carry no voting rights (or will carry reduced voting rights), in which case such shares shall not carry any voting rights (or will carry reduced voting rights) until otherwise determined by the Board in its absolute discretion.

5.5

A Member shall give notice to the Company within ten (10) days following the date that such Member acquires actual knowledge that it or, to the extent practicable, any person who is a deemed or constructive owner of such Member's Controlled Shares, is the actual, deemed or constructive owner of Controlled Shares of 9.9% or more of the Company.

5.6

The determination by the Board, taking into account any written advice of outside legal counsel which the Board determines to obtain, as to any adjustments to voting power of any share made pursuant to this Bye-law 5 shall be final and binding on all persons.

5.7

Notwithstanding anything to the contrary in Bye-laws 5.1 to 5.6, but subject to Bye-law 5.8, the votes conferred by the Controlled Shares of any person shall not exceed such amount as would result in any person that owns shares of the Company (within the meaning of Section 958(a) of the Code) being treated as owning (within the meaning of Section 958 of the Code) more than 9.9% of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors.

5.8

The provisions of this Bye-law 5 shall not apply if and for so long as any person owns (within the meaning of Section 958(a) of the Code) in excess of 50% of the Restricted Voting Shares of the Company outstanding at such time.

6.	Calls on Shares

6.1

The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

6.2

Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye- laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

	6.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

	6.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.

7.	Forfeiture of Shares

7.1

If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near to such form as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call
[Resource Holdings Ltd.] (the "Company" )

You have failed to pay the call of [amount of call] made on the [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [•] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [date]

______________________________________________
[Signature of Secretary]
By Order of the Board

7.2

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Companies Act.

7.3

A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due on such share or shares and any costs and expenses incurred by the Company in connection with such share or shares.

7.4

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1

Every Member shall be entitled to (a) a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares, or (b) a non- transferable written acknowledgment of the shareholder's right to obtain such a share certificate, PROVIDED THAT in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request indemnity for the lost certificate if it sees fit.

8.4	Notwithstanding any provisions of these Bye-laws:

(a)

the Board shall, subject always to the Companies Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)

unless otherwise determined by the Board and as permitted by the Companies Act and any other applicable laws and regulations including applicable rules of any stock exchange or quotation system upon which any shares are listed or quoted, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

	10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter in such Register of Members the particulars required by the Companies Act.

10.2

The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Companies Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares

12.1

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the Company or the transfer agent or registrar for the class or series of shares to be transferred.

12.2

Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, PROVIDED THAT, in the case of a fully paid share, the Company may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

12.3	The Company or the transfer agent or registrar may refuse to recognise any instrument of transfer unless it is accompanied by:

(a)	in the case where the Company has issued a share certificate 111 respect of the share to be transferred, that share certificate; and

(b)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor's right to transfer the share, that the written instrument of transfer 1s genuine and authorized and that the transfer is rightful.

12.4

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.5

If a Member or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the Member, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument 1s deposited for the purpose of having the transfer registered.

12.6

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

12.7	There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

12.8	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act.

13.	Transmission of Registered Shares

13.1

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Companies Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member. Before recognizing a person as a legal personal representative of a Member, the Board may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

13.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member or otherwise by operation of law may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the Company or the transfer agent or registrar for the class or series of shares to be transferred.

13.3

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

13.4

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

13.5	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Companies Act.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1

The Company may, if authorised by resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Companies Act.

	14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of 66.67% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy five percent (5%) of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

MEETINGS OF MEMBERS

16.	Annual General Meetings

Notwithstanding the provisions of the Companies Act entitling the Members to elect to dispense with the holding of an annual general meeting, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place as the chief executive officer or the Chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board shall appoint.

17.	Special General Meetings

The chief executive officer or the Chairman of the Company (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

18.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the notice of requisition not less than one-twentieth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Companies Act shall apply. To be valid a notice of requisition must comply with the notice requirements of Bye-Laws 22.3 and 22.4, mutatis mutandis.

19.	Notice

19.1

At least twenty-one (21) days' notice of an annual general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

19.2

At least twenty-one (21) days' notice of a special general meeting shall be given to each Member entitled to attend and vote at such meeting, stating the date, time, place and the general nature of the business to be considered at the meeting.

19.3

The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

19.4

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote at such meeting in the case of a special general meeting.

19.5

The accidental omission to give notice of a general meeting to, or the non- receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

20.	Giving Notice and Access

	20.1	A notice may be given by the Company to a Member:

		(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

		(b)	by sending it by courier to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served upon such delivery; or

(c)

by sending it by letter mail to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served on the day after the date on which it is deposited, with postage prepaid, in the mail; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to that Company for such purpose, in which case the notice shall be deemed to have been served on the day that it was emailed; or

(e)

by delivering it in accordance with the provisions of the Companies Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Companies Act in that regard have been met.

20.2

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

20.3

In proving service under paragraphs 20.1 (b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was deposited with the courier, posted or transmitted by electronic means.

21.	Notice of Nominations

21.1

Only persons who are nominated in accordance with the procedures set out in this Bye-Law 21 shall be eligible for election as directors to the Board. Nominations of persons for election to the Board may only be made at an annual general meeting, or at a special general meeting called for any purpose which includes the election of directors to the Board, as follows:

(a)	by or at the direction of the Board or an authorized Officer, including pursuant to a notice of meeting;

(b)

by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of Bye-Law 22 or a requisition of shareholders made in accordance with the provisions of Bye-Law 18;

(c)

by any person entitled to vote at such meeting (a "Nominating Shareholder"), who: (A) at the close of business on the date of giving notice provided for in Bye-Law 21.3 below and on the record date for notice of such meeting and the date of such meeting, is either entered in the Register of Members as a holder of one or more shares carrying the right to vote at such meeting or beneficially owns shares that are entitled to be voted at such meeting; and (B) has given timely notice in proper written form as set forth in this Bye-Law 21.

21.2

For the avoidance of doubt, the foregoing Bye-Law 21.1 shall be the exclusive means for any person to bring nominations for election to the Board before any annual general meeting or any special general meeting.

21.3	For a nomination made by a Nominating Shareholder to be timely notice (a "Timely Notice"), the Nominating Shareholder's notice must be received by the Secretary at the Registered Office:

(a)

in the case of an annual general meeting, not later than the close of business on the 30th day and not earlier than the opening of business on the 65th day before the date of the meeting: provided, however, if the first public announcement made by the Company of the date of the annual meeting is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the day on which the first public announcement of the date of such annual meeting is made by the Company; and

(b)

in the case of a special general meeting (which is not also an annual general meeting) called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special general meeting is made by the Company.

21.4

The time periods for giving of a Timely Notice shall in all cases be determined based on the original date of the annual general meeting or the first public announcement of the annual general meeting or special general meeting, as applicable. In no event shall an adjournment or postponement of an annual general meeting or special general meeting or any announcement thereof commence a new time period for the giving of a Timely Notice.

21.5	To be in proper written form, a Nominating Shareholder's notice to the Secretary must comply with all the provisions of this Bye-law 21.5 and:

(a)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a "Proposed Nominee"):

(i) their name, age, business and residential address, country of residence and principal occupation or employment for the past five years;

(ii)

their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(iii)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposed Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee and the Nominating Shareholder;

(iv)

any other information that would be required to be disclosed in all other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Companies Act or as required by applicable securities law; and

(v)

if applicable, a duly completed personal information form in respect of the Proposed Nominee in the form prescribed by the principal stock exchange on which the securities of the Company are then listed for trading; and

(b)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(i)

their name, business and residential address and direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(ii)

their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person's economic interest in a security of the Company or the person's economic exposure to the Company;

(iii)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominating Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(iv)

any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the Board;

(v)	any direct or indirect interest of such person in any contract with the Company or with any of the Company's affiliates or principal competitors;

(vi)

a representation and proof that the Nominating Shareholder is a holder of record of securities of the Company, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(vii)

a representation as to whether such person intends to deliver an information or proxy circular and/ or form of proxy to any legal or beneficial holder of any shares in connection with such nomination or otherwise solicit proxies or votes from legal or beneficial holders of shares in support of such nomination; and

(viii)

any other information relating to such person that would be required to be included in all other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Companies Act or as required by applicable securities law.

21.6

All information to be provided in a Timely Notice pursuant to Bye-Law 21.5 shall be provided as of the record date for determining Members entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. If requested by the Company, the Nominating Shareholder shall update such information forthwith so that it is true and correct as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

21.7

If requested by the Company, a Proposed Nominee shall furnish any other information as may reasonably be required by the Company to determine the eligibility of such Proposed Nominee to serve as a director of the Company or a member of any committee of the Board, with respect to independence or any other relevant criteria for eligibility, or that could be material to a shareholder's understanding of the independence or eligibility, or lack thereof, of such Proposed Nominee.

21.8

Notwithstanding any other provision of these Bye-Laws, any notice, or other document or information required to be given to the Secretary pursuant to this Bye-Law 21 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the Registered Office, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Bermuda time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

21.9

The chair of any meeting of shareholders of the Company shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Bye-Law 21, and if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any general meeting of Members.

21.10

Despite any other provision of this Bye-Law 21, if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of Members of the Company to present the nomination of the Proposed Nominee, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

21.11

Nothing in this Bye-Law 21 shall obligate the Company or the Board to include in any information or proxy circular or other shareholder communication distributed by or on behalf of the Company or Board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

21.12	The Board may, in its sole discretion, waive any requirement of this Bye- Law 21.

21.13

For the purposes of this Bye-Law 21, "public announcement" means disclosure in a press release disseminated by the Company through a national news service in Canada, or in a document filed by the Company for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

22.	Annual or Special General Meetings

22.1	No business may be transacted at an annual general meeting or special general meeting other than business that is either:

(a)	specified in the Company's notice of meeting (or any supplement thereto) given by or at the direction of the Board;

(b)	otherwise properly brought before the meeting by or at the direction of the Board; or

(c)

subject to any applicable law, otherwise properly proposed to be considered at an annual general meeting by one or more legal or beneficial owners of shares ("Proposing Shareholders") who: (A) at the close of business on the date of giving notice provided for in Bye-Law 22.2 below and on the record date for notice of such meeting, are either entered in the Register of Members as the registered holders of, or beneficially own, in the aggregate, not less than one-twentieth of such of the paid-up share capital of the Company; and (B) comply with the notice procedures set forth in this Bye-Law 22 (provided that any such proposal that includes nominations for the election of directors shall also comply with the requirements of Bye-Law 21).

22.2

For business to be properly brought before an annual general meeting by Proposing Shareholders pursuant to Bye-Law 22.1 (c), the Proposing Shareholders must have given timely notice thereof in writing to the Secretary and any such proposed business must constitute a proper matter for Member action. To be timely, the Proposing Shareholders' notice shall be delivered to or mailed and received by the Secretary at the Registered Office of the Company not less than 90 days prior to the first anniversary of the preceding year's annual general meeting; provided that, if the date of the annual general meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date then to be timely such notice must be received at the Registered Office no later than the later of 70 days prior to the date of the annual general meeting or the 10th day following the day on which public announcement of the date of the annual general meeting was first made by the Company.

22.3	The Proposing Shareholders' notice to the Secretary shall set forth:

(a)

as to each item of business that the Proposing Shareholders propose to bring before the annual general meeting, a brief description of the business desired to be brought before the annual general meeting, the text of the proposal or business, the reasons for conducting such business at the annual general meeting and any material interest in such business of the Proposing Shareholders, such description and other disclosure not to exceed 1,000 words in length, and

	(b)	as to each Proposing Shareholder:

(i)

their name, business and residential address and direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount and the date(s) on which such securities were acquired;

(ii)

their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person's economic interest in a security of the Company or the person's economic exposure to the Company;

(iii)

any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposing Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposing Shareholder, and any other person or persons (including their names) in connection with such other business;

(iv)

any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the Board;

(v)	any direct or indirect interest of such person in such business;

(vi)	any direct or indirect interest of such person in any contract with the Company or with any of the Company's affiliates or principal competitors;

(vii)

a representation and proof that the Proposing Shareholder is a holder of record of securities of the Company, or a beneficial owner, entitled to vote at such meeting (including the number of shares held), and intends to appear in person or by proxy at the meeting to propose such nomination;

(viii)

a representation as to whether such person intends to deliver an information or proxy circular and/or form of proxy to any legal or beneficial holder of any shares in connection with such nomination or otherwise solicit proxies or votes from legal or beneficial holders of shares in support of such business; and

(ix)

any other information relating to such person that would be required to be included in all other filings required to be made in connection with solicitations of proxies in respect of such business pursuant to [the Companies Act or as required by] applicable securities law.

22.4

The provisions of Bye-Laws 21.4, 21.8, 21.9, 21.10 and 21.13 shall apply, mutatis mutandis, with respect to the notice of any other business to be brought before an annual general meeting by Proposing Shareholders.

23.	Postponement of General Meeting

The Secretary may, and on instruction of the Chairman or chief executive officer of the Company the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to each Member in accordance with these Bye-laws.

24.	Electronic Participation and Security in Meetings

24.1

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

24.2

The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of the general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

25.	Quorum at General Meetings

25.1

At any general meeting two or more Members present in person or by proxy and representing in excess of a five percent (5%) of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

25.2

If within thirty minutes from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote at such meeting in accordance with these Bye-laws.

26.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the chief executive officer of the Company, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

27.	Voting on Resolutions

27.1

Subject to the Companies Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the chairman of such meeting shall not be entitled to a casting vote and the resolution shall fail.

27.2	No member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

27.3

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

27.4

In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

27.5

At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

27.6

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

28.	Power to Demand a Vote on a Poll

	28.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

		(a)	the chairman of the meeting; or

		(b)	any Member entitled to vote who 1s present 10 person or represented by proxy.

28.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye- Laws, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

28.3

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

28.4

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the result of the poll shall be declared by the chairman of the meeting.

28.5

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a poll, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

29.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

30.	Instrument of Proxy

30.1	An instrument appointing a proxy shall be in writing in substantially the following form or such other form approved by the directors or the chairman of the meeting:

Proxy
[Resource Holdings Ltd.] (the "Company")

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], [ ] and at any adjournment of such meeting. (Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], [ ]

___________________________________________
Member(s)

30.2

The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, be heard at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it otherwise provides, be valid as well for any adjournment of the meeting to which it relates.

30.3

The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner and by such time as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner and by the time so prescribed shall be invalid.

30.4	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

	30.5	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

31.	Representation of Corporate Member

31.1

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

31.2

Notwithstanding Bye-law 28.1, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

32.	Adjournment of General Meeting

32.1

The chairman of a general meeting at which quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

32.2	The chairman of a general meeting may adjourn a meeting to another time and place without the consent or direction of the Members if it appears to him that:

	(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present;

	(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

	(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

32.3

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

33.	Written Resolutions

33.1

Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting may be done by written resolution in accordance with this Bye-law.

33.2

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.

33.3

A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.

33.4	A resolution in writing may be signed in any number of counterparts.

33.5

A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

33.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Companies Act.

33.7	This Bye-law shall not apply to:

	(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

	(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

33.8

For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Companies Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

34.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIVIDENDS AND CAPITALISATION

35.	Dividends

35.1

The Board may, subject to these Bye-laws and in accordance with the Companies Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

	35.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

	35.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

35.4

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of assets of the Company. No unpaid distribution shall bear interest as against the Company.

36.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

37.	Method of Payment

37.1

Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

37.2

In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

	37.3	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

37.4

The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

38.	Capitalisation

38.1

The Board may capitalise any amount for the time being standing to the credit of any of the Company's share premium or reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

38.2

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

DIRECTORS AND OFFICERS

39.	Number of Directors

The Board shall consist of not less than three (3) Directors and not more than fifteen (15) as the Members may determine.

40.	Share Qualification

There shall be no shareholding requirement for Directors.

41.	Election of Directors

	41.1	The Board shall be elected or appointed in the first place at the statutory meeting of the Company and annually thereafter, except in the case of a casual vacancy, at the annual general meeting.

	41.2	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

42.	Term of Office of Directors

A Director shall hold office from the date he is elected or appointed until the end of the next succeeding annual general meeting, subject, however, to prior death, resignation, retirement, disqualification or removal from office and to re-election or re-appointment.

43.	Alternate Directors

43.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

43.2

Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

43.3

An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

43.4

An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye- laws.

44.	Removal of Directors

44.1

The Members may remove any Director from office prior to the expiration of his or her term by a resolution passed by not less than 66.67% of the votes cast by Members present in person or by proxy at a general meeting and entitled to vote thereon, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention to do so and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

44.2

If a Director is removed from the Board under this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

45.	Vacancy in the Office of Director

	45.1	The office of Director shall be vacated if the Director:

		(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

		(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

		(c)	is or becomes of unsound mind or dies; or

		(d)	resigns his office by notice to the Company.

45.2

The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed.

46.	Remuneration of Directors

The amount, if any, of Directors' fees shall from time to time be determined by the Board or a committee thereof and, in the absence of a determination to the contrary, such fees shall be deemed to accrue from day to day. The payment of reasonable travelling, hotel and incidental expenses properly incurred by Directors in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings together with all expenses properly and reasonably incurred by any Director in the conduct of the Company's business or in the discharge of his duties as a Director shall be within the power of the Board (or a committee thereof) to determine. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Board or a committee thereof may resolve.

47.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

48.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not required to be exercised by the Company in general meeting by these Bye-laws or the Companies Act.

49.	Powers of the Board of Directors

The Board may:

(a)

appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(b)

appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(c)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(d)

exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law;

(h)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of Company;

(j)

delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board; and

(k)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit.

50.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the Registered Office a Register of Directors and Officers and shall enter therein the particulars required by the Companies Act.

51.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine.

52.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

53.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

54.	Remuneration of Officers

The Officers shall receive such remuneration as the Board or a committee thereof may determine.

55.	Conflicts of Interest

55.1

A Director may hold any other office with the Company in conjunction with his appointment as a Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration by way of salary, as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

55.2

Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing contained in this Bye-law shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

55.3

A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act and is not entitled to vote on any Directors' resolution to approve that contract, proposed contract or arrangement (but may be counted in the quorum for such meeting), unless all the Directors have a declarable interest in that contract, proposed contract or arrangement, in which case any or all of those Directors may vote on such resolution. For the avoidance of doubt, no Director shall be considered "interested' with respect to any contract or proposed contract or arrangement in which all the :Members participate or are entitled to participate.

56.	Indemnification and Exculpation of Directors and Officers

56.1

The Directors, Secretary and other Officers (the term Officer for this Bye- law to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof, and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

56.2

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Companies Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

56.3

The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

MEETINGS OF THE BOARD OF DIRECTORS

57.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

58.	Notice of Board Meetings

A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Board or any committee thereof. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means, or other mode of representing words in a visible form at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose. It shall not be necessary to specify the business to be considered at the meeting. The length of notice must be reasonable in all circumstances. A Director may waive notice before or after the date of the meeting for which the notice is given.

59.	Telephonic or Electronic Participation in Meetings

Directors may participate in any meeting by telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

60.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be majority of the Directors then in office.

61.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

62.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the chief executive officer of the Company, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

63.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board (or applicable committee thereof) duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, "the Directors" shall not include an Alternate Director.

64.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

ACCOUNTS

65.	Books of Account

	65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

	(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

	(b)	all sales and purchases of goods by the Company; and

	(c)	all assets and liabilities of the Company.

65.2

Such records of account shall be kept at the Registered Office, or subject to the Companies Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

65.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

67.	Annual Audit

Subject to any rights to waive the laying of accounts or the appointment of an Auditor pursuant to the Companies Act, the accounts of the Company shall be audited at least once in every year.

68.	Appointment of Auditor

68.1

Subject to the Companies Act and provided that the Members have not waived the requirement to hold an annual general meeting or appoint an Auditor, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

	68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

	68.3	The Auditor appointed by the Members shall continue to hold such appointment until a successor is appointed by the Members or, if the Members fail to do so, until the Board appoints a successor.

69.	Remuneration of Auditor

Save in the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Board.

70.	Duties of Auditor

70.1

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report on such financial statements in accordance with generally accepted auditing standards.

70.2

The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Companies Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.	Financial Statements

Subject to the waiver of the laying of accounts by the Members in accordance with the Companies Act, financial statements, as required by the Companies Act, shall be laid before the Members in an annual general meeting, or if the Members waive the requirement for an annual general meeting, financial statements, as required by the Companies Act, shall be made available to the Members in accordance with the Companies Act. A resolution in writing made in accordance with Bye-law 33 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in a general meeting.

73.	Distribution of Auditor' s Report

The report of the Auditor shall be submitted to the Members at a general meeting.

74.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the Auditor.

CORPORATE RECORDS

75.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose of:

(a)	all elections and appointments of Officers;

(b)	the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

4

76.	Place Where Corporate Records Kept

:Minutes prepared in accordance with the Companies Act and these Bye-laws shall be kept by the Secretary at the Registered Office.

77.	Form and Use of Seal

	77.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

77.2

A seal may, but need not be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed to such deed, instrument, share certificate or document, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

	77.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

CHANGES TO CONSTITUTION

78.	Alteration or Amendment of Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Companies Act and until such amendment or alteration has been approved by a resolution of the Board and by a resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws.

79.	Alteration or Amendment of Memorandum

No alteration or amendment to the Memorandum may be made save in accordance with the Companies Act and until such alteration or amendment has been approved by a resolution of the Board and by a resolution of the Members if authorised by resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws.

80.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Companies Act.

MISCELLANEOUS

81.	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time determine.

82.	Amalgamation and Merger

The Company may, if authorised by resolution of the Members passed by the affirmative votes of not less than 66.67% of the votes cast in accordance with these Bye-laws, approve the amalgamation or merger of the Company with any other company wherever incorporated.

83.	Submission to Jurisdiction

Each Member irrevocably submits to the nonexclusive jurisdiction of the courts of Bermuda for the adjudication of any dispute in connection with the Bye-laws, the Company or any actions of Directors or Officers and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

VOLUNTARY WINDING-UP AND DISSOLUTION

84.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the same sanction of a resolution of the Members, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

Schedule "B"
NRC Distribution Agreement

Please see attached.

1

DISTRIBUTION AGREEMENT

            This asset distribution agreement (the "Agreement") is made as of •, 2014 between Nevada Royalty Corp. ("NRC"), a corporation incorporated under the laws of Nevada, and Golden Predator US Holding Corp. ("GPUS"), a corporation incorporated under the laws of Nevada.

WHEREAS:

A.	NRC is a wholly-owned subsidiary of GPUS.

B.	GPUS is a wholly-owned subsidiary of Americas Bullion Royalty Corp. ("AMB").

C.

AMB wishes to carry out certain reorganization transactions pursuant to an arrangement agreement dated as of February 18, 2014 between AMB and Resource Holdings Ltd. (the "Arrangement Agreement") which provides for the implementation of such reorganization transactions by way of a plan of arrangement (the "Plan of Arrangement"), a copy of which is attached as Schedule A to the Arrangement Agreement.

D.

In connection with the Plan of Arrangement, NRC wishes to transfer the Distributed Assets (as defined below) (the "Distribution") to GPUS in exchange for the repayment of the NRC Debt (as defined below) and the assumption by GPUS of the Assumed Liabilities and a return of capital.

E.	Pursuant to Section 2.3(a) of the Plan of Arrangement, the transactions contemplated by this Agreement shall occur in accordance with and on the terms and conditions specified in this Agreement.

            NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the respective representations, covenants and agreements hereinafter contained, and other good and valuable consideration (the sufficiency of which is hereby acknowledged by the parties), the Parties hereto covenant and agree as follows:

ARTICLE l
INTERPRETATION

Section 1.1        Defined Terms.

As used in this Agreement, the following terms have the following meanings:

"Agreement" means this asset distribution agreement as amended, restated and/or supplemented and includes the Schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"AMB" means Americas Bullion Royalty Corp.

"Arrangement Agreement" has the meaning ascribed thereto in Recital C.

"Assumed Liabilities" has the meaning ascribed thereto in Section 4.1.

"Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

"Closing" means the completion of the Transaction contemplated by this Agreement.

"Distributed Assets" has the meaning ascribed thereto in Section 2.1.

"Distribution" has the meaning ascribed thereto in Recital D.

"Effective Date" has the meaning ascribed thereto in the Plan of Arrangement.

"Effective Time" has the meaning ascribed thereto in the Plan of Arrangement.

"Excluded Liabilities" has the meaning ascribed thereto in Section 4.2.

"GPR" means gross production royalty.

"GPUS" means Golden Predator US Holding Corp.

"Governmental Entity" means (i) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, comm1ss1oner or instrumentality, whether international, multinational, national, federal, provincial, state, county, municipal, local, or other; (ii) any subdivision or authority of any of the foregoing; (iii) any stock exchange; and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

"Hayden Office Building Note" means the note between Golden Predator Mines US Inc., subsequently renamed NRC, and Overview Family LLC in the amount of US$360,000 dated September 28, 2012.

"Hayden Office Deed" means the deed with respect to Hayden Office located at 11521N. Warren Street, Hayden, Idaho 83835 consisting of 0.68 acres of land and an approximately 8,712 square foot building.

"Lien" means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

"NRC" means Nevada Royalty Corp.

"NRC Debt" means the cumulative amount of net cash advanced to NRC by GPUS as evidenced by the books and records of each of NRC and GPUS as at the Closing.

"NPR" means net profits royalty.

"NSR" means net smelter returns royalty.

"Parties" means NRC, GPUS, and any other Person who may become a party to this Agreement.

"Person" means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

"Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of or impair the use or marketability of any real property.

"Plan of Arrangement" has the meaning ascribed thereto in Recital C.

"Taxes" means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

"Transaction" means the distribution of the Distributed Assets contemplated in this Agreement in accordance with the Plan of Arrangement.

ARTICLE 2
DISTRIBUTED ASSETS

Section 2.1        Distributed Assets.

            NRC hereby distributes, assigns, transfers and conveys to GPUS, and, GPUS hereby accepts the distribution, assignment, transfer and conveyance from NRC, with effect as of the Closing, all right, title and interest in and to the assets set out in Schedule A (the "Distributed Assets").

Section 2.2         Amount Payable.

            The Parties shall pay and account for the value of the Distributed Assets as follows:

i)	first, by payment, accord and the satisfaction of the NRC Debt at the Effective Time;

ii)	second, by GPUS' assumption of the Assumed Liabilities at the Effective Time; and

iii)

third, as a reduction in capital in respect of GPUS' shares in the capital stock of NRC in an amount equal to the amount by which the aggregate fair market value of the Distributed Assets at the Effective Time, as determined by the directors of NRC and GPUS acting reasonably, exceeds the fair market value of the Assumed Liabilities and the repayment of the NRC Debt at the Effective Time as so determined.

Section 2.3        Contracts.

            Nothing in this Agreement shall be construed as an attempt to assign to GPUS any amount, agreement or contract which, as a matter of law or by its terms, is not assignable in whole or in part without the consent of the other party or parties to such amount, agreement or contract, unless such consent has been given. NRC and GPUS shall each use reasonable commercial efforts to obtain the consents prior to the Effective Time (or, if not obtained by the Effective Time, as soon as practicable thereafter). If consent has not been obtained, in order that GPUS may receive and realize the full benefit of the non-assigned amounts, agreements and contracts, NRC shall hold such amounts, agreements and contracts in trust for GPUS and all benefits derived from such agreements and contracts shall be for the account of GPUS. NRC shall continue to try to obtain the consents and upon obtaining such consent will take all reasonable steps to effect the transfer.

ARTICLE 3
TAXES

Section 3.1        Payment of Sales Tax and Registration Charges on Transfer.

            GPUS shall be liable for and shall pay all applicable Taxes and all other Taxes, duties, registration charges or other like charges payable in connection with the distribution of the Distributed Assets by NRC to GPUS. Where such amounts are required by law to be remitted by NRC, GPUS may make such payments on behalf of NRC, where possible.

ARTICLE 4
ASSUMED LIABILITIES

Section 4.1        Assumed Liabilities.

            As of the Closing, GPUS shall, in accordance with 2.2(ii), assume all liabilities and obligations of NRC, arising out of or associated with the ownership of the Distributed Assets, whether such liabilities arise or become known prior to or after, or are asserted prior to or after the Closing (collectively, the "Assumed Liabilities" as more particularly described in Schedule B); including all liabilities relating to the Distributed Assets due or accruing due at or after the Effective Time.

Section 4.2        Excluded Liabilities.

            GPUS shall not assume and shall have no obligation to discharge, perform or fulfil, and NRC will indemnify GPUS from and against, any and all Excluded Liabilities. "Excluded Liabilities" means any and all liabilities and obligations of NRC, whether known, unknown, direct, indirect, absolute, contingent or otherwise or arising out of facts, circumstances or events, in existence on or prior to Closing, that do not arise out of or are not associated with the ownership of the Distributed Assets, whether such liabilities arise or become known prior to or after, or are asserted prior to or after the Closing.

ARTICLE 5
CLOSING

Section 5.1        Closing

            Closing shall occur on the Effective Date at the time set out in the Plan of Arrangement.

ARTICLE 6
DELIVERIES

Section 6.1        Deliveries for the Benefit of GPUS.

            At the Closing, NRC shall deliver or cause to be delivered to GPUS the following in form and substance satisfactory to GPUS, acting reasonably:

iv)

all necessary deeds, conveyances, assurances, transfers, assignments, trust declarations and any other instruments necessary or reasonably required to transfer to GPUS good title to the Distributed Assets free and clear of all Liens, other than Permitted Liens, and to evidence the assumption of the Assumed Liabilities in accordance with the terms of this Agreement;

v)	a copy of the directors' resolutions of NRC approving this Agreement and the transactions contemplated hereby; and

vi)	any other documentation as may reasonably be required by GPUS.

Section 6.2        Deliveries for the Benefit of NRC.

            At the Closing, GPUS shall deliver or cause to be delivered to NRC, acting reasonably:

i)

any instruments necessary or reasonably required to transfer to GPUS good title to the Distributed Assets free and clear of all liens, other than Permitted Liens, and to evidence receipt of the return of capital in accordance with the terms of this Agreement;

ii)	a copy of the directors' resolutions of GPUS approving this Agreement and the transactions contemplated hereby;

iii)	acknowledgement of GPUS of the full repayment of the NRC Debt and of GPUS' assumption of the Assumed Liabilities; and

iv)	any other documentation as may reasonably be required by NRC.

ARTICLE 7
MISCELLANEOUS

Section 7.1        Termination

            This Agreement may, by notice in writing given at or prior to the completion of the transaction, be terminated by mutual consent of Parties.

Section 7.2        Time.

            Time is of the essence of this Agreement.

Section 7.3        Successors and Assigns.

            This Agreement becomes effective when executed by NRC and GPUS. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

Section 7.4        Further Assurances.

            Each of the Parties covenants and agrees to do such things, to attend such meetings and to execute such further conveyances, transfers, documents and assurances as may be deemed necessary or advisable from time to time in order to effectively transfer the Distributed Assets to the GPUS and carry out the terms and conditions of this Agreement in accordance with their true intent.

Section 7.5        Amendments.

            This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by NRC and GPUS.

Section 7.6        Severability.

            If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 7.7        Governing Law.

            This Agreement is governed by, and will be interpreted and construed in accordance with, the laws of the state of Nevada and the federal laws of the United States applicable therein.

Section 7.8        Counterparts.

            This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows]

The Parties have executed this Agreement as of the date first written above.

NEVADA ROYALTY CORP.

By:

Authorized Signatory

GOLDEN PREDATOR US HOLDING CORP.

By:

Authorized Signatory

Schedule A - Distributed Assets

Asset
All cash and cash equivalents held by NRC at the Effective Time
Gold bullion in the amount of 162oz
NRC's interest in 210 unpatented lode mining claims, of which 190 are leased, and other rights on the Tuscarora and Adelaide properties located in Humboldt and Elko Counties, Nevada.
All of NRC's right, title and interest in and to, and all the benefits of NRC under the following agreements:
(a)

the agreement between Golden Predator Mines US Inc., subsequently amalgamated into NRC, AMB, as NRC's parent, and Orsa Ventures Corp., dated March 13, 2013, which also grants the l.25% NSR relating to the Angels Camp Property;

(b)	the agreement between Great American Minerals, Inc., subsequently renamed NRC, Battle Mountain Gold, (USA) Inc. and Battle Mountain Gold Inc. dated March 13, 2013, as amended on October 23, 2013;

(c)

the agreement between Gold Standard Royalty (Nevada) Inc., subsequently amalgamated into NRC, and Renaissance Explorations Inc., dated March 22, 2013 which also grants minimum annual lease payments and the 3% NSR relating to the Aphro Property;

(d)

the agreement between Golden Predator Mines US Inc., subsequently amalgamated into NRC, AMB as NRC's parent, Wolfpack Gold (Nevada) Corp. and Wolfpack Gold Corp., dated June 6, 2012 and the deed of royalty between Wolfpack Gold (Nevada) Corp. and NRC dated June 26, 2012, granting: (a) 1% NPR and 2% NSR on precious metals and 1% NSR on other metals relating to the Lantern Project; (b) 2% NSR on precious metals and 1% NSR on other metals relating to the Golden Ridge Project; (c) 2% NSR on precious metals and 1% NSR on other metals relating to the Maggie Creek Project; (d) 1% NPR and 2% NSR relating to the Mina Project; and (e) 2% NSR on precious metals and 1% NSR on other metals relating to the North Monitor Project;

(e)

the agreement between Gold Standard Royalty (Nevada) Inc., subsequently amalgamated into NRC, NV Gold Corporation and NV Gold Corporation (USA) , dated May 14, 2010 granting the 1% NSR relating to the Afghan-Kobeh Project;

(f)

the agreement between Gold Standard Royalty (Nevada) Inc., subsequently amalgamated into NRC, Cordilleran Exploration Company, LLC, doing business as Cordex Exploration Company, and Sniper Resources (U.S.) Inc., dated March 31, 2006 and deed of royalty between Gold Standard Royalty (Nevada) Inc., subsequently amalgamated into NRC, Cordilleran Exploration Company, LLC, doing business as Cordex Exploration Company, and Sniper Resources (U.S.) Inc., dated November 1, 2006 and amended February 22, 2012 granting the 3%GPR relating to the Bolo Project;

A-1

(g)

the agreement between Golden Predator Mines us Inc., subsequently amalgamated into NRC, AMB as NRC's parent, Wolf pack Gold (Nevada) Corp. and Wolf pack Gold Corp., dated June 26, 2012 and amended May 31, 2013 relating to Wolfpack Gold Corp.'s option to acquire NRC's interest in the Tuscarora and Adelaide properties and the assumption by Wolfpack of NRC's obligations under the Newmont Agreement upon exercise of such option; and

(h)

the mineral lease and sublease agreement between Newmont USA Limited, doing business as Newmont Mining Corporation, Newmont Capital Limited (collectively "Newmont"), CR Nevada Corporation, Canyon Resources Corporation and Golden Predator Mines US Inc., subsequently amalgamated into NRC, (the "Newmont Agreement"), dated December 29, 2006 relating to NRC's option to acquire Newmont's interest in the Tuscarora and Adelaide properties.

The Hayden Office Deed with respect to 0.68 acres of land and approximately 8,712 square foot building located at 11521North Warren Street, Hayden, Idaho USA 83835.
Office equipment

A-2

Schedule B
Assumed Liabilities

Liability
Assumption of Hayden Office Building Note.
All other Assumed Liabilities as described in Section 4.1 of the Agreement

B-1

Schedule "C"

SPD Share Purchase Agreement

Please see attached.

1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the                 day of                  , 2014

AMONG:

SILVER PREDATOR CORP., a corporation existing under the laws of the Province of British Columbia having an office at #5 - 5450 Riggins Court, Reno, Nevada, USA 89502

     ("SPD")

AND:

GOLDEN PREDATOR US HOLDING CORP., a company existing under the laws of the State of Nevada and having an office at l 1521 North Warren Street, Hayden, Idaho, USA 83835

("GPUS")

RECITALS:

A.               GPUS is the legal and beneficial owner of all of the outstanding common shares (the "SMC Shares") in the capital of Springer Mining Company and all of the outstanding common shares (the "NRC Shares" and together with the SMC Shares, the "Shares") in the capital of Nevada Royalty Corp.

B.               SPD wishes to purchase, and GPUS wishes to sell, the Shares on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1                   Definitions

                        In this Agreement, including the Recitals and Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

(a)	"Additional Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "D" hereto;

(b)	"Affiliate" has the meaning ascribed to such term in the Securities Act;

(c)	"AMB" means Americas Bullion Royalty Corp., a corporation existing under the laws of the Province of British Columbia;

(d)

"Arrangement" means an arrangement involving RH and AMB under the provisions of Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set forth in the arrangement agreement between RH and AMB dated [February 18, 2014];

(e)

"Assets" means all assets, contracts, equipment, goodwill and inventory of a Company, and (i) in respect of Springer Mining, includes all tangible things and intangible things owned by Springer Mining as at the Effective Time, and as more particularly described in Schedule "A'" to this Agreement; and, (ii) in respect of Nevada Royalty, includes all tangible things and intangible things owned by Nevada Royalty as at the Effective Time, and as more particularly described in Schedule "B" to this Agreement ;

(f)	"Business" means, with respect to a Company, the business carried on by the Company;

(g)	"Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the State of Nevada or the Province of British Columbia;

(h)	"Cash Portion" has the meaning ascribed in Section 2.2;

(i)	"Closing" has the meaning ascribed in Section 6.1;

(j)	"Closing Time" has the meaning ascribed thereto in Section 6.1;

(k)	"Commissions" means, collectively, the British Columbia Securities Commission, the Alberta Securities Commission and the Ontario Securities Commission;

(l)	"Companies" means, collectively, Springer Mining and Nevada Royalty, and "Company" means any one of them;

(m)	"Consideration" has the meaning ascribed in Section 2.2;

(n)	"Effective Date" means the date upon which the Arrangement will become effective;

(o)	"Effective Time" means the time on the Effective Date that the Arrangement becomes effective;

(p)

"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, leases, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(q)

"Environmental Laws" means any current federal, state, provincial or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the indoor or outdoor environment, health, safety or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) odour, indoor air, employee exposure, wetlands, pollution, contamination; (iv) and injury or threat of injury to persons or property relating to any Hazardous Substance; or (v) the protection, management or use of surface water or ground water;

(r)	"Exchange" means the TSX Venture Exchange;

(s)	"Financing" means the investment by RH in common shares in the capital of SPD having a value equal to US$1,800,000;

(t)	"GPUS Percentage" means the percentage of the issued and outstanding SPD Shares, on a non-diluted basis owned, directly or indirectly, by GPUS and its Affiliates from time to time;

(u)	"Hazardous Substances" means any substance, material or waste that is listed, classified or regulated as hazardous, toxic or dangerous pursuant to any Environmental Laws;

(v)	"Letter of Intent" means the letter of intent signed between AMB and SPD dated December 17, 2013 and amended January 17, 2014 providing for, among other things, the purchase of the Shares by SPD;

(w)	"Material Contract" means, with respect to a Company:

(i)	any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

(ii)	any contract that expires, or may be renewed at the option of any person other than the Company so as to expire, more than one year after the date of this Agreement;

(iii)	any debt instrument;

(iv)	any contract for capital expenditures in excess of $10,000 in the aggregate;

(v)	any contract limiting the right of the Company to engage in any line of business or to compete with any other person;

(vi)	any confidentiality, secrecy or non-disclosure contract;

(vii)	any contract pursuant to which the Company leases any real property;

(viii)

any contract pursuant to which the Company leases any personal property involving payments by the Company in excess of $10,000 annually or involving rights or obligations which cannot be terminated without penalty on less than three months' notice;

(ix)	any employment contracts with employees and service contracts with independent contractors that cannot be terminated on 30 days' notice or less by the Company without penalty;

(x)

any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property, misappropriation or violation or warranting the lack thereof; and

(xi)

any other agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment which is or would reasonably be expected to be material to the Business, properties, Assets, operations, condition (financial or otherwise) or prospects of the Company;

(x)	"Nevada Royalty" means Nevada Royalty Corp., a corporation existing under the laws of the state of Nevada;

(y)	"NRC Shares" has the meaning ascribed in Recital A;

(z)	"Plan of Arrangement" means the plan of arrangement attached as Schedule A of the Arrangement Agreement;

(aa)	"Public Record" has the meaning ascribed m Subsection 3.2(f) of this Agreement;

(bb)	"Purchase Note" has the meaning ascribed in Section 2.3(a)(ii);

(cc)	"Release" means any release, spill, leak, emission, discharge, leach, dumping, emission, escape or other disposal;

(dd)	"RH" means Resource Holdings Ltd., an exempt company incorporated under the laws of Bermuda;

(ee)	"Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "C" hereto;

(ff)	"Securities Act" means the Securities Act (British Columbia), as amended from time to time, and the rules and regulations promulgated thereunder;

(gg)	"Shares" has the meaning ascribed in Recital A;

(hh)	"SMC Shares" has the meaning ascribed in Recital A;

(ii)	"SPD Shares" means common shares in the capital of SPD;

(jj)	"Springer Mining" means Springer Mining Company, a corporation existing under the laws of the state of Nevada;

(k)	"Taylor Mill" means the Taylor Mill property and equipment in White Pine County, Nevada, including 5 onsite unpatented mining claims and water rights;

(ll)	"Transaction" means the sale of the Shares by GPUS to SPD in exchange for the Consideration in accordance with the terms of this Agreement and all other transactions referred to herein; and

(mm)	"VWAP" means the volume weighted average trading price.

1.2                   Currency

                         All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3                   Best of Knowledge

                         Any reference herein to "the best of the knowledge" of a party will be deemed to mean the actual knowledge of the senior management of the party and the best of the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.4                   Interpretation Not Affected by Headings

                         The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof ', "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.5                   Time of Essence

                          Time will be of the essence hereof.

1.6                   Schedules

                          The following Schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof:

Schedule "A"	Assets of Springer Mining
Schedule "B"	Assets of Nevada Royalty
Schedule "C"	Royalties
Schedule "D"	Additional Royalties
Schedule "E"	Form of Purchase Note
Schedule "F"	Form of Royalty Grant Agreement

Schedule "G"	Form of Subscription Agreement

ARTICLE 2
PURCHASE AND SALE

2.1                   Purchase and Sale

                        Subject to the terms and conditions herein, GPUS agrees to the sell the Shares to SPD and SPD agrees to purchase the Shares from GPUS.

2.2                   Consideration

                         In consideration of the purchase and sale of the Shares herein contemplated, SPD hereby agrees to pay to GPUS US$5,000,000 (the "Cash Portion") and grant to GPUS the Royalties (together, the "Consideration ").

2.3                   Payment of the Cash Portion of the Consideration

(a)	SPD will satisfy the Cash Portion of the Consideration at Closing as follows:

(i)

SPD will pay to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, US$500,000, either in cash or by the issue of SPD Shares (or any combination thereof), at the election of SPD; provided that any such SPD Shares will be issued at a deemed price per share equal to the greater of: (A) $ [NTD: the VWAP of the SPD Shares on the Exchange for the seven trading days immediately preceding the date of the SPD Meeting]; and (B) $0.05.

(ii)

SPD will issue to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, a promissory note in the form attached hereto at Schedule "E" in the principal amount of US$4,500,000 (the "Purchase Note") bearing interest at a rate of 4% (compounded annually) and payable over three years as set forth in the Purchase Note.

(b)

As security for the timely payment of the Purchase Note, SPD will deposit with GPUS, or an Affiliate of GPUS as directed by GPUS in writing, at Closing, the share certificates representing the NRC Shares and SMC Shares, duly endorsed in blank for transfer.

(c)

If at any time prior to satisfaction of the Purchase Note in full, SPD elects (on prior written notice to GPUS) to terminate the Transaction or if SPD fails to make a payment under the Purchase Note when due (subject to a 30 day cure period commencing on the date when such payment is due), then:

(i)

SPD will promptly transfer the NRC Shares and SMC Shares back to GPUS or an Affiliate of GPUS, as directed by GPUS in writing, and represent and warrant to GPUS in substantially the same terms as the representations and warranties given by GPUS in section 3.1 hereof (substituting references to GPUS with references to SPD) provided that SPD shall have no liability to GPUS for any breach of such representations and warranties that existed as of the Effective Time; provided however, that if at such time SPD shall have paid GPUS or its Affiliates an aggregate of not less than US$1,000,000 of the Cash Portion of the Consideration, SPD will (provided that it is entitled to) promptly and in any event within 45 days (or such longer period of time agreed by GPUS, acting reasonably) cause NRC to transfer the Taylor Mill to SPD, at its direction, immediately prior to, and as a condition of, the transfer of the NRC Shares back to GPUS,

(ii)

SPD will be deemed to have forfeited to GPUS, without compensation, any of the Cash Portion of the Consideration then paid to GPUS (including any SPD Shares issued in satisfaction of the Cash Portion of the Consideration or payment obligations under the Purchase Note as at such date); and

(iii)	GPUS will retain, without compensation to SPD, all of the Royalties and Additional Royalties.

(d)

For the purpose of any US Dollar conversion required to give effect to this Section 2.3, the parties will have reference to the noon rate of exchange published by the Bank of Canada on the Business Day immediately prior to the date of any issue of SPD Shares.

2.4                   Royalties

                        At Closing, SPD will execute in favour of GPUS, or an Affiliate of GPUS as directed by GPUS in writing the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Royalties set forth in Schedule "C".

2.5                   Additional Royalties

                         At Closing, SPD will cause each of Springer Mining and Nevada Royalty, as applicable, to execute in favour of GPUS, or an Affiliate of GPUS as directed by GPUS in writing, the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Additional Royalties set forth in Schedule "D".

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                   Representations and Warranties by GPUS

                         GPUS hereby represents and warrants to SPD at Closing as follows, and acknowledges that SPD is relying upon the accuracy of each such representation and warranty in connection with the completion of the Transaction:

(a)	Status, Charter Documents and Licenses

(i)

Each Company is a corporation duly incorporated and validly existing in all respects under the laws of Nevada. Each Company has all necessary corporate power and authority to own, lease or otherwise hold its Assets and to carry on its Business as it is now being conducted and proposed to be conducted.

(ii)

Each Company is duly licensed, registered and qualified as a corporation to do Business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction where it carries on Business.

(b)	Authorized and Issued Capital

(i)

The authorized capital of Springer Mining consists of 20,000 common shares with a par value $1.00 per share of which, a total of 20,000 common shares have been validly issued and are outstanding and are fully paid and non-assessable.

(ii)

The authorized capital of Nevada Royalty consists of 75,000,000 common shares with a par value $0.001 per share of which, a total of 33,617,536 common shares have been validly issued and are outstanding and are fully paid and non-assessable.

(c)	Title to Shares

The Shares are owned by GPUS as the registered and beneficial owner thereof with good title, free and clear of all Encumbrances other than those restrictions on transfer, if any, contained in the articles or by-laws of the relevant Company.

(d)	Shareholder Agreements, Etc.

There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares or any other securities of either Company.

(e)	Assets

(i)

To the best of the knowledge of GPUS, Schedule "A" to this Agreement contains a complete and accurate description of all of the material Assets of Springer Mining and Schedule "B" to this Agreement contains a complete and accurate description of all of the material Assets of Nevada Royalty.

(ii)

Other than the royalties Springer Mining will grant to GPUS as contemplated under this Agreement, Springer Mining is the registered and beneficial owner of the Assets set forth in Schedule "A" and has good and marketable title to such Assets, free and clear of all material Encumbrances.

(iii)

Other than the royalties Nevada Royalty will grant to GPUS as contemplated under this Agreement, Nevada Royalty is the registered and beneficial owner of the Assets set forth in Schedule "B" and has good and marketable title to such Assets, free and clear of all material Encumbrances.

(f)	Non-Reporting Issuer

No Company is a "reporting issuer" in any jurisdiction and its common shares are not listed on any stock exchange or trading facility.

(g)	No Subsidiaries

No Company has any subsidiaries.

(h)	Licenses

To the best of the knowledge of GPUS, all licenses and permits required for the conduct of the Business of each Company have been obtained and are in good standing.

(i)	No Other Purchase Agreements

No person has any agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

(i) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares of either Company or any securities of either Company; or

(ii) the purchase from GPUS of any of the Shares.

(j)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof, to the best of the knowledge of GPUS, GPUS is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by GPUS, in connection with the execution, delivery or performance by GPUS of this Agreement or the completion of any of the transactions contemplated herein.

(k)	Compliance with Charter Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or material breach of or material default under, or cause the acceleration of any obligations of either Company under:

(i)	any term or provision of any of the constating documents of the Company or any director or shareholder minutes; or

(ii)

the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which any of the Company, or GPUS is a party or by which any of them is bound; or

(iii)	any term or provision of any order or decree of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction.

(1)	Corporate Records

To the best of the knowledge of GPUS, the corporate records and minute books of each Company, all of which have been provided to SPD, contain complete and accurate minutes of all meetings of the directors and the shareholder of the Company, at which resolutions were passed held since its incorporation, and signed copies of all resolutions, articles and by-laws duly passed or confirmed by the directors or the shareholder of the Company, other than at a meeting.

(m)	Tax Returns

All tax returns required to be filed by or on behalf of each Company have been duly filed on a timely basis and such tax returns are true, complete and correct in all material respects. All taxes shown to be payable on the tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are payable by either Company with respect to items or periods covered by such tax returns.

(n)	Financial Records

All material financial transactions of each Company have been recorded in the financial books and records of each such Company in accordance with good business practice. No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(o)	Liabilities

There are no material liabilities (contingent or otherwise) and, to the best of the knowledge of GPUS, there is no basis for assertion against either Company of any liabilities of any kind or in respect of which either Company may become liable on or after the consummation of the transactions contemplated by this Agreement other than liabilities specifically disclosed to SPD in writing before the date hereof.

(p)	Material Contracts

No Company is a party to any Material Contracts.

(q)	Litigation

There are no material actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of OPUS or either Company pending or, to the best of the knowledge of OPUS, threatened, by or against or affecting either Company, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(r)	Environmental Matters

(i)

To the best of the knowledge of OPUS, the operation of the Business, the property and assets owned or used by each Company and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. To the best of the knowledge of OPUS, each Company has complied with all reporting and monitoring requirements under all Environmental Laws. No Company has received any notice of any non-compliance with any Environmental Laws, and there is no reasonable basis upon which either Company could become, responsible for any material clean up or corrective action under any Environmental Laws.

(ii)

Each Company has obtained all permits, certificates, approvals, registrations and licenses necessary to conduct the Business as it now exists, and to own, use and operate its properties and assets in compliance with all Environmental Laws.

(iii)

To the best of the knowledge of OPUS, there are no Hazardous Substances located on or in any of the properties or assets owned or used by either Company and no Release of any Hazardous Substances has occurred on or from the properties and assets of either Company or has resulted from the operation of the Business and the conduct of all other activities of either Company. No Company has used any of its properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and no real property has been or is being used as a landfill or waste disposal site.

(iv)

To the best of the knowledge of OPUS, there are no past, present or, future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by either Company with the Environmental Laws as in effect on the date hereof or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by either Company of any Hazardous Substances.

(v)	To the best of GPUS' knowledge, no Company has ever conducted or had conducted an environmental audit, assessment or study of any of its properties or assets.

(s)	Tax Liabilities

To the best of GPUS' knowledge, no Company has any tax liabilities.

3.2                   Representations and Warranties by SPD

                         SPD hereby represents and warrants to GPUS at Closing as follows, and confirms that GPUS is relying upon the accuracy of each of such representation and warranty in connection with the completion of the Transaction:

(a)	Corporate Authority and Binding Obligation

SPD is a corporation duly incorporated and validly subsisting in all respects under the laws of the Province of British Columbia. SPD has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of SPD's obligations under this Agreement. SPD has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by SPD and, assuming the due authorization, execution and delivery hereof by GPUS, constitutes a legal, valid and binding obligation of SPD, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(b)	Reporting Issuer

SPD is a reporting issuer in the Provinces of British Columbia, Alberta and Ontario and its common shares are posted and listed for trading on the Exchange. SPD is not in default under the Securities Act or the rules, by-laws or policies of any stock exchange on which any securities of SPD are listed. There are no orders suspending the sale or ceasing the trading of any securities issued by SPD and no proceedings for such purpose are pending or, to the knowledge of SPD, threatened.

(c)	Share Capital

SPD's authorized share capital consists of an unlimited number of common shares without par value of which, as at the date hereof, there are common shares issued and outstanding as fully-paid and non-assessable. Any SPD Shares issued pursuant to Section 2.3(a)(i) or under the terms of the Purchase Note will, when issued, be validly issued as fully paid and non-assessable.

(d)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof, SPD is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board, commission or authority are required to be obtained by SPD in connection with the execution, delivery or performance by SPD of this Agreement or the completion of any of the transactions contemplated herein.

(e)	Compliance with Constating Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by SPD, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or breach of or material default under or cause the acceleration of any obligations of SPD under or cause the acceleration of any obligations of SPD under:

(i)	any term or provision of any of its notice of articles, articles or other constating documents of SPD or any director or shareholder minutes;

(ii)	the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which SPD is a party or by which it is bound, or

(iii)

any term or provision of any licenses, registrations or qualification of SPD or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

(f)	Public Disclosure

As of their respective dates, all information and materials filed by SPD with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January 1, 2012 to the date hereof (collectively, the "Public Record") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements.

- 14

(g)	Subsequent Events; Investment Information

Subsequent to the respective dates as of which information is given in the Public Record, there has been no material adverse change, or any fact known to SPD and not disclosed to GPUS that could reasonably be expected to result in a material adverse change in the condition of the assets, liabilities, operations, activities, earnings, affairs or financial position of SPD.

(h)	Corporate Records

The corporate records and minute books of SPD contain complete and accurate minutes of all meetings of the directors and shareholders of SPD at which resolutions were passed held since its incorporation, and signed copies of all resolutions duly passed or confirmed by the directors or shareholders of SPD other than at a meeting. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of SPD are complete and accurate.

(i)	Litigation

There is no suit, action, litigation, investigation, claim, complaint or proceeding before any governmental authority in progress or pending or, to the best of the knowledge of SPD, threatened against or relating to SPD which, if determined adversely to it, would prevent SPD from fulfilling all of its obligations set out in this Agreement or arising from this Agreement, and, to the best of the knowledge of SPD, there is no existing ground on which any such action, suit, litigation or proceeding might be commenced with any likelihood of success. There is not presently outstanding against SPD any cease trade order, judgment, decree, injunction, or rule or order of any governmental authority.

3.3                   Survival of Warranties by GPUS

                         The representations and warranties made by GPUS and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of SPD or any other person or any knowledge of SPD or any other person, will continue in full force and effect for the benefit of SPD for a period of 12 months from the Effective Date.

3.4                   Survival of Warranties by SPD

                         The representations and warranties made by SPD and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of GPUS or any other person or any knowledge of GPUS or any other person, will continue in full force and effect for the benefit of GPUS for a period of 12 months from the Effective Date.

ARTICLE 4
COVENANTS

4.1                   Sale, Option or Joint Venture of Assets or Shares

                         Excepting only the grant of royalties by each of Springer Mining and Nevada Royalty to GPUS as contemplated under this Agreement, until such time as the Purchase Note is paid in full, , SPD shall not sell, assign, transfer, joint venture, option or in any way encumber any of the NRC Shares or the SMC Shares or any of the Assets (and shall not enter into any binding agreement in respect thereof), without obtaining the prior written consent of GPUS, such consent not to be unreasonably withheld, conditioned or delayed.

4.2                   Nominee Rights

                         So long as the GPUS Percentage is at least: (a) 20%, GPUS, or a GPUS Affiliate, as directed by GPUS, will have the right to nominate two appointees to the board of directors of SPD; and (b) at least 10% but less than 20%, GPUS, or a GPUS Affiliate, will have the right to nominate one appointee to the board of directors of SPD.

4.3                   Pre-Emptive Rights

(a)

After the Closing and for so long as the GPUS Percentage is at least 15%, if SPD proposes to issue pursuant to a private placement any common shares or securities that are convertible into, exchangeable for or exercisable to acquire Common Shares ("New SPD Securities"), GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will be entitled (but not required) to concurrently purchase up to such number of New SPD Securities ("Participation Right Securities") that will enable GPUS, or a GPUS Affiliate, as directed by GPUS in writing, to maintain the GPUS Percentage in effect immediately prior to such private placement, on the same terms and at the same price at which the New SPD Securities are issued to other person(s) ("Third Party Purchasers"), subject to the approval of the Exchange.

(b)

SPD will give GPUS, or a GPUS Affiliate, as directed by GPUS in writing, written notice of any proposed issuance of New SPD Securities at least 10 Business Days prior to the proposed date of issuance thereof. Such notice will set out the material terms of the proposed issuance, including the proposed issue price.

(c)

Within five Business Days following receipt of the notice contemplated in Section 4.3(b), GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will provide written notice to SPD of the number of New SPD Securities it intends to purchase in connection with the proposed transaction. If SPD does not receive any notice from GPUS, or a GPUS Affiliate, as directed by GPUS in writing, within such five Business Day period referred to in this Section 4.3(c), GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will be deemed to have waived its rights to acquire any New SPD Securities under this Section 4.3 and SPD will be entitled, within the period of 90 days following the expiry of such five Business Day period, to complete the proposed issuance of New SPD Securities to the Third Party Purchasers on terms and conditions no less favourable to SPD than those contained in the notice provided to GPUS, or a GPUS Affiliate, as directed by GPUS in writing, pursuant to Section 4.3(b). If no such transaction is completed within such 90 day period, SPD will be required to again comply with the provisions of this Section 4.3 before completing such transaction.

(d)

If SPD receives within the five Business day period referred to in Section 4.3(c) written notice from GPUS, or a GPUS Affiliate, as directed by GPUS in writing, that it wishes to purchase some or all of the New SPD Securities which it is entitled to purchase under Section 4.3(a), then subject to the approval of the Exchange (which SPD will use reasonable commercial efforts to promptly obtain) and any shareholder approvals which may be required under applicable laws, SPD will be obligated to issue to GPUS (or an Affiliate of GPUS as directed by GPUS in writing), and GPUS, or a GPUS Affiliate, as directed by GPUS in writing, will be obligated to purchase from SPD, such New SPD Securities concurrently with the completion of the issuance of such New SPD Securities to the Third Party Purchasers.

(e)

Nothing in this Section 4.3 will provide GPUS, or a GPUS Affiliate, as directed by GPUS in writing, with any rights to acquire any securities of SPD which are being issued (i) solely as consideration for the acquisition by SPD or its Affiliates of assets from persons dealing at arm's length to SPD and not as a financing transaction for SPD, (ii) under any equity compensation plan in respect of directors, officers, employees or consultants of SPD or (iii) upon the exercise of other outstanding convertible securities of SPD.

(f)

SPD will use commercially reasonable efforts to obtain any and all approvals of the Exchange and the shareholders of SPD under the rules of the Exchange or any other applicable laws in order for GPUS, or a GPUS Affiliate, as directed by GPUS in writing, to obtain the full benefit of its rights under this Section 4.3 to purchase Participation Right Securities.

4.4                   Public Disclosure; Confidentiality

(a)

Unless and until the transactions contemplated in this Agreement will have been completed, except with the prior written consent of the other party, each party and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party and all information concerning the Company in strictest confidence, except such information and documents already available to the public or as are required to be filed or disclosed by applicable law.

(b)

All such information and documents in any form or medium whatsoever concerning the Company, including but without limitation copies thereof and derivative materials made therefrom will be delivered to GPUS, or an Affiliate of GPUS, as directed by GPUS, in the event that the Shares are transferred back to GPUS or an Affiliate of GPUS, as directed by GPUS in writing, destroyed in the event that the transactions provided for in this Agreement are not completed.

ARTICLE 5
CONDITIONS

5.1                   Mutual Conditions Precedent

                         The respective obligations of the parties hereto to consummate the transactions and deliver the documents contemplated hereby are conditional on the satisfaction or waiver of all conditions precedent in the Arrangement Agreement which condition is for the benefit of both GPUS and SPD and may not be waived.

ARTICLE 6
CLOSING

6.1                   Effective Time

                         The parties will complete the transactions contemplated hereby ("Closing") on the Effective Date at the time set out in the Plan of Arrangement (the "Closing Time").

6.2                   Deliveries on Closing

                         At Closing:

(a)	GPUS will deliver to SPD:

	(i)	the share certificates representing the Shares, duly endorsed for transfer to SPD or to an Affiliate of SPD, as directed by SPD;

	(ii)	a subscription agreement in respect of the Financing in the form attached hereto as Schedule "G", duly executed by RH;

	(iii)	all books, minute books, records and accounts of each Company and any other information necessary for SPD to operate and manage the Business of each Company;

	(iv)	a certified copy of a resolution of the directors of GPUS authorizing the execution of this Agreement and the completion of the transactions contemplated hereby;

	(v)	a certified copy of a resolution of each Company approving the transfer of the Shares from GPUS to SPD or to an Affiliate of SPD, as directed by SPD;

(vi)	a certified copy of a resolution of RH approving the Financing; and

(vii)	such other documents as may be required by SPD's legal counsel, acting reasonably.

(b)	SPD will deliver to GPUS:

(i)

a share certificate of SPD registered in the name of GPUS or an Affiliate of GPUS, as directed by GPUS, for the number of any SPD Shares which SPD elects to issue at Closing in accordance with Section 2.3(a)(i);

(ii)	the cash, if any, which SPD elects to pay to GPUS in accordance with Section 2.3(a)(i), in immediately available funds;

(iii)

a certified copy of a resolution of the directors of SPD authorizing the execution of this Agreement and the transactions contemplated hereby, including the allotment and issuance of any SPD Shares issued pursuant to Section 2.3(a)(i);

(iv)	the Purchase Note, duly executed by SPD m favour of GPUS or an Affiliate of GPUS, as directed by GPUS;

(v)	share certificates representing the NRC Shares and SMC Shares, duly endorsed in blank for transfer, in accordance with Section 2.3(b);

(vi)	the royalty transfer agreements in respect of each of the Royalties, duly executed by SPD in accordance with Section 2.4;

(vii)	the royalty transfer agreements in respect of each of the Additional Royalties, duly executed by each of NRC or SMC, as applicable, in accordance with Section 2.5; and

(viii)	such other documents as may be required by GPUS's legal counsel, acting reasonably.

6.3                   Closing Arrangements

                         Subject to the terms and conditions hereof, the Transaction will be closed at the Closing Time at the offices of or at such other place or places as may be mutually agreed upon by GPUS and SPD.

ARTICLE 7
GENERAL PROVISIONS

7.1                   Further Assurances

                         Each of GPUS and SPD hereby covenant and agree that at any time and from time to time after the Effective Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement including, without limitation, any documents required to comply with securities or stock exchange requirements.

7.2                   Notices

                         Any notice required or permitted to be given under this agreement will be given in writing and transmitted by facsimile or other electronic transmission or delivered by one party to the other (the "Recipient") at the address indicated below and will be deemed to have been given on the day on which it is delivered or sent by facsimile or other electronic transmission, provided that such day is a Business Day in the city in which the recipient is located and such notice is so delivered or sent by facsimile prior to 5:00 p.m. (local time of the Recipient). If a notice is not delivered or sent on a Business Day or is delivered or sent on or after 5:00 p.m. on such day, it will be deemed to be given on the next Business Day thereafter.

If to Silver Predator Corp.:

5450 Riggins Court, #5
Reno, Nevada USA 89502
Attention:          Nathan Tewalt, CEO
(Fax): (775) 284-1275
Email: ntewalt@silverpredator.com

If to Golden Predator US Holding Corp.

11521 North Warren Street
Hayden, Idaho 83835
Attention:          William Sheriff, Chairman & CEO
Fax: (208) 635-5465
Email: wms@aubullion.com

with a copy to

11521 North Warren Street
Hayden, Idaho 83835
Attention:          Timothy Leybold, CFO
Fax: (208) 635-5465
Email: tleybold@aubullion.com

7.3                   Governing Law

                         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each of the parties hereby irrevocably attoms to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

7.4                   Expenses of Parties

                         Each of the parties hereto will bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, and financial advisors.

7.5                   Assignment

                         No party hereto may assign its rights or obligations under this Agreement, without the consent of the other party hereto. SDP hereby consents to the assignment by GPUS to an Affiliate of GPUS of its rights and obligations hereunder, which rights and obligations GPUS will assign an Affiliate promptly following Closing.

7.6                   Successors and Assigns

                         This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.7                   Entire Agreement

                         This Agreement and the Schedules hereto constitutes the entire agreement, and supersedes all other prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof, including the Letter of Intent. None of the parties hereto will be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Effective Time pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Effective Time, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

7.8                   Waiver

                         Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Effective Time; provided, however, that such waiver must be evidenced by written instrument duly executed on behalf of such party.

7.9                   Amendments

                         No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

7.10                  Counterparts

                         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

SILVER PREDATOR CORP., by its
authorized signatory:

Authorized Signatory
Name:
Title:

GOLDEN PREDATOR US HOLDING
CORP., by its authorized signatory:

Authorized Signatory
Name:
Title:

SCHEDULE "A"
ASSETS OF SPRINGER MINING

  Fee land of approximately 3,756 acres in Pershing County, NV
  All underground mine and surface mill equipment at the Springer mine property in Pershing County, NV, including water and air pollution control permits, tailings/water dam and pond permits, and industrial water rights permits
  340 unpatented lode mining claims in Pershing County, NV
  25 placer mineral claims in Pershing County, NV
  Copper King Tungsten property consisting of 7 unpatented and 9 patented mining claims in Pershing County, NV

SCHEDULE "B"
ASSETS OF NEVADA ROYALTY

  Taylor Mill property and equipment in White Pine County, NV, including 5 onsite unpatented mining claims and water rights
  Rumbolt Mill site in Pershing County, NV
  Tempo property consisting of approximately 200 unpatented mining claims in Lander County, NV
  Modoc property consisting of an 85% interest in 114 unpatented mining claims in Lander County, NV
  Guild/Skipjack property consisting of 74 unpatented mining claims in Nye County, NV
  Lewiston property consisting of 175 unpatented and 3 patented owned claims, and 8 patented and 10 unpatented leased claims in Fremont County, WY
  Yankee West property consisting of 107 unpatented mining claims in White Pine County, NV
  Flamingo property consisting of 68 unpatented mining claims in Nye County, NV

SCHEDULE "C"

ROYALTIES

SPD will grant royalties to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, on each of the following properties and in the following amounts; provided, however, that all NPI will be calculated after any NSR payment, such that any NSR payments are allowable expenses when calculating NPI:

Taylor	1.0% NPI
Treasure Hill	0.5% NPI
Cordero	1.0% NPI
Copper King, ID	1.0% NPI or 1.0% NSR
McBride, Manitoba	1.0% NSR (Sypher Rscs)
Illinois Creek, Alaska	1/3 of any NSR or NPI currently owned by SPD or granted to SPD in the future.

SCHEDULE "D"

ADDITIONAL ROYALTIES

SPD will cause Nevada Royalty to grant royalties to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, on each of the following properties and in the following amounts:

Flamingo	2.0% NSR
Modoc (85%)	2.0% NSR
Tempo	2.0% NSR
Yankee West	1.0% NSR
Guild/Skipjack	2.0% NSR
Lewiston WY	1.0% NSR

SPD will cause Springer Mining to grant royalties to GPUS, or an Affiliate of GPUS as directed by GPUS in writing, on each of the following properties and in the following amounts:

Springer	2.0% NSR
Copper King	2.1% NSR

SCHEDULE "E"

FORM OF PURCHASE NOTE

2

Schedule "E" to SPD Share Purchase Agreement

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL <@>, 2014.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE <@>, 2014.

SILVER PREDATOR CORP.

PROMISSORY NOTE

Date of Issue: , 2014	Amount: US$4,500,000

Silver Predator Corp. (the "Company"), for value received, promises to pay to Golden Predator US Holding Corp. (the "Holder"), the principal sum of US$4,500,000 (the "Principal Amount"), plus simple interest accruing from the date of issue until paid at a rate of 4% per annum.

This Promissory Note (the "Note") is made pursuant to the share purchase agreement dated the date hereof between the Company and Golden Predator US Holding Corp. (the "Share Purchase Agreement"). Unless otherwise defined, capitalized terms used in this Note have the meanings assigned to them in the Share Purchase Agreement. If there is a conflict or inconsistency between this Note and the Share Purchase Agreement, the Share Purchase Agreement will prevail to the extent of that conflict or inconsistency.

1.        Principal and Interest

The outstanding Principal Amount and the accrued but unpaid interest (the "Interest") shall become due and payable as follows (each, a "Payment Due Date"):

(a)	Principal Amount of US$1,000,000 on , 2015;

(b)	Principal Amount of US$1,500,000 on , 2016; and

(c)	Principal Amount of US$2,000,000 on , 2017,

in each case plus Interest accumulated as at such date.

All payments under this Note shall be made in the lawful money of Canada. The Company may prepay all or any part of the Note at any time without penalty, bonus or charges. All payments shall first be applied to the Interest and thereafter to the outstanding Principal Amount. All payments of Interest, whether in cash, or in shares pursuant to section 2, will be net of applicable Canadian withholding tax, if any.

2.        Payment of Principal Amount and Interest in Common Shares

Subject to the receipt of any required regulatory approvals and the other provisions of this Note the Company may, at its option provided that its common shares are then listed on the Toronto Stock Exchange or the TSX Venture Exchange, and not subject to any cease trade order or suspension or halt in trading, in exchange for or in lieu of paying the portion of the Principal Amount and/or any Interest due on each Payment Due Date (or any other pre-payment date) solely in money, elect to satisfy its obligation to pay such portion of the Principal Amount and/or any Interest by issuing and delivering to the Holder on the date of payment (the "Common Share Payment Date") that number of fully paid common shares in the capital of the Company ("Common Shares") obtained by dividing such portion of the Principal Amount and/or any Interest that the Company elects to pay in Common Shares by the Common Share FMV (the "Common Share Payment Right").

For the purposes of the foregoing, the "Common Share FMV" shall be the greater of: (a) subject to the Available Discount (as defined below), the volume weighted average trading price ("VWAP") of the Common Shares on the TSX Venture Exchange (or such other stock exchange on which the Common Shares may at such time be trading) for the 14 trading days immediately preceding the date which is two days before the Common Share Payment Date; and (b) CAD$0.05.

The VWAP of the Common Shares will be subject to a 10% discount in the event the VWAP is at least CAD$0.36 but less than CAD$0.75, and a 15% discount in the event the VWAP is CAD$0.75 or more (the "Available Discount").

Any amount payable by the Company to the Holder pursuant to the terms of this Note that is paid in Common Shares in accordance with the Company's Common Share Payment Right will be deemed to be paid and satisfied in full as of the Common Share Payment Date. The Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Company of its Common Share Payment Right effective immediately after the close of business on the Common Share Payment Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter. As soon as practicable following the Common Share Payment Date, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Common Shares to which the Holder shall be entitled pursuant to this Section 2. The Holder acknowledges and agrees that this Note and any securities acquired upon conversion pursuant to this Section 2 will be subject to such trade restrictions as may be imposed by operation of applicable securities rules and that the Company will be required to legend the certificates representing such securities with those restrictions.

3.        Fractional Shares

The Company shall not be required to issue fractional Common Shares upon the payment of any portion of this Note in Common Shares pursuant to Section 2. If any fractional interest in Common Shares would, except for the provisions of this Section 3, be issuable upon the payment of any amount of this Note, the number of Common Shares issued upon such payment shall be rounded down to the next whole number of Common Shares and the Company shall not be required to make any payment in lieu of delivering any certificates of such fractional interest.

4.        Adjustment and Anti-dilution Rights

If, prior to repayment of this Note, the Company undertakes any reclassification of, or other change in (including a change resulting from consolidation or subdivision) the outstanding Common Shares other than the Consolidation; or in case of any issue of Common Shares (or securities convertible into Common Shares) to all or substantially all of the holders of its outstanding Common Shares by way of a stock dividend or other distribution of assets or securities; the number of Conversion Shares to be issued under Section 2 shall, after such reclassification, change, issue, distribution or dividend, be equal to the number of shares or other securities or property of the Company, to which the Holder would have been entitled to upon such reclassification, change, distribution or dividend. The Common Share FMV in effect on the Common Share Payment Date of any such subdivision, redivision or on the record dated for such issuance of the Common Shares by way of a stock dividend or other distribution of assets or securities, as the case may be, shall be decreased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction. The Conversion Price in effect on the Common Share Payment Date of any such reduction, combination or consolidation of the Common Shares, shall be increased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction.

2

The Company covenants with the Holder that so long as this Note remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Section 4 which may give rise to an adjustment in the number of Common Shares issuable under Section 2 herein and such notice must specify the particulars of such event and the record date and the effective date for such event. The Company shall give such notice to the Holder not less than ten business days in each case prior to such applicable record date.

5.        Transfer of Note - Restrictions on Transfer

This Note may not be transferred or assigned without the consent of the Company, which consent will not be unreasonably withheld by the Company; provided however that the Holder may transfer or assign this Note to an affiliate (as defined in the Securities Act (British Columbia) of the Holder without the consent of the Company. The Company shall not be required to consent to the transfer of this Note to a person that is either a non-resident person or a partnership that is not a "Canadian Partnership" each for the purposes of the Income Tax Act (Canada). If consented to by the Company, this Note may be transferred only in compliance with applicable securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. A new Note for like Principal Amount will be issued to, and registered in the name of, the transferee.

6.        No Impairment

Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its articles or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

7.        Miscellaneous

(a)	The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

(b)	This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein.

3

(c)

Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both the Company and the Holder.

(d)	This Note shall be governed by and construed under the laws of the Province of British Columbia.

(e)	The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

(f)

If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

SILVER PREDATOR CORP.

Per:

Authorized Signatory

4

SCHEDULE "F"

FORM OF ROYALTY GRANT AGREEMENT

3

No APN's - no transfer of title
Deed of Royalties Only

Recorded at the request of
and when recorded return to:

The undersigned affirms that this document
does not contain the personal information of any person.

Deed of Royalties

This Deed of Royalties ("Deed") is made and entered into effective this <               , day of               , 2014 from , a corporation ("               "), to               , a corporation ("               ").

Recitals

                   , a company incorporated under the laws of ("               "), and               , a corporation incorporated under the laws of , are parties to the Share Purchase Agreement dated               , 2014 (the "Sale Agreement") pursuant to which               agreed to grant to               the "Net Profits Royalty" (as defined herein) in the properties more particularly described in Exhibit A (hereinafter the "NPI Properties") and the "Net Smelter Royalty" (as defined herein) in the properties more particularly described in Exhibit B (hereinafter the "NSR Properties") (together with the Net Profits Royalty, the "Royalties") attached to and by this reference incorporated in this Deed (collectively the "Properties" and each individually a "Property").

            All capitalized words not otherwise defined shall have the respective meanings set forth in Exhibit C.

desires to grant to               the Royalties provided for in the Sale Agreement.

            In consideration of the sum of ten dollars ($10.00), the receipt of which is acknowledged, and the parties' rights and obligations under the Sale Agreement, the parties agree as follows:

1.        Net Profits Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assigns and successors, to pay to < >, and <@>'s assigns and successors, a production royalty of 1.0% of the Net Profits of the               Properties payable after the commencement of Commercial Production from the <@> Properties the "Net Profits Royalty"). For greater certainty, the Net Profits Royalty encumbers the               Properties separately, and the Net Profits Royalty in respect of the <@> Properties shall encumber, and shall only be payable from, the Net Profits to which <@> is entitled in respect of the <@> Properties and shall not encumber any other claims.

            1.1        Calculation of Royalty. If and for so long as the Net Profits Royalty is payable in respect of the               Properties, <@> shall calculate, as of the end of each calendar quarter ending after the date of commencement of Commercial Production on each of the <@> Properties, the Gross Revenue, Expenditures and Net Profits for each of the <@> Properties for such quarter.

            1.2        Arm's Length. Notwithstanding the definitions of Gross Revenue and Expenditures, if, in respect of the <@> Properties:

(a)	sales of ore, minerals or other products extracted or produced from the <@> Properties are made to;

(b)	receipts are paid by or receivables are payable by; or

(c)	costs, charges, obligations, liabilities and expenses paid or payable by <@>, <@> US and their respective affiliates to,

a person not at arm's length to <@>, the amount to be added to Gross Revenue for the <@> Properties in respect of such sales, receipts or receivables or to be added to Expenditures in respect of such costs, charges, obligations, liabilities and expenses shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or of the subject matter of the receipts, receivables, costs, charges, obligations, liabilities and expenses at the time.

            1.3        Payment of Net Profits Royalty. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties:

(a)	deliver to <@> a statement, showing in reasonable detail the calculation of Gross Revenue, Expenditures and Net Profits for the <@> Properties for such quarter; and

(b)	pay to <@> the Net Profits Royalty for such quarter.

            1.4        Carrying Forward of Losses. Any amount by which the aggregate of the Expenditures for the <@> Properties in any calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties, exceeds Gross Revenue for the <@> Properties for such quarter shall, together with any negative balance carried forward from the previous quarter (as long as such quarter ended after the date of commencement of Commercial Production), be carried forward for deduction from Gross Revenue for the purpose of determining the Net Profits for the <@> Properties for the immediately succeeding quarter.

            1.5        Year End Adjustment. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 120 days of the end of each calendar year ending after the date of commencement of Commercial Production on the <@> Properties, deliver to <@> a statement of the Gross Revenue, Expenditures and Net Profits for such calendar year, and contemporaneously with the delivery of such statement an appropriate adjustment shall be made with respect to the royalty payments made by <@> pursuant to Paragraph 1.3(b) above and <@> shall pay to <@> any amount payable by reason of the Net Profits disclosed in such statement.

            1.6        Access and Audit. For the purpose of verifying any statement of Net Profits for the <@> Properties delivered by <@> to <@> hereunder, <@> agrees that <@> and its authorized representatives shall, at all reasonable times, have full and free access to the books, accounts and records of <@> dealing with all aspects and elements of Gross Revenue and Expenditures for the <@> Properties, and <@> grants to <@> the right at any time to have the Gross Revenue, Expenditures and Net Profits for such Property determined and audited by a chartered accountant selected by <@>. <@> shall pay, on demand by <@>, any deficiency shown to be due by any such audit and, if the statement of Net Profits for the <@> Properties in respect of any period is found by such audit to be understated by more than 5%, <@> shall also reimburse <@> for the costs of the audit.

2.        Net Smelter Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assigns and successors, to pay to <@>, and <@>'s assigns and successors, a production royalty based on the Net Smelter Returns from the production or sale of minerals from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property (the "Net Smelter Royalty"). For greater certainty, the Net Smelter Royalty encumbers each of the <@> Properties separately and the Net Smelter Royalty in respect of anyone Owned Property shall encumber, and shall only be payable from, the Net Smelter Returns to which <@> is entitled in respect of that Property and shall not encumber any other claims.

            2.1.1        The Net Smelter Royalty percentage rate shall be 2.0% of the Net Smelter Returns with respect to Precious Metals derived from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property; and

            2.1.2        The Net Smelter Royalty percentage rate shall be 1.0% of the Net Smelter Returns with respect to all other metals and minerals derived from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property.

            The Royalties shall be non-administrative, nonexecutive, non-participating and nonworking mineral production royalties.

            2.1        Royalty on Property. The Royalties shall burden and run with the Properties, as applicable, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Properties. On amendment, conversion to a lease or other form of tenure, relocation or patenting of any of the unpatented mining claims which comprise all or part of the Properties, <@> agrees and covenants to execute, deliver and record in the office of the recorder of the county in which all or any part of the Properties are situated an instrument by which <@> grants to <@> the Royalties and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

            2.2        Notice of Commencement of Commercial Production. <@> shall provide <@> with written notice of the date of commencement of Commercial Production on any of the Properties within ten days after the occurrence of such date.

            2.3        Payment of Net Smelter Royalty. <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on any of the <@> Properties:

(a)

deliver to <@> a statement, showing in reasonable detail the calculation of Net Smelter Returns for such Owned Property for such quarter together with documentation supporting the proceeds and payments underlying such calculation; and

(b)	pay <@> the Net Smelter Royalty in respect of such Owned Property for such quarter.

            2.4        Arm's Length. Notwithstanding the definition of Net Smelter Returns, if the proceeds from the sales of ore, minerals or other products extracted or produced from any of the <@> Properties are paid to a person not at arm's length to <@>, or the payments deductible from proceeds are paid to a person not at arm's length to <@>, the amount to be added to or deducted from Net Smelter Returns for such Owned Property in respect of such sales or payments shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or to <@> of the subject matter of the payments at the time.

            2.5        Audit. <@> shall have the right, within 90 days after the delivery to <@> of the annual audited financial statements of <@> Parentco for each fiscal year during which Commercial Production from any of the <@> Properties exists to request an audit of any of the Net Smelter Royalty calculations for the previous year by <@> Parentco's public auditors, after which time period <@>'s calculations shall be deemed to be correct. The cost of such audit shall be paid by <@> unless the audit reveals that the amount paid on account of the Net Smelter Royalty for the fiscal year in question was more than 5% less than that calculated as being due by the auditor, in which case the cost of such audit shall be paid by <@>.

3.        Interest on Unpaid Amounts. If <@> shall fail to pay any amount when due under this Deed, the unpaid amount shall bear interest from the due date thereof to the date of payment at the annual rate equal to the Prime Rate plus [3%], calculated and payable monthly.

4.        Commingling. Subject to <@> obtaining any necessary consents or agreements of the owners of the <@> Properties <@> shall have the right to commingle any ores, minerals or mineral products from any of the Properties with ores, minerals and mineral products produced from other properties, provided that such commingling is accomplished after such ores, minerals or mineral products have been weighed or measured and sampled in accordance with sound mining and metallurgical practices. Any Royalty due hereunder shall be determined by equitable allocation between ores, minerals and mineral products from any of the Properties and ores, minerals and mineral products from other properties in accordance with sound accounting and metallurgical practices. Before the commencement of Commercial Production from any of the Properties that would involve commingling, <@> shall present and explain the commingling procedures that will be used to <@> and give reasonable consideration to any concerns raised by <@>. Accurate records of tonnage, volume of products, analyses of products, weight, assays of metal content, sales, and other records necessary for the computation of any Royalty due hereunder shall be kept by <@>, and such shall be available for inspection by <@>, at <@>'s sole expense, as applicable, at all reasonable times. In any dispute regarding the amount of any Royalty payable, the foregoing shall not alter the common law principles applicable to commingling regarding fair dealing and the burden of proof relating to the calculations of royalties payable.

5.        General Provisions.

            5.1        Entire Agreement. This Deed and the Sale Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

            5.2        Additional Documents. The parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

            5.3        Binding Effect. All of the covenants, conditions, and terms of this Deed shall bind and inure to the benefit of the parties and their successors and assigns.

            5.4        No Partnership. Nothing in this Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership or other partnership relationship between the parties.

            5.5        Governing Law and Forum Selection. This Deed is to be governed by and construed under the laws of the State of Nevada. Any action or proceeding concerning the construction, or interpretation of the terms of this Deed or any claim or dispute between the parties shall be commenced and heard in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe, Reno, Nevada.

            5.6        Severability. If any part, term or provision of this Deed is held by a court of competent jurisdiction to be illegal or in conflict with any laws or regulations, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Deed did not contain the particular part, term or provision held to be invalid.

            5.7        Notices. Any notices required or authorized to be given by this Deed shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section. Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee's local time shall be deemed delivered the next day.

If to <@>:

>

If to <@>.:

This Deed is effective               , of               , 2014.

This Royalty Deed was executed before me on __________________________________, by <        ,Chief Financial Officer and Treasurer of

My commission does not expire.

Exhibit A

<@> Properties

PROPERTY

The following               [NTD: insert property description]

Claim Name	BLM#
<@>

PROPERTY

The following               [NTD: insert property description]

Claim Name	BLM#
<@>

Exhibit B

<@> Properties

PROPERTY

The following               claims [NTD: insert property description]:

Claim Name	BLM#
<@>

PROPERTY

The following               claims [NTD: insert property description]:

Claim Name	BLM#
<@>

Exhibit C

Defined Terms

1.	"Claims" means the mining claims that comprise the Properties.

2.

"Commercial Production" means, and is deemed to have been achieved, in respect of any of the Claims when the concentrator processing ores, for other than testing purposes, has operated for a period of 30 consecutive production days at an average rate of not less than 60% of the projected production rate specified in a feasibility study recommending placing any of the relevant Claims in commercial production or other production plan being pursued or, if a concentrator is not erected on such Claims, when ores have been produced for a period of 30 consecutive production days at the rate of not less than 60% of the mining rate specified in a feasibility study recommending placing such Claims in commercial production, but specifically excludes the milling of ores for the purpose of testing or milling (to a maximum of 500 tons in respect of each of the Claims) by a pilot plant or milling during an initial tune-up period of a plant.

3.

"Expenditures" means, subject to Paragraph 1.2 hereof, all costs, charges, obligations, liabilities and expenses of every nature incurred or chargeable, directly or indirectly, by <@>, <@> Parentco and their respective affiliates, including payments for damages, if any, save and except for damages arising from willful misconduct or gross negligence of any of <@> or <@> Parentco, resulting from or connected with the preparation, equipping and operation of the <@> Properties which are incurred or become chargeable in connection with or for the benefit of the <@> Properties, its development, improvement, maintenance and operation, and the products thereof, except that any capital expenditure shall only be deemed to be an expenditure for any period to the extent that such capital expenditure is depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> for that period. All Expenditures shall be determined in accordance with Canadian generally accepted accounting principles consistently applied or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco. Without limiting the generality of the foregoing, and without intending to enumerate all items of expense, it is understood that Expenditures shall include the following items which are incurred or chargeable in connection with or for the benefit of the <@> Properties and without duplication:

(a)	all costs of or related to the mining and concentrating of ore or other products and the operation and development of the <@> Properties;

(b)	all selling and marketing expenses of ore or other products, including without limitation, transportation, agents' commissions and discounts;

(c)

all costs of maintaining any the <@> Properties or the leases relating thereto, as applicable, or any other interest therein in good standing, including payment of the Royalties and any other amounts due thereunder, as applicable, and taxes of any nature whatsoever in connection therewith;

(d)	the costs of purchase or rental of all supplies, equipment, machinery, plant maintenance, plant additions, repairs and replacements and construction;

(e)	the costs of purchase or rental of all equipment, facilities and amenities for the use and welfare of employees employed in connection with the <@> Properties;

(f)	the total annual costs and expenses of insuring the <@> Properties, including the buildings, improvements, equipment and other property on or below the <@> Properties;

(g)

the salaries, fees and wages of all personnel, including supervisory and management personnel who work full time at the <@> Properties employed to carry out the maintenance and operation of the <@> Properties, including contributions and premiums towards usual fringe benefits, hospital and medical attention, unemployment and workers' compensation insurance, accident benefits, and other sums payable on account of death or injury to such employees, including all sums payable as compensation or damages arising in any manner out of the mining and treatment of the products and including any operations or work of any nature at the property, and in and on the plant or equipment on or below each such claim, including legal expenses in connection therewith, pension plan contributions and similar premiums and contributions;

(h)	all costs of consulting, audit, legal and accounting and other services;

(i)

all reasonable and actual costs and fees of<@> or <@> Parentco for providing technical, management and/or supervisory services, such amount, excluding costs relating to depreciated or amortized capital expenditures, not to exceed: (i) 3% of the Expenditures during the relevant period under paragraphs (a), (c), (d), (e), (f), (g), (j), (1) and (m) of the definition of Expenditures; and (ii) 10% of the Expenditures during the relevant period under paragraph (k), provided that, notwithstanding the foregoing, the costs and fees pursuant to this clause (ii) shall not exceed 5% of the Expenditures in respect of any contract pursuant to which the cost to <@> or <@> Parentco is in excess of $50,000;

(j)	the costs of cleaning, garbage and waste collection and disposal, and operating and maintaining storage areas, loading and receiving areas and truck docks;

(k)

all exploration and development expenditures, and all other costs, expenses, interest, obligations and liabilities of whatsoever nature or kind, including those of a capital nature to the extent that such capital expenditures are depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco, during the relevant period, incurred or chargeable, directly or indirectly by <@> or <@> Parentco with respect to the exploration and development of the <@> Properties and equipping such claims for production, but excluding reasonable overhead charges;

(I)	the costs for pollution control, reclamation or any other similar costs incurred or to be incurred as a result of any governmental regulations or requirements;

(m)	costs or expenses incurred or to be incurred relating to the termination of the operation and development of the <@> Properties; and

(n)

all Taxes, rates, royalties, assessments, fees and duties, levied or imposed on the <@> Properties or on <@> or <@> Parentco in respect of such interests, and all taxes and other charges payable to any Governmental Entity, department or agency thereof (excluding income and similar taxes), including all government royalties, mining duties and Taxes not based or imposed on profits, payable on or in respect of or measured by the products from such claims.

4.

"Gross Revenue" means, subject to Paragraph 1.2 hereof, the total amount of all sales of ores, minerals, metals or other product extracted or produced from the <@> Properties and all other receipts or receivables whatsoever from all business conducted on or from such claims, whether those sales or other receipts be evidenced by cheque; cash, credit, charge accounts, exchange or otherwise. If any part of the operations on the <@> Properties shall be subcontracted or conducted by any person, finn or corporation other than <@>, then the total amount of all sales and other receipts of that subcontractor or other person, firm or corporation shall be included in Gross Revenue for the purpose of calculating the royalties payable hereunder.

5.

"Net Smelter Returns" means, subject to Paragraph 2.4 hereof, the net proceeds received from the sale of ore, or ore concentrates, metals or other mineral products from the relevant Claim to a smelter or other purchaser, after payment of:

(a)	smelter and refining charges;

(b)	government imposed production and ad valorem taxes (excluding taxes on income);

(c)

ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates. In the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovering costs incurred beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(d)

any and all transportation and insurance costs which may be incurred in connection with the transportation of ore, concentrates or other products, ex- headframe in the case of ores and ex-mill or other treatment facility in the case of concentrates or other products; and

(e)	all umpire charges which <@> may be required to pay.

6.	"Net Profits" means, with respect to any period and in respect of any of the Lease Properties, the Gross Revenue for such period less all Expenditures for such period.

7.	"Precious Metals" includes platinum, rhodium, gold, iridium, osmium, palladium, rhenium, ruthenium and silver.

8.

"Prime Rate" means at any particular time, the reference rate of interest, expressed as a rate per annum that the Bank of Montreal, at its main office in Vancouver , British Columbia, establishes as its prime rate of interest in order to determine interest rates that it will charge for demand loans in Canadian dollars to its most credit worthy customers.

SCHEDULE "G"

FORM OF SUBSCRIPTION AGREEMENT

4

Schedule "G" to the SPD Share Purchase Agreement

THIS OFFERING IS BEING M ADE ONLY IN JURISDICTIONS WH ERE THE SHARES MAY BE LAWFULLY OFFERED FOR SALE. NO OFFER IS MADE NOR WI LL SUBSCRIPTIONS BE ACCEPTED FROM RESIDENTS OF ANY JURISDICTION WHERE THE OFFER AND SALE OF THE SHARES WILL CONTRAVENE APPLICABLE SECURITIES LAWS. THIS OFFERING IS NOT BEING MADE TO U.S. PERSONS (AS THAT TERM IS DEFINED IN REGULATION S).

PRIVATE PLACEMENT

SUBSCRIPTION AGREEMENT OF COMMON SHARES

CAN $0.+ PER COMMON SHARE

,2014

INSTRUCTIONS TO PURCHASER

1.	Page l- Complete all the information in the boxes on page 1 and sign where indicated.
2.

Schedule "A" or "B" - Complete either the Corporate Placee Registration Form attached hereto as Schedule "A" or the Confirmation of Previously Filed Corporate Placee Registration Form attached hereto as Schedule "B".

3.	Schedule "C" - If you are an "accredited investor", then complete the "Accredited Investor Questionnaire" attached hereto as Schedule "B".
4.	Pages 6 & 7 - If you are not an "accredited investor" and are resident in Canada, then ensure that you have completed either of sections 8(e)(iii) or (iv) on pages 6 or 7 of this Subscription.
5.	Payment - Send a bank draft, certified cheque along with your completed forms to the address below. If you wish to pay by wire transfer, refer to Schedule "D".

The completed forms and any cheques should be delivered to:

Attention: Nancy La Couvee, Corporate Secretary
SILVER PREDATOR CORP.
#800 - 1199 West Hastings Street
Vancouver, British Columbia, Canada V6E 3T5
Fax: (604) 608-9345
Email : nlacouvee@silverpredator.com

Should you have any questions regarding the completion of this Subscription and the attached Schedules please contact Nancy La Couvee at (778) 968-6941.

PRIVATE PLACEMENT SUBSCRI PTION AGREEMENT - COMMON SHARES

ACCEPTANCE: The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated at Vancouver, British Columbia, this ____________day of _________________________________________2013.

SILVER PREDATOR CORP.

Per:
(Authorized Signatory)

TO:        SILVER PREDATOR CORP.

I.                      Subscription. The undersigned (the "Purchaser") hereby tenders to SI LVER PREDATOR CORP. (the "Company" or the "'Issuer") this subscription offer which, upon acceptance by the Company, will constitute an agreement (the "subscription Agreement") of the Purchaser with the Company to purchase from the Company the number of Shares (as defined below) set out on page 1 hereof at the price (the "Purchase Price") of CAN$0.     per Share, on the terms and subject to the conditions set forth in this Subscription Agreement.

By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants, agreements, terms and conditions set forth hereunder.

2.                      Definitions. In this Subscription Agreement, unless the context otherwise requires:

(a)

"Accredited Investor Status Certificate" means the accredited investor status certificate required to be completed by a Purchaser who is a resident of Canada, in the form of Schedule "C" attached hereto;

(b)	"affiliate", "distribution" and "insider" have the respective meanings ascribed to them in the Securities Act (British Columbia);

(c)	"Closing" means the completion of the issue and sale by the Company and the purchase by the Purchaser of the Shares pursuant to this Subscription Agreement;

(d)	"Closing Date" means April 15, 2014 or such earlier date mutually agreed by the Company and the Purchaser;

(e)	"Closing Time" means a.m. (Pacific time) on the Closing Date or such other time as the Company and the Purchaser may determine;

(f)	"Common Share" means common shares without par value in the capital of the Company;

(g)	"Designated Provinces" means Ontario, British Columbia and Alberta;

(h)	"material" means material in relation to the Company;

(i)

"material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Shares and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

"Offering" means the offering of < Common Shares for an aggregate subscription price of US$ l ,800,000 to the Purchaser;

(k)

"Public Record" means all information and materials filed by the Company with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January l , 2012 to the date hereof;

(I)	"Purchaser'" means Resource Holdings Ltd.;

(m)	"Regulation S" means Regulation S under the U.S. Securities Act;

(n)	"Securities Commissions" means, collectively, the securities commission or other securities regulatory authority in each of the Designated Provinces;

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(o)

"Securities Laws" means, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(p)	"SEDAR" means the System for Electronic Document Analysis and Retrieval ;

(q)	"Shares" means common shares of the Company offed for sale to the Purchaser pursuant to this Offering;

(r)	"Stock Exchange" means the [TSX Venture Exchange;]

(s)	"U.S. Person '" means a U.S. Person as that term is defined m Regulation S under the U.S. Securities Act; and

(t)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended and rules and regulations thereunder.

3.                      Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Company at the address set out on the face page hereof, at such time as the Company may advise:

(a)	a completed and duly signed copy of this Subscription Agreement;

(b)

if the Purchaser is not an individual and will hold more than 5% of the Issuer 's issued and outstanding common shares upon completion of the Offering, a fully executed corporate placee registration form in the form set out in Schedule "A" unless the Purchaser has filed such a form with the Stock Exchange within the last year and it is still current, in which case the Purchaser will deliver confirmation of such filing in the form set out in Schedule "B".

(c)	if the Purchaser is purchasing as an "accredited investor", a completed and duly signed copy of the Accredited Investor Status Certificate;

(d)	any other documents required by applicable securities laws which the Company requests; and

(e)

a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Company may advise) in same day freely transferable Canadian funds at par in Vancouver, British Columbia to "SILVER PREDATOR CORP." representing the aggregate purchase price payable by the Purchaser for the Shares, or such other method of payment against delivery of the Shares as the Company may accept.

                          The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser acknowledges and agrees that this offer, the Purchase Price and any other documents delivered in connection herewith will be held by the Company until such time as the Company accepts or rejects this offer.

4.                      Closing. The transactions contemplated hereby will be completed at the Closing at the offices of the Company at Suite 800, 1199 West Hastings Street, Vancouver , British Columbia. At the Closing, the Company will issue the Shares subscribed and paid for hereunder and deliver them such Shares to the Purchaser at the address set forth on the cover page hereof.

5.                      General Representations, Warranties and Covenants of the Company. By accepting this offer, the Company represents and warrants to the Purchaser as follows:

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(a)

the Company and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)

the Company has all reqms1te corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement and this Subscription Agreement is a legal, valid and binding obligation of the Company;

(c)	no Offering Memorandum has been or will be provided to the Purchaser;

(d)

the Company has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Shares, and in connection therewith has not engaged in any "direct selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described i n Regulation D of the U.S. Securities Act;

(e)

on the Closing Date, the Company will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(f)

the Company and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Company or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(g)

the financial statements comprised in the Public Record accurately reflect the financial position of the Company as at the date thereof, and no adverse material changes in the financial position of the Company have taken place since the date of the Company's last financial statements except as filed in the Public Record;

(h)

neither the Company nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Company's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(i)

except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Company or any other security convertible or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued or outstanding Shares of the Company;

(j)

the entering into and performance by the Company will not, on the Closing Date, constitute a default under any term or provision of the constating documents or resolutions of the Company, or any judgment, decree, order, statute, rule or regulation, or any agreement or instrument applicable to the Company which in any way materially adversely affects the Company or the condition (financial or otherwise) of the Company or which would have any material effect upon the ability of the Company to perform its obligations arising under this Subscription Agreement;

(k)

the Shares will, at the time of Closing, be duly allotted, validly issued, fully paid and non- assessable and will be free of all liens, charges and encumbrances and the Company will reserve sufficient shares in the treasury of the Company to enable it to issue the Shares;

(I)	the outstanding Shares are now, and will be on the Closing Date, listed on the Stock Exchange;

(m)

on the Closing Date, no order ceasing or suspending trading in the securities of the Company nor prohibiting the sale of such securities will have been issued to the Company or its directors, officers or promoters and, to the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

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(n)	prior to the Closing Date, the Company will have obtained all required approvals from the Stock Exchange in order to permit the completion of the transactions contemplated hereby;

(o)

the Company will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the Stock Exchange required to be satisfied prior to the Exchange's acceptance of the Company's notice of the Offering;

(p)	the Company will use its best efforts to obtain all necessary approvals for this Offering;

(q)

as at , 2014, the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta and Ontario and the Company will use its commercially reasonable best efforts to maintain its status; and

(r)	the Company has full corporate authority to issue the Shares at the Closing Time.

6.                      Acceptance or Rejection. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Shares to the Purchaser being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company's execution of the acceptance form on the face page of this Subscription Agreement and the delivery at the Closing of the certificates representing the Shares to or upon the direction of the Purchasers in accordance with the provisions hereof

If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Company will be promptly returned to the Purchaser without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund for that portion of the subscription for the Shares which is not accepted will be promptly delivered to the Purchaser without interest or deduction.

7.                      Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Company, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)

Authorization and Effectiveness. If the Purchaser is a corporation, or other unincorporated entity, the Purchaser is a valid and existing entity, has the necessary capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof In either case, whether the Purchaser is a corporation, individual, or an unincorporated entity, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser 's constating documents, or equivalent, or any agreement to which the Purchaser is a party or by which it is bound;

(b)

Residence. The Purchaser is a resident of the jurisdiction referred to under "Name and Address of Purchaser"' set out on the face page hereof and: (i) is not a U.S. Person or a resident of the United States nor is it purchasing the Shares for the account or benefit of a U.S. Person or a resident of the United States; (ii) was not offered the Shares in the United States; and (iii) did not execute or deliver this Subscription Agreement in the United States;

(c)

Purchasing as Principal. Except to the extent contemplated herein, the Purchaser is purchasing the Shares as principal (as defined in applicable Securities Laws), for its own account and not for the benefit of any other person;

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(d)

Purchasing as Agent or Trustee. In the case of the purchase by the Purchaser of the Shares as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Shares for whom the Purchaser is acting, is purchasing its Shares as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and the beneficial purchaser is properly described in subparagraph (e)(i), (ii), (iii) or (iv) below, and the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby;

(e)

Purchaser Has Benefit of Statutory Exemptions. Unless it satisfies the requirements under subparagraph 8(d), the Purchaser is (or is deemed to be) purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set under "Name and Address of Purchaser" on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)

it is resident in or otherwise subject to applicable securities laws of Canada and it is an "accredited investor", as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators adopted under the securities legislation of the Canadian jurisdictions ("NI 45-106"), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106, and it has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule "C" to this Subscription Agreement and has initialled or placed a check mark in Appendix "A" to Schedule "C" thereto indicating that the Purchaser satisfies one of the categories of "accredited investor" set forth in such definition; or

(ii)

it is resident in or otherwise subject to applicable securities laws of Canada and it has an aggregate acquisition cost for the Shares of not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or

(iii)	it is resident in or otherwise subject to applicable securities laws of Canada (other than Ontario) and it is (if applicable, please initial):

(A)

a "director", "executive officer" or "control person" (as such terms are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement) of the Company, or of an affiliate of the Company; or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement), parent, grandparent, brother, sister, child or grandchild of any person referred to in subparagraph (A) above; or

(C)	a parent, grandparent, brother, sister, child or grandchild of the spouse of any person referred to in subparagraph (A) above; or

(D)	a close personal friend of any person referred to in subparagraph (A) above and, if requested by the Company, will provide a signed statement describing the relationship with any of such persons; or

(E)

a close business associate of any person referred to in subparagraph (A) above and, if requested by the Company, will provide a signed statement describing the relationship with any of such persons; or

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(F)

a "founder" of the Company (as such term is defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement), or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Company and, if requested by the Company, will provide a signed statement describing the relationship with such founder of the Company; or

(G)	a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Company; or

(H)	a person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or

(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in subparagraphs (A) through (G) above; or

(Note: for the purposes of subparagraph (DJ and (F) above. a person is not a "close personal friend" solely because the individual is a relative or a member of the same organization, association or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close personal friend as a res11/t of being a close personal friend of a close personal friend of one of the listed individuals above, rather the relationship must be direct. A close personal friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. Further, for the purposes of subparagraph (E) and (F) above, a person is not a "close business associate" solely because the individual is a client, c11stomer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above, rather the relationship must be direct. A close business associate is an individual who has had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness.); or

(iv)	it is resident in or otherwise subject to applicable securities laws of Ontario and it is (if applicable, please initial):

(A)	a "founder" of the Company, or an "affiliate" of a "founder" of the Company (as such terms are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement); or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement), parent, brother, sister, grandparent, grandchild or child of an executive officer, director or "founder” of the Company; or

(C)	a person that is a "control person" of the Company; or

(v)

it is resident in or otherwise subject to applicable securities laws of Canada and it is an employee, executive officer, director or consultant (as such terms (other than employee) are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement) of the Company and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement or continued engagement to provide services to, as applicable, the Company;

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(f)

Company or Unincorporated Organization. If the Purchaser, or any beneficial purchaser referred to in subparagraph (d) above, is a corporation or a partnership , syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily, to permit purchases without a prospectus under applicable law;

(g)

Absence of Offering Memorandum. The offering and sale of the Shares to the Purchaser were not made as a result of any advertising in the printed media of general and regular paid circulation, radio or television or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet, copies of news releases issued by the Company and other publicly available documents, which documents the Purchaser acknowledges do not, individually or collectively , constitute an offering memorandum or similar document;

(h)

No Undisclosed Information. The Shares are not being purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Shares has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company or any other person other than as set out in this Subscription Agreement and the decision is otherwise based entirely upon currently available public information concerning the Company ;

(i )

Investment Suitability. The Purchaser has obtained, to the extent it or he deems necessary, its own professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of the investment in the Shares in light of its financial condition and investment needs; and the Purchaser, and any beneficial purchaser referred to in subparagraph (d) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Shares and is able to bear the economic risk of loss of such investment;

(j)	Source of Subscription Funds.

(i)

none of the subscription funds used for the purchase of the Shares (the '"Subscription Funds'") (A) will represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (8) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction , or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and

(ii)

the Purchaser shall promptly notify the Company if the Purchaser discovers that any of the representations in paragraph (i) above ceases to be true, and to provide the Company with appropriate information in connection therewith; and

(k)	Absence of Certain Representations. No person has made to the Purchaser any written or oral representation:

	(i)	that any person will resell or repurchase any of the Shares;

	(ii)	that any person will refund the purchase price of any of the Shares; or

	(iii)	as to the future price or value of the Shares.

(I)	International Purchaser. If the Purchaser is resident outside of Canada and the United States, the Purchaser:

(i)

is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities'") having application in the jurisdiction in which the Purchaser is resident (the "International Jurisdiction") which would apply to the acquisition of the Shares, if any;

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(ii)

is purchasing the Shares pursuant to exemptions from the prospectus and registration or equivalent requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Shares under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

(iii)

confirms that the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Shares; and

(iv)	confirms that the purchase of the Shares by the Purchaser does not trigger:

(A)

an obligation to prepare and file a registration statement, offering memorandum, prospectus, offering circular or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(8)	continuous disclosure reporting obligations of the Issuer in the International Jurisdiction; and

(v)	the Purchaser will, if requested by the Issuer, comply with such other requirements as the Issuer may reasonably require.

                          The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Shares on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of the Closing and that they shall survive the purchase by the Purchaser of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Shares. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

8.                      Finder's Fee to Certain Investment Institutions. [Intentionally Deleted.]

9.                      Purchaser's Expenses. The Purchaser acknowledges and agrees that except as otherwise provided herein, all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Shares shall be borne by the Purchaser.

10.                    Resale Restrictions. The Purchaser understands and acknowledges that the Shares will be subject to certain resale restrictions under applicable Securities Laws and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions.

                          For purposes of complying with applicable Securities Laws and National Instrument 45-102 Resale of Securities, as well as Stock Exchange policies, the Purchaser understands and acknowledges that when issued all the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear the following legends:

["WITHOUT PRIOR WRITTEN APPROVA L OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPR ESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH TH E FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL , 2014."]

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"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE , 2014:'

(with the "< > " completed to reflect a date that is four months plus one day following the Closing Date.)

14.                    Legal and Tax Advice. The Purchaser acknowledges and agrees that it is solely responsible for obtaining its own legal and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby.

15.                    No Statutory Right of Rescission or Damages; Additional Acknowledgements. The Purchaser acknowledges and agrees that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(b)	there is no government or other insurance covering the Shares;

(c)	there are risks associated with the purchase of the Shares;

(d)

there are restrictions on the purchaser's ability to resell the securities and it is the responsibility of the purchaser to find out what those restrictions are and to comply with them before selling the securities;

(e)

the issuer has advised the purchaser that the issuer is relying on an exemption from the requirements to provide the purchaser with a prospectus and to sell securities through a person registered to sell securities under the Securities Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to the purchaser

(f)

as a consequence of acquiring the Shares pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(g)

except for this Subscription Agreement as otherwise set forth herein, it has relied solely upon publicly available information relating to the Company and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Company except as expressly set forth herein and such publicly available information having been delivered to the Purchaser;

(h)

the Purchaser, or, where the Purchaser is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(i)	the Company may be required to provide to the applicable securities regulatory authorities and to the Stock Exchange a list setting forth the identities of the beneficial purchasers of the Shares;

(j)

notwithstanding that the Purchaser may be purchasing Shares as an agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing;

(k)

none of the Shares have been or will be registered under the U.S. Securities Act or the securities laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Regulation S), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person and any partnership or company organized or incorporated under the laws of the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares;

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(I)	the Purchaser acknowledges and agrees that:

	(i)	the offer to purchase the Shares was not made to the Purchaser in the United States;

	(ii)	this Agreement was delivered to, executed and delivered by the Purchaser outside the United States;

	(iii)	the Purchaser is not, and will not be purchasing the Shares for the account or benefit of, any U.S. Person or person in the United States;

	(iv)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(v)

the Purchaser and any person for whose account it is acquiring the Shares, if applicable, has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the 1933 Act;

(vi)

if the Purchaser is a corporation, partnership or other legal entity incorporated or organized in the United States, the Purchaser's affairs are controlled and directed from outside of the United States, its purchase of the Securities was not solicited in the United States, no part of the transaction which is the subject of this Subscription Agreement occurred in the United States, and the Issuer has informed the Purchaser that no market for the Securities currently exists in the United States; and

(vii)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provision of any laws applicable to or constating documents of, the Purchasers or of any agreement, written or oral, to which the Purchaser may be a part or by which he or she is or may be bound; and

(m)	if the Stock Exchange imposes escrow or other resale restrictions on the Shares then the Purchaser agrees to be bound by such restrictions.

16.                   No Revocation. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

17.                   Indemnity. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein.

18.                   Collection of and Use of Personal Information.

(a)

The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the fact the Issuer is collecting the Purchaser’s (and any beneficial purchaser’s) personal information for the purpose of completing the Purchaser' subscription. The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the Issuer retaining the personal information for as long as permitted or required by applicable law or business practices. The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) further acknowledges and consents to the fact the Issuer may be required by applicable securities laws, stock exchange rules, and Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Purchaser respecting itself (and any beneficial purchaser). The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

11

(b)

The Purchaser and disclosed principal, if applicable, hereby acknowledges and consents to: (i) the disclosure by the Purchaser and the Issuer of Personal Information (defined below) concerning the Purchaser to any Securities Commission, or to the Stock Exchange and its affiliates, authorized agent, subsidiaries and divisions, if applicable; and (ii) the collection, use and disclosure of Personal Information by the Stock Exchange for the following purposes (or as otherwise identified by the Stock Exchange, from time to time):

(i)	to conduct background checks;

(ii)	to verify the Personal Information that has been provided about the Purchaser;

(iii)	to consider the suitability of the Purchaser as a holder of securities of the Issuer;

(iv)	to consider the eligibility of the Issuer to list and continue to be listed on the Stock Exchange;

(v)

to provide disclosure to market part1c1pants as the security holdings of the Issuer's shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with the Issuer;

(vi)	to detect and prevent fraud;

(vii)	to conduct enforcement proceedings; and

(viii)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Stock Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

(c)

The Purchaser also acknowledges that: (i) the Stock Exchange also collects additional Personal Information from other sources, including securities regulatory authorities in Canada or elsewhere, investigative law enforcement or self-regulatory organizations, and regulations service providers to ensure that the purposes set forth above can be accomplished; (ii) the Personal Information the Stock Exchange collects may also be disclosed to the agencies and organizations referred to above or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; (iii) the Personal Information may be disclosed on the Stock Exchange's website or through printed materials published by or pursuant to the direction of the Stock Exchange; and (iv) the Stock Exchange may from time to time use third parties to process information and provide other administrative services, and may share the information with such providers.

(d)

If the Purchaser is resident in Ontario, the public official who can answer questions about the Ontario Securities Commission's indirect collection of Personal Information is the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone 416-593-8086.

(e)

Herein, "Personal Information" means any information about the Purchaser required to be disclosed to a Securities Commission or the Exchange, whether pursuant to a Securities Commission or Stock Exchange form or a request made by a Securities Commission or the Stock Exchange including the Corporate Placee Registration Form attached hereto.

12

19.                   Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed , discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

20.                   Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

21.                   Miscellaneous. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing.

22.                   Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

23.                   Counterpart and Facsimile Subscriptions. This Subscription Agreement may be signed in counterparts, including counterparts by means of facsimile or scanned PDF via email transmission, each of which will be deemed an original, but all of which, taken together, and delivered will constitute one and the same Agreement. This Subscription Agreement will not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

24.                   Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

25.                   Time of Essence. Time shall be of the essence of this Subscription Agreement.

26.                   Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

END OF TERMS

13

SCHEDU LE "A"

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 48. The corporation , trust , portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name: _________________________________________________________________________________________

	(b)	Complete Address: ____________________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: _____________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? _____________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? _____________________

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that :

(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction ;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ______________________________ Jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000 ; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual , provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

(a)	"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 68) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 68 or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

(a) Dated and certified (if applicable), acknowledged and agreed, at __________________________________ on _______________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

SCHEDULE B

CONFIRMATION OF PREVIOUSLY FILED CORPORATE PLACEE REGISTRATION FORM

TO:                      SILVER PREDATOR CORP.

     In connection with the proposed subscription for common shares of Silver Predator Corp., the undersigned hereby confirms that the undersigned has previously filed a Form 4C - Corporate Placee Registration Form with the TSX Venture Exchange and that the information in such Corporate Placee Registration Form is accurate and up-to- date as of the date hereof.

Dated _________ ________________________, 2014.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

SCHEDULE "C"

ACCREDITED INVESTOR STATUS CERTIFICATE

TO:               SILVER PREDATOR CORP. (the "Company")

            In connection with the purchase of Shares of the Company (the "Shares"") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "subscriber" for the purposes of this Schedule "C"), the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

1.        The Subscriber is purchasing or is deemed to be purchasing the Shares as principal for its own account or complies with the provisions of paragraph 8(d) of the Subscription Agreement;

2.        The Subscriber is an "accredited investor'" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" ("NI 45-106") by virtue of satisfying the indicated criterion as set out in this Schedule ""C";

3.        The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106 ; and

4.        Upon execution of this Schedule '"C" by the Subscriber, this Schedule "C" shall be incorporated into and form a part of the Subscription Agreement.

Dated: ________________________________________, 2014

Print name of Subscriber

By: ______________________________________________
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
APPENDIX "A" ON THE NEXT PAGES

C- 1

APPENDIX "A"

TO SCHEDULE "C"

NOTE:
THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

_______	(a)	a Canadian financial institution, or a Schedule Illbank; or

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_______	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_______	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly- owned entity of the Government of Canada or a jurisdiction of Canada; or

_______	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de Ia taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec; or

_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_______	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_______	(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

_______	(I)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

_______	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

_______	(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 or 2.19 of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

_______	(o)

an investment fund that distributes or has distributed secunhes under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

_______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

_______	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund; or

_______	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_______	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(i)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor.

For the purposes hereof:

(a)	"affiliate" means an issuer connected with another issuer because

	(i)	one of them is the subsidiary of the other; or

	(ii)	each of them is controlled by the same person.

B-3

(b)	"Canadian financial institution" means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	"consultant"' means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

	(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

	(ii)	provides the services under a written contract with the issuer or a related entity of the issuer, and

	(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes

(iv)	for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and

(v)

for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

(d)

"control person" means any person that owns or directly or indirectly exercises control or direction over securities of an issuer carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the issuer, unless that first person holds the voting securities only to secure an obligation;

(e)	"director" means

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(f)	"eligibility adviser" means

	(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

8-4

(g)	"executive officer" means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

	(iii)	performing a policy-making function in respect of the issuer;

(h)	"financial assets'" means

	(i)	cash,

	(ii)	securities, or

	(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(i)	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(j)	"founder" means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(k)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(I)	"investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(m)	"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

(n)	"local jurisdiction" means the jurisdiction in which the Canadian securities regulatory authority is situate;

(o)	"non-redeemable investment fund" has the same meaning as in National Instrument 21-101 Marketplace Operation;

(p)	"person" includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(q)	"regulator" means, for the local jurisdiction, the Executive Director or Director or la Commission des valeurs mobilieres du Quebec as defined under securities legislation of the local jurisdiction;

(r)	"related liabilities" means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

8-5

	(ii)	liabilities that are secured by financial assets;

(s)	"schedule Ill bank" means an authorized foreign bank named in Schedule Ill of the Bank Act (Canada);

(t)	"spouse" means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship , including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(u)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

8-6

SCHEDULE "D"

PAYMENT INSTRUCTIONS

Deliver a certified cheque or bank draft before the Closing Date in same day freely transferable Canadian funds at par in Vancouver, British Columbia to:

SILVER PREDATOR CORP.
800 - 1199 West Hastings Street
Vancouver, British Columbia, Canada V6E 3TS
Attention: Nancy La Couvee, Corporate Secretary
Tel: 778-968-6941

or

Send funds by wire transfer according to instructions on Page C-2 (following this page).

Schedule "D"
GPUS Distribution Agreement

Please see attached.

1

DISTRIBUTION AGREEMENT

            This asset distribution agreement (the "Agreement") is made as of •, 2014 between Americas Bullion Royalty Corp. ("AMB"), a corporation incorporated under the laws of British Columbia, and Golden Predator US Holding Corp. ("GPUS"), a corporation incorporated under the laws of Nevada.

WHEREAS:

A.	GPUS is a wholly-owned subsidiary of Americas Bullion Royalty Corp. ("AMB").

B.

AMB wishes to carry out certain reorganization transactions pursuant to an arrangement agreement dated as of February 18, 2014 between AMB and Resource Holdings Ltd. (the "Arrangement Agreement") which provides for the implementation of such reorganization transactions by way of a plan of arrangement (the "Plan of Arrangement"), a copy of which is attached as Schedule A to the Arrangement Agreement.

C.	In connection with the Plan of Arrangement, GPUS wishes to transfer the Distributed Assets (as defined below) (the "Distribution") to GPUS as a reduction of capital.

D.	Pursuant to Section 2.3(c) of the Plan of Arrangement, the transactions contemplated by this Agreement shall occur in accordance with and on the terms and conditions specified in this Agreement.

            NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the respective representations, covenants and agreements hereinafter contained, and other good and valuable consideration (the sufficiency of which is hereby acknowledged by the parties), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1        Defined Terms.

As used in this Agreement, the following terms have the following meanings:

"Agreement" means this asset distribution agreement as amended, restated and/ or supplemented and includes the Schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"AMB" means Americas Bullion Royalty Corp.

"Amount of Reduction of Capital" has the meaning ascribed thereto in Section 2.2(ii).

"Arrangement Agreement" has the meaning ascribed thereto in Recital B.

"Assumed Liabilities" has the meaning ascribed thereto in Section 4.1.

"Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

"Closing" means the completion of the Transaction contemplated by this Agreement.

"Consideration" has the meaning ascribed thereto in Section 2.4.

"Distributed Assets" has the meaning ascribed thereto in Section 2.1.

"Distribution" has the meaning ascribed thereto in Recital C.

"Effective Date" has the meaning ascribed thereto in the Plan of Arrangement.

"Effective Time" has the meaning ascribed thereto in the Plan of Arrangement.

"Excluded Liabilities" has the meaning ascribed thereto in Section 4.2.

"GPUS" means Golden Predator US Holding Corp.

"Governmental Entity" means (i) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, comm1ss1oner or instrumentality, whether international, multinational, national, federal, provincial, state, county, municipal, local, or other; (ii) any subdivision or authority of any of the foregoing; (iii) any stock exchange; and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

"Lien" means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.

"NRC Shares" means all of the issued and outstanding shares of Nevada Royalty Corp. which GPUS sold to SPD pursuant to the SPD Share Purchase Agreement.

"Parties" means AMB, GPUS, and any other Person who may become a party to this Agreement.

"Person" means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

"Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of or impair the use or marketability of any real property.

"Plan of Arrangement" has the meaning ascribed thereto in Recital B.

"SMC Shares" means all of the issued and outstanding shares of Springer Mining Company which GPUS sold to SPD pursuant to the SPD Share Purchase Agreement.

"SPD" means Silver Predator Corp.

"SPD Note" means the US$4,500,000 convertible promissory note granted by SPD to GPUS under the SPD Purchase Agreement.

"SPD Shares" means all of the shares of SPD that will be issued to GPUS pursuant to the SPD Purchase Agreement.

"SPD Share Purchase Agreement" means the agreement between Silver Predator Corp. and GPUS dated as of the date hereof.

"Taxes" means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

"Transaction" means the distribution of the Distributed Assets contemplated in this Agreement in accordance with the Plan of Arrangement.

ARTICLE 2
DISTRIBUTED ASSETS

Section 2.1        Distributed Assets.

            GPUS hereby distributes, assigns, transfers and conveys to AMB, and, AMB hereby accepts the distribution, assignment, transfer and conveyance from GPUS, with effect as of the Closing, all right, title and interest in and to the assets as set out in Schedule A (the "Distributed Assets").

Section 2.2        Payment for Distributed Assets.

            The Parties shall pay and account for the Distributed Assets as follows:

i)	first by AMB's assumption of the Assumed Liabilities at the Effective Time; and

ii)

second, as a reduction of capital in respect of AMB's shares in the capital stock of GPUS in an amount equal to the amount, if any, by which the aggregate fair market value of the Distributed Assets at the Effective Time, as determined by the directors of AMB and GPUS acting reasonably, exceeds the fair market value of the Assumed Liabilities at the Effective Time as so determined (the "Amount of Reduction of Capital") subject to adjustment in accordance with Section 2.4.

Section 2.3        Contracts.

            Nothing in this Agreement shall be construed as an attempt to assign to AMB any amount, agreement or contract which, as a matter of law or by its terms, is not assignable in whole or in part without the consent of the other party or parties to such amount, agreement or contract, unless such consent has been given. AMB and GPUS shall each use reasonable commercial efforts to obtain the consents prior to the Effective Time (or, if not obtained by the Effective Time, as soon as practicable thereafter). If consent has not been obtained, in order that AMB may receive and realize the full benefit of the non-assigned amounts, agreements and contracts, GPUS shall hold such amounts, agreements and contracts in trust for AMB and all benefits derived from such agreements and contracts shall be for the account of AMB. GPUS shall continue to try to obtain the consents and upon obtaining such consent will take all reasonable steps to effect the transfer.

Section 2.4        Price Adjustment.

            It is the intention of the parties that the fair market value of the Distributed Assets at the Effective Time will equal the aggregate of the fair market value of the Assumed Liabilities at the Effective Time and the Amount of Reduction of Capital (such aggregate amount, the "Consideration"). If it is subsequently determined by the parties hereto or if the Canada Revenue Agency subsequently proposes to assess or reassesses either party on the basis that the fair market value of the Contributed Assets does not equal the Consideration at the Effective Time, then the parties shall pay or refund to the other or otherwise adjust the Consideration or other rights and obligations between them, in such manner as is reasonable in the circumstances to cause the fair market value of the Consideration to equal, as nearly as circumstances reasonably permit, the fair market value of the Contributed Assets at the Effective Time.

ARTICLE 3
TAXES

Section 3.1        Payment of Sales Tax and Registration Charges on Transfer.

            AMB shall be liable for and shall pay all applicable Taxes and all other Taxes, duties, registration charges or other like charges payable in connection with the distribution of the Distributed Assets by GPUS to AMB. Where such amounts are required by law to be remitted by GPUS, AMB may make such payments on behalf of GPUS, where possible.

ARTICLE 4
ASSUMED LIABILITIES

Section 4.1        Assumed Liabilities.

            As of the Closing, AMB shall, in accordance with Section 2.2(i) assume all liabilities and obligations of GPUS, arising out of or associated with the ownership of the Distributed Assets, whether such liabilities arise or become known prior to or after, or are asserted prior to or after the Effective Time (collectively, the "Assumed Liabilities"); including all liabilities relating to the Distributed Assets due or accruing due at or after the Effective Time.

Section 4.2        Excluded Liabilities.

            AMB shall not assume and shall have no obligation to discharge, perform or fulfil, and GPUS will indemnify AMB from and against, any and all Excluded Liabilities. "Excluded Liabilities" means all liabilities and obligations of GPUS, whether known, unknown, direct, indirect, absolute, contingent or otherwise or arising out of facts, circumstances or events, in existence on or prior to Closing, that do not arise out of or are not associated with the ownership of the Distributed Assets, whether such liabilities arise or become known prior to or after, or are asserted prior to or after the Closing.

ARTICLE 5
COVENANTS OF GPUS

Section 5.1        SPD Purchase Agreement

            GPUS will hold the share certificates representing the NRC Shares and SMC Shares for the benefit of AMB, or as directed by AMB, and will endorse for transfer such share certificates to AMB or as AMB directs, if at any time prior to the satisfaction of the SPD Note in full, SPD elects to terminate the transactions contemplated under the SPD Purchase Agreement in accordance with its terms or if SPD fails to make a payment against the SPD Note when due in accordance with its terms.

ARTICLE 6
CLOSING

Section 6.1        Closing

            Closing shall occur on the Effective Date at the time set out in the Plan of Arrangement.

ARTICLE 7
DELIVERIES

Section 7.1        Deliveries for the Benefit of AMB.

            At the Closing, GPUS shall deliver or cause to be delivered to AMB the following in form and substance satisfactory to AMB, acting reasonably:

iii)

all necessary deeds, conveyances, assurances, transfers, assignments, trust declarations and any other instruments necessary or reasonably required to transfer to AMB good title to the Distributed Assets free and clear of all Liens, other than Permitted Liens, and to evidence the assumption of the Assumed Liabilities in accordance with the terms of this Agreement;

iv)	a copy of the directors' resolutions of GPUS approving this Agreement and the transactions contemplated hereby; and

v)	any other documentation as may reasonably be required by AMB.

Section 7.2        Deliveries for the Benefit of GPUS.

            At the Closing, AMB shall deliver or cause to be delivered to GPUS, acting reasonably:

i)

any instruments necessary or reasonably required to transfer to AMB good title to the Distributed Assets free and clear of all liens, other than Permitted Liens, and to evidence receipt of the Consideration in accordance with the terms of this Agreement;

ii)	a copy of the directors' resolutions of AMB approving this Agreement and the transactions contemplated hereby; and

iii)	any other documentation as may reasonably be required by GPUS.

ARTICLE 8
MISCELLANEOUS

Section 8.1        Termination

            This Agreement may, by notice in writing given at or prior to the completion of the transaction, be terminated by mutual consent of parties.

Section 8.2        Time.

            Time is of the essence of this Agreement.

Section 8.3        Successors and Assigns.

            This Agreement becomes effective when executed by GPUS and AMB. After that time, it will be binding upon and enure to the benefit of the parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

Section 8.4        Further Assurances.

            Each of the Parties covenants and agrees to do such things, to attend such meetings and to execute such further conveyances, transfers, documents and assurances as may be deemed necessary or advisable from time to time in order to effectively transfer the Distributed Assets to the GPUS and carry out the terms and conditions of this Agreement in accordance with their true intent.

Section 8.5        Amendments.

            This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by GPUS and AMB.

Section 8.6        Severability.

            If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 8.7        Governing Law.

            This Agreement is governed by, and will be interpreted and construed in accordance with, the laws of the state of Nevada and the federal laws of the United States applicable therein.

Section 8.8        Counterparts.

            This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows]

The parties have executed this Agreement as of the date first written above.

AMERICAS BULLION ROYALTY CORP.

By:

___________________________________________________
Authorized Signatory

GOLDEN PREDATOR US HOLDING CORP.

By:

___________________________________________________
Authorized Signatory

Schedule A - Distributed Assets

All of the consideration that CPUS received or is entitled to receive pursuant to the SPD Purchase Agreement being the SPD Note, an amount of cash determined in accordance with s.2.3(a)(i) of the SPD Purchase Agreement, that number of SPD Shares determined in accordance with s.2.3(a)(i) of the SPD Purchase Agreement, and all of CPUS' right, title and interest in and to, and all benefits of CPUS in respect of the right to nominate appointees to the board of directors of SPD under s.4.2 of the SPD Purchase Agreement, the preemptive rights under s.4.3 of the SPD Purchase Agreement, and the 1.0% net smelter royalty in respect of the McBride Project in Manitoba granted to CPUS by SPD (collectively, the "SPD Assets") and all of CPUS' right, title and interest in and to, and all the benefits of CPUS under the SPD Purchase Agreement relating to the SPD Assets. For greater certainty, the SPD Assets do not include any US royalty granted under the SPD Purchase Agreement.

A-1

Schedule "E"
RH Share Purchase Agreement

Please see attached.

1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is made as of the • day of e, 2014.

BETWEEN:

AMERICAS BULLION ROYALTY CORP., a company incorporated under the laws of British Columbia and having its registered office at 888 Dunsmuir Street, 11th Floor, Vancouver, BC V6C 3K4

(the"Purchaser")

AND:

MULTI-STRAT HOLDINGS LTD., a company incorporated under the laws of Bermuda and having its registered office at Crawford House, 50 Cedar Avenue, Hamilton, HMll Bermuda

(the"Vendor")

WHEREAS:

A.

Resource Holdings Ltd. (the "Company") and the Purchaser have entered into an arrangement agreement dated as of February 18, 2014 (the "Arrangement Agreement") which provides for the implementation of certain transactions (the "Arrangement") by way of a plan of arrangement (the "Plan of Arrangement"), a copy of which is attached as Schedule A to the Arrangement Agreement;

B.	Pursuant to Section 2.3(d) of the Plan of Arrangement, the transactions contemplated by this Agreement shall occur in accordance with and on the terms and conditions specified in this Agreement;

C.

The Vendor is the registered and beneficial owner of 110,000 Class A Shares with a par value of US$0.001 per Class A Share (the "Purchased Shares") of the Company, representing all of the issued and outstanding shares of the Company; and

D.	The Purchaser wishes to purchase and the Vendor wishes to sell the Purchased Shares on the terms and conditions set out herein.

            NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration (the receipt, and adequacy, of which is acknowledged by each of the Parties hereto) the Parties hereto represent, covenant and agree as follows:

ARTICLE l
INTERPRETATION

1.1        Definitions.

(1)        The Parties agree that the following terms shall have the following meanings in this Agreement:

(a)

"Affiliates" means, in respect of any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For these purposes, "control" and its derivatives means, with regard to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)

"Agreement" means this share purchase agreement as amended, restated and/ or supplemented and includes the Schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

(c)	"Arrangement" has the meaning ascribed thereto in Recital A;

(d)	"Arrangement Agreement" has the meaning ascribed thereto in Recital A;

(e)	"Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

(f)	"Balance Sheet Date" means December 31, 2013;

(g)	"BMA" means the Bermuda Monetary Authority;

(h)	"Business Day" means any day other than a Saturday, Sunday or statutory holiday in Vancouver, British Columbia;

(i)	"Cash Balance" has the meaning ascribed thereto in 3.2(1)(d)(iv);

(j)	"Cash Balance Statement" has the meaning ascribed thereto in Section 2.3;

(k)	"Closing" means the closing of the Transaction;

(1)	"Company" means Resource Holdings Ltd.;

(m)

"Common Shares" means common shares with par value of US$ 0.001 per share of RH with the rights and restrictions as set out in the bye-laws of the Company as constituted on the date of the Arrangement Agreement;

(n)	"Effective Date" has the meaning ascribed thereto in the Plan of Arrangement;

(o)	"Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

(p)	"Exchange Ratio" means 0.01, or such other number as the directors of the Purchaser may determine in accordance with Section 2.5 of the Plan of Arrangement;

(q)

"Financial Statements of the Company" means the consolidated audited financial statements of the Company and RR as at and for the period ended on December 31, 2013, consisting of a balance sheet and the accompanying statements of income, retained earnings and changes in financial position for the year then ended and notes to the financial statements together with the report of the auditors thereon;

(r)

"Governmental Entity" [11] means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign, (ii) any subdivision, agent or authority of any of the foregoing, (iii) any quasi-governmental, private body or independent body exercising any regulatory, supervisory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange;

(s)	"IFRS" means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements applied on a consistent basis;

(t)

"Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity, statutory body or self-regulatory authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

(u)

"Lien" means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute;

(v)	"MSR" means Multi-Strat Re Ltd.;

(w)

"Ordinary Course" means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person;

(x)	"Parties" means the Purchaser and the Vendor and Party means either one of them;

(y)

"Person" means any individual, sole proprietorship, partnership, limited partnership, joint venture, syndicate, unincorporated association, corporation, trust, trustee, executor, administrator or other legal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(z)	"Plan of Arrangement" has the meaning ascribed thereto in Recital A;

(aa)	"Purchaser" means Americas Bullion Royalty Corp.;

(bb)	"Purchase Price" has the meaning ascribed thereto in Section 2.2;

(cc)	"Purchased Shares" has the meaning ascribed thereto in Recital C;

(dd)	"RR" means Resource Re. Ltd.;

(ee)	"RR Shares" has the meaning ascribed thereto in 3.2(1)(d)(i);

(ff)

"Taxes" means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party;

(gg)	"Transaction" means the purchase and sale of the Purchased Shares contemplated in this Agreement and in accordance with the Plan of Arrangement;

(hh)	"TSX-V" means the TSX Venture Exchange;

(ii)	"Vendor" means Multi-Strat Holdings Ltd;

(jj)	"Vendor Payments" has the meaning ascribed thereto in Section 2.2;

(kk)	"Vendor Payments Statement" has the meaning ascribed thereto in Section 2.4;and

(II)	"VWAP" means volume weighted average price.

1.2        Interpretation.

(1)        For the purposes of this Agreement:

(a)	the schedules attached to this Agreement form an integral part of this Agreement for the purposes of it;

(b)

for the purposes of this Agreement, references to "the knowledge of the Vendor" or "the Vendor has no knowledge" means the actual current knowledge of senior management of the Vendor without any obligation to make on inquiries of any Person;

(c)	words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders;

(d)

any reference in this Agreement to an article, paragraph, subparagraph, Section, Subsection or Schedule is a reference to the appropriate article, paragraph, subparagraph, Section, Subsection or Schedule in or to this Agreement;

(e)	the headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(f)

the words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, section, subsection, paragraph, subparagraph or other subdivision or Schedule hereof;

(g)

the word "including", when following any general statement, term or matter, will not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but will be construed to refer to all other items or matters that could reasonably fall within the scope of such general statement, term or matter, whether or not non-limiting language (such as "without limitation", "but not limited to" or words of similar import) is used with reference thereto; and

(h)

when calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period will be excluded and if the last day of such period is a non-Business Day, the period in question will end on the next Business Day.

ARTICLE 2
PURCHASE OF SHARES

2.1        Purchase and Sale.

            The Vendor hereby sells, assigns and transfers to the Purchaser and the Purchaser hereby purchases from the Vendor the Purchased Shares free and clear of all Liens and in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2        Purchase Price.

(1)        The purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for the Purchased Shares shall be an amount equal to the aggregate of: a) the total payments made by the Vendor with respect to the incorporation and funding of the Company and RR as at the Closing (up to a maximum of US$300,000) (the "Vendor Payments"); and b) the Cash Balance as at the Closing (up to a maximum of US$1,000,000), but in no event shall the Purchase Price exceed US$1,300,000.

(2)        The Purchase Price shall be determined at least two (2) days before the Closing after the Purchaser has approved the Vendor Payments Statement and the Cash Balance Statement in accordance with Section 2.4 and Section 2.3, respectively.

(3)        The Purchase Price shall be paid by the Purchaser by certified cheque, bank draft or wire transfer of immediately available funds to or to the order of the Vendor or as it may otherwise direct in writing.

2.3        Cash Balance.

(1)        At least three (3) days prior to the Closing, the Vendor shall supply the Purchaser with a statement that sets out the amount of the Cash Balance as at the Closing (the "Cash Balance Statement") and reasonable supporting evidence. The amount of the Cash Balance shall be subject to the approval of the Purchaser, acting reasonably.

(2)        In the event that the Cash Balance is less than US$1,000,000, the Purchase Price shall be reduced by an amount equal to the difference between US$1,000,000 and the amount reflected in the Cash Balance Statement approved by the Purchaser.

(3)        For greater certainty, if the Cash Balance exceeds US$1,000,000, the Purchase Price shall be adjusted to reflect such difference.

2.4        Vendor Payments.

(1)        At least three (3) days prior to the Closing, the Vendor will supply the Purchaser with a statement (the "Vendor Payments Statement") and reasonable supporting evidence setting out the Vendor Payments as at the Closing. The amount of the Vendor Payments shall be subject to the approval of the Purchaser, acting reasonably.

(2)        In the event that the Vendor Payments is less than US$300,000, the Purchase Price shall be reduced by an amount equal to the difference between US$300,000 and the amount reflected in the Vendor Payments Statement approved by the Purchaser.

(3)        For greater certainty, if the Vendor Payments exceeds US$300,000, the Purchase Price shall not be adjusted to reflect such difference.

2.5        Payment of Purchase Price.

(1)        At Closing, the Purchase Price shall be paid and satisfied by the Purchaser paying the Purchase Price by, certified cheque, bank draft or wire transfer of immediately available funds to or to the order of the Vendor or as it may otherwise direct in writing. The Vendor agrees that payment to the account designated by the Vendor in accordance with the foregoing shall satisfy the Purchaser's obligation to pay the Purchase Price.

2.6        Taxes and Fees.

            Each of the Purchaser and the Vendor will be liable for all Taxes, duties, registration fees or other like charges properly payable by such Party under applicable Law in connection with the sale, assignment and transfer of the Purchased Shares from the Vendor to the Purchaser.

ARTICLE 3
REPRESENTATION AND WARRANTIES OF THE VENDOR

3.1        Representations and Warranties of the Vendor.

(1)        The Vendor represents and warrants as follows to the Purchaser at the date of this Agreement and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase of the Purchased Shares:

(a)

Incorporation and Qualification. The Vendor is a company duly incorporated, validly existing and in good standing under the Laws of Bermuda and has the corporate power to enter into and perform its obligations under this Agreement.

(b)

Corporate Authority. The execution and delivery of and performance by the Vendor of this Agreement have been authorized by all necessary corporate action on the part of the Vendor. The transfer of the Purchased Shares to the Purchaser has been authorized by all necessary corporate action on the part of the Company.

(c)

Enforceability. This Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding agreement of the Vendor enforceable against it in accordance with its terms.

(d)

No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions among the Parties contemplated hereby, or the due observance and performance by the Vendor of its obligations herein:

	(i)	will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of the charter documents or bye-laws of the Vendor, the Company or RR;

(ii)

will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of any Law, judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity, domestic or foreign, to which the Vendor, the Company or RR is subject; or

(iii)

will not violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of or accelerate the performance required by, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the Purchased Shares or the properties or assets of the Company or RR under any of the terms, conditions or provisions of the articles or any note, bond, mortgage, indenture, deed of trust, licence, agreement or other instrument or obligation to which the Vendor, the Company or RR is a party or pursuant to which any of their properties or assets may be bound or affected.

(e)

Vendor's Title to Purchased Shares. The Purchased Shares are owned by the Vendor as the legal and beneficial owner of record, with good and marketable title thereto, free and clear of all Liens, charges, mortgages, security interests, encumbrances, rights, calls, claims and demands of every nature and kind whatsoever. The Vendor has the full power and authority to sell, transfer and assign to the Purchaser the Purchased Shares and to vest in the Purchaser a good, valid and subsisting title in and to the Purchased Shares free and clear of all Liens, charges, mortgages, security interests, encumbrances, rights, calls, claims, demands or liabilities of every nature and kind whatsoever. All of the Purchased Shares have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws.

(f)

No Other Agreements to Purchase. Except for the Purchaser's right under this Agreement, no person has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre- emptive or contractual) capable of becoming such for the purchase or acquisition from the Vendor of any of the Purchased Shares.

(g)

Authorizations and Consents. There is no requirement on the part of the Vendor, the Company or RR to make any filing with or give any notice to any Governmental Entity or body, or obtain any order, permit, approval, waiver, license or similar authorization, in connection with the completion of the transactions contemplated by this Agreement, except for filings and notifications required to the TSX-V and to the BMA with respect to (i) the change of shareholder control of RH pursuant to section 30D of the Insurance Act (Bermuda) and (ii) the Exchange Control Division of the BMA to apply for a no-objection under the Bermuda Exchange Control Act 1972 to the transfer of the Purchased Shares.

(h)	Residence. The Vendor is a non-resident of Canada for the purposes of the Income Tax Act (Canada).

(i)	Vendor Statement and Cash Balance. The Vendor Payments and the Cash Balance as at the Closing will be set out in the Vendor Payments Statement and the Cash Balance Statement, respectively.

3.2        Representations of the Vendor with Respect to the Company and RR.

(1)        The Vendor represents and warrants as follows to the Purchaser at the date of this Agreement and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase of the Purchased Shares:

(a)

Incorporation and Qualification. Each of the Company and RR is a company duly incorporated, validly existing and in good standing under the Laws of Bermuda and has the corporate power and authority to own and operate its assets and conduct its business as now owned and conducted. Each of the Company and RR is duly qualified, licensed or registered to carry on business and is in good standing in each jurisdiction in which the character of its assets and properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, and has all Authorizations required to own, lease and operate its properties and to carry on its business as now conducted.

(b)	Corporate Authority. The transfer of the Purchased Shares to the Purchaser has been authorized by all necessary corporate action on the part of the Company.

(c)

Purchased Shares. The Purchased Shares consist of all of the duly issued and outstanding shares of the Company. All of the Purchased Shares have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws. Other than: (i) a warrant issued to Multi-Strat pursuant to a warrant certificate dated January 31, 2014 to purchase 5,500 Common Shares expiring on December 31, 2018 at an exercise price per share equal to the VWAP per share of the Purchaser on the TSX or TSX-V, as applicable, for the 10 trading day period immediately prior to the Closing, divided by the Exchange Ratio; provided that, the directors the Purchaser, may at any time prior to the Effective Time, by resolution of the Purchaser's board of directors, alter the Exchange Ratio if it determines that it is necessary or advisable to do so in order to ensure that the Purchaser will, upon completion of the Arrangement, meet the minimum distribution requirements of the TSX-V applicable to a Tier 1 Issuer (as defined in the TSX-V Corporate Finance Manual); and (ii) an agreement to issue RH Shares to Kudu Partners, L.P. in accordance with an agreement between RH and Kudu Partners, L.P. entered into as of the date hereof, the Purchased Shares constitute all of the issued and outstanding securities of the Company and there are no agreements relating to the issuance, sale, transfer or voting of any equity securities or other securities of the Company and, except as provided in the bye-laws of the Company as constituted on the date of the Arrangement Agreement.

(d)	Subsidiary.

(i)

The Company is the registered and beneficial owner of 120,000 common shares with a par value of US$1.00 per common share of RR, representing all of the issued and outstanding shares of RR (the "RR Shares"). The RR Shares constitute all of the issued and outstanding securities of RR and there are no agreements relating to the issuance, sale, transfer or voting of any equity securities or other securities of RR and, except as provided in the bye-laws of RR;

(ii)

The RR Shares are owned by the Company as the legal and beneficial owner of record, with good and marketable title thereto, free and clear of all Liens, charges, mortgages, security interests, encumbrances, rights, calls, claims and demands of every nature and kind whatsoever. The RR Shares consist of all of the duly issued and outstanding shares of RR. All of the RR Shares have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws;

(iii)

RR holds a valid Class 3A insurance license and as such is duly qualified, licensed or registered to carry on a reinsurance business and will be able to carry on a reinsurance business immediately after the Effective Date without any other material requirements other than satisfaction of the undertaking provided by Multi-Strat Re Ltd. ("MSR") to the BMA pursuant to which MSR has agreed to provide the initial reinsurance arrangements to the Insurance Division of the BMA for prior approval prior to writing business;

	(iv)	RR holds approximately US$1,000,000 in cash and notes owing as at the Closing (the "Cash Balance"); and

	(v)	Since the Balance Sheet Date the business of each of the Company and RR has been carried on in the Ordinary Course.

(e)

Financial Statements. The Financial Statements of the Company have been prepared in accordance with IFRS applied on a basis consistent with those of previous fiscal years and each fairly, completely and accurately discloses in all material respects:

(A) the consolidated assets, liabilities and obligations (whether accrued, contingent, absolute or otherwise), income, losses, retained earnings, reserves and financial position of the Company and its subsidiaries;

(B) the results of operations of the Company and its subsidiaries; and (C) the changes in the financial position of the Company and its subsidiaries, all as at the dates and for the periods therein specified. Complete and accurate copies of the Financial Statements of the Company are attached as Schedule A hereto.

(f)

Taxes. Each of the Company and RR has filed or caused to be filed, within the times and in the manner prescribed by Law, all applicable tax returns and tax reports which are required to be filed by it. The information contained in such returns and reports is correct and complete and such returns and reports reflect accurately all liability for Taxes of the Company and RR for the periods covered thereby. All applicable income, profits, franchise, sales, use, occupancy, excise and other Taxes and assessments (including interest and penalties) that are or may become payable by or due from the Company or RR have been fully paid. The income tax liabilities of the Company and RR have been assessed for all fiscal years to and including its fiscal years ended on December 31, 2013. There are no outstanding agreements or waivers extending the statutory period or otherwise providing for an extension of time with respect to the assessment or re-assessment of tax against, or the filing of any tax return or the payment of any tax by, the Company or RR. There are no claims, actions, suits or proceedings pending, or threatened against the Company or RR relating to taxes and the Vendor knows of no valid basis for any such claim, action, suit, proceeding, investigation or discussion. The Company and RR have each withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable Law.

(g)

No Material Adverse Change. Since the Balance Sheet Date, there has been no material adverse change in the business, activities, assets, liabilities, operations, properties, results of operation, prospects or condition (financial or otherwise) of the Company or RR and there exists no actual, alleged or anticipated event, occurrence, condition or act which may (or would with the giving of notice, the lapse of time, or both, or the happening of any other event or condition) result in such a material adverse change.

(h)

No Undisclosed Liabilities. Neither the Company nor RR has liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for current liabilities incurred in the Ordinary Course, which liabilities or obligations are not in arrears and have not had a material adverse effect on the financial condition of the Company or RR.

(i)

Books and Records. All accounting and financial books and records of the Company and RR have been fully, properly and accurately kept and completed in all material respects and such books and records and other data and information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not in the possession of, or held for the benefit of and deliverable upon request to, the Company or RR.

(j)	Title to Assets. Each of the Company and RR have good and marketable title to all of its assets, free and clear of all Liens.

(k)

Sufficiency and Condition of Assets. The Company and RR each owns or leases or licenses all of its assets. Such assets include all rights and property necessary to enable each of the Company and RR to conduct its business after the Effective Date substantially in the same manner as it was conducted prior to the Effective Date including all the assets reflected in the balance sheets forming part of the Financial Statements, except as indicted in the notes thereto, together with all additions thereto and less all dispositions thereof. The Company and RR will not lose ownership of or the right to use any such assets solely as a result of the completion of the transactions contemplated herein and all such assets are in good operating condition and repair having regard to their use and age and are adequate and suitable for the uses to which they are being put.

(l)

No Breach of Material Contracts. Each of the Company and RR has performed all of the obligations required to be performed by it and is entitled to all material benefits under, and is not alleged to be in material default of, any material contract to which it is a party or by which its assets are bound (each a "Material Contract"). Each Material Contract is in full force and effect, unamended and there exists no material default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default by the counterparties to any Material Contract.

(m)

No Action. Neither the Company nor RR is aware of any action, suit or proceeding, at law or at equity, for or by any court or any federal, provincial, municipal or other governmental department, commission, board, agency or instrumentality which would prevent or materially adversely affect the transactions contemplated by this Agreement, affect its assets and liabilities or result in a material adverse change.

(n)

Bankruptcy. The Company and RR has not committed an act of bankruptcy, proposed a compromise or arrangement to its creditors, had any petition for a receiving order filed against it, taken any proceeding with respect to a compromise, arrangement or winding up, or otherwise taken advantage of any insolvency or bankruptcy legislation, had a receiver appointed to any part of its property or had any execution or distress or seizure levied upon any of its property.

(o)	Securities Laws. Neither the Company nor RR is a reporting issuer under any Canadian securities Laws and there is no published market for the Purchased Shares.

ARTICLE 4
PURCHASER'S REPRESENTATIONS AND WARRANTIES

(1)        The Purchaser represents and warrants as follows to the Vendor at the date of this Agreement and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

(a)

Incorporation and Qualification. The Purchaser is a corporation incorporated and existing under the Laws of British Columbia. The Purchaser has the corporate power to enter into and perform its obligations under this Agreement.

(b)	Corporate Authority. The execution and delivery of and performance by the Purchaser of this Agreement have been authorized by all necessary corporate action on the part of the Purchaser.

(c)

Approvals. The Purchaser has obtained all necessary approvals to enter into this Agreement and to carry out the transactions contemplated by this Agreement subject to the consents and approvals required in the Arrangement Agreement, the Interim Order (as defined in the Plan of Arrangement), and the Final Order (as defined in the Plan of Arrangement).

(d)	Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(e)

Non-Contravention. Neither the execution, delivery and performance by the Purchaser of this Agreement nor the completion of the transactions contemplated hereby will conflict with or result in a breach of or default under any agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser is bound.

ARTICLE 5
CLOSING

5.1        Closing

            Closing shall occur on the Effective Date at the time set out in the Plan of Arrangement.

5.2        Conditions Precedent to the Agreement.

            The obligations of the parties to complete the Transaction and to deliver the documents contemplated hereby are conditional on the satisfaction or waiver of all conditions precedent in the Arrangement Agreement which condition is for the benefit of both the Vendor and Purchaser and may not be waived.

ARTICLE 6
CLOSING COVENANTS

6.1        Vendor's Covenants.

(1)	The Vendor covenants to deliver to the Purchaser at Closing the following:

(a)

certified copies of (a) the resolutions of the directors of the Vendor and of the Company approving the execution, performance, and delivery of this Agreement and (b) the constating documents of the Vendor and the Company;

	(b)	a certificate of good standing of each of the Vendor, the Company and RR;

	(c)	a share certificate representing the Purchased Shares registered in the name of the Vendor, duly endorsed for transfer or with a duly executed instrument for transfer;

(d)	a copy of the register of members of the Company showing the Purchaser as the registered owner of the Purchased Shares;

(e)	a copy of the register of member of RR showing the Company as the registered owner of the RR Shares;

(f)	duly signed resignations and releases of John T. Rickard as director, Joseph Taussig as Vice Chairman, and Wayne Kauth as Chief Financial Officer, each in a form satisfactory to the Purchaser; and

(g)	any other documentation as may reasonably be required by the Purchaser.

6.2        Purchaser's Covenants.

            The Purchaser covenants to the Vendor to deliver at Closing a certified cheque, bank draft or evidence of a wire transfer of immediately available funds payable to or to the order of the Vendor or as the Vendor may otherwise direct in writing, in the amount of the PurchasePrice.

ARTICLE 7
SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

(1)        The covenants, representations and warranties of the Vendor contained in this Agreement and in any certificates or documents delivered pursuant to or in connection with the transactions contemplated by this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser without limitation of time, subject only to applicable limitation periods imposed by Law.

(2)        The covenants, representations and warranties of the Purchaser contained in this Agreement and in any certificates or documents delivered pursuant to or in connection with the transactions contemplated by this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Vendor, shall continue in full force and effect for the benefit of the Vendor without limitation of time, subject only to applicable limitation periods imposed by Law.

ARTICLE 8
GENERAL

8.1        Time of the Essence.

            Time is of the essence in this Agreement.

8.2        Enurement.

            This Agreement becomes effective when executed by the Vendor, the Purchaser and the Company. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement, including any right to payment, may be assigned or transferred, in whole or in part, by either Party without the prior written consent of the other Party.

8.3        Entire Agreement.

            This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such transactions. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

8.4        Amendment.

            This Agreement will not be amended or modified, unless such amendment or modification is agreed to in writing by the Parties, and each Party executes a written instrument giving effect to such modification.

8.5        Waiver.

            No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right it may have.

8.6        Further Assurances.

            Each of the Parties covenants and agrees to do such things, to attend such meetings and to execute such further documents and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

8.7        Termination.

            This Agreement may, by notice in writing given at or prior to the completion of the transaction, be terminated by mutual consent of the Vendor and the Purchaser.

8.8        Severability.

            If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

8.9        Governing Law.

            This Agreement is governed by, and will be interpreted and construed in accordance with, the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein.

8.10      Counterparts.

            This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows]

            The Parties have executed this Share Purchase Agreement as of the date first written above.

AMERICAS BULLION ROYALTY CORP.

By:

______________________________________
Name:
Title:

MULTI-STRAT HOLDINGS LTD.

By:

______________________________________
Name:
Title:

SCHEDULE A
FINANCIAL STATEMENTS

To follow.

A-1

Schedule "F"
AMB Contribution Agreement

Please see attached.

1

CONTRIBUTION AGREEMENT

            This asset contribution agreement (the "Agreement") is made as of • between Americas Bullion Royalty Corp. ("AMB"), a corporation incorporated under the laws of British Columbia, and Resource Holdings Ltd. ("RH"), an exempted company incorporated under the laws of Bermuda.

WHEREAS:

A.	RH is a wholly owned subsidiary of AMB.

B.

AMB wishes to carry out certain reorganization transactions pursuant to an arrangement agreement dated as of February 18, 2014 between AMB and RH (the "Arrangement Agreement") which provides for the implementation of such reorganization transactions by way of a plan of arrangement (the "Plan of Arrangement"), a copy of which is attached as Schedule A to the Arrangement Agreement.

C.

In connection with the Arrangement Agreement, AMB wishes to contribute the Contributed Assets (as defined below) (the "Contribution") to RH in exchange for consideration consisting of the assumption by RH of the Assumed Liabilities and a contribution of capital by AMB to the capital of the restricted voting shares (the "RH Shares") of RH.

D.	Pursuant to Section 2.3(h) of the Plan of Arrangement, the transactions contemplated by this Agreement shall occur in accordance with and on the terms and conditions specified in this Agreement.

            NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the respective representations, covenants and agreements hereinafter contained, and other good and valuable consideration (the sufficiency of which is hereby acknowledged by the parties), the parties hereto covenant and agree as follows:

ARTICLE l
INTERPRETATION

Section 1.1        Defined Terms.

As used in this Agreement, the following terms have the following meanings:

"Agreement" means this asset contribution agreement as amended, restated and/ or supplemented and includes the Schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"AMB" means Americas Bullion Royalty Corp.

"Amount of Contribution of Capital" has the meaning ascribed thereto in Section2.2(ii).

"Arrangement Agreement" has the meaning ascribed thereto in Recital B.

"Assumed Liabilities" has the meaning ascribed thereto in Section 4.1.

"Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

"Closing" means the completion of the Transaction contemplated by this Agreement.

"Contributed Assets" has the meaning ascribed thereto in Section 2.1.

"Contribution" has the meaning ascribed thereto in Recital C.

"Denver Lease Agreement" means the lease agreement between Americas Bullion Royalty Corp. and Bradley Investors, LP dated April 24, 2013.

"Designated Employees" has the meaning ascribed thereto in Article 5.

"Effective Date" has the meaning ascribed thereto in the Plan of Arrangement.

"Effective Time" has the meaning ascribed thereto in the Plan of Arrangement.

"Employees" means those individuals who are employed by AMB.

"Employee Plans" means all the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former directors, officers or employees of AMB maintained, sponsored or funded by AMB, whether written or oral, funded or unfunded , insured or self-insured, registered or unregistered under which the AMB may have any liability, contingent or otherwise.

"Excluded Liabilities" has the meaning ascribed thereto in Section 4.2.

"Governmental Entity" means (i) any governmental or public department, central bank, court, minister, governor-in-council, cabinet, commission, tribunal, board, bureau, agency, comm1ss1oner or instrumentality, whether international, multinational, national, federal, provincial, state, county, municipal, local, or other; (ii) any subdivision or authority of any of the foregoing; (iii) any stock exchange; and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

"GPUS" means Golden Predator US Holding Corp.

"Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

"NSR" means net smelter return.

"NTR" means Northern Tiger Resources Inc.

"Parties" means AMB, RH and any other Person who may become a party to this Agreement.

"Person" means an individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

"Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of or impair the use or marketability of any real property.

"Plan of Arrangement" has the meaning ascribed thereto in Recital B.

"RH" means Resource Holdings Ltd.

"RH Shares" has the meaning ascribed thereto in Recital B.

"RTZ" means Redtail Metals Corp.

"SPD" means Silver Predator Corp.

"SPD Assets" has the meaning given in the distribution agreement between GPUS and AMB dated the same date as this Agreement.

"Taxes" means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

"Transaction" means the contribution of the Contributed Assets contemplated in this Agreement in accordance with the Plan of Arrangement;

"Transferred Employees" has the meaning ascribed thereto in Article 5.

"Vancouver Lease Agreement" means the lease agreement between Golden Predator Corp., a predecessor to AMB and The Standard Life Assurance Company of Canada dated January 26, 2011.

"Vancouver Sublease Agreement" means the sublease agreement between Golden Predator Corp., a predecessor to AMB, VC Management Inc. and The Standard Life Assurance Company of Canada dated March 8, 2013.

ARTICLE 2
CONTRIBUTED ASSETS

Section 2.1        Contributed Assets.

            Subject to the terms and conditions of this Agreement, AMB hereby contributes, assigns, transfers and conveys to RH, and, RH hereby accepts the contribution, assignment, transfer and conveyance from, with effect as of the Closing, all right, title and interest in and to the assets as set out in Schedule A (the "Contributed Assets").

Section 2.2         Consideration

            The Parties shall pay and account for the value of the Contributed Assets as follows:

(i)	first, by RH's assumption of the Assumed Liabilities at the Effective Time; and

(ii)

second, as a contribution of capital in respect of AMB's RH Shares in an amount equal to the amount by which the aggregate fair market value Contributed Assets at the Effective Time, as determined by the directors of AMB and RH acting reasonably, exceeds the fair market value of the Assumed Liabilities at the Effective Time as so determined (the "Amount of Contribution of Capital"), subject to adjustment in accordance with Section 2.4.

Section 2.3        Contracts.

            Nothing in this Agreement shall be construed as an attempt to assign to RH any amount, agreement or contract which, as a matter of law or by its terms, is not assignable in whole or in part without the consent of the other party or parties to such amount, agreement or contract, unless such consent has been given. AMB and RH shall each use reasonable commercial efforts to obtain the consents prior to the Effective Time (or, if not obtained by the Effective Time, as soon as practicable thereafter). If consent has not been obtained, in order that RH may receive and realize the full benefit of the non-assigned amounts, agreements and contracts, AMB shall hold such amounts, agreements and contracts in trust for RH and all benefits derived from such agreements and contracts shall be for the account of RH. AMB shall continue to try to obtain the consents and upon obtaining such consent will take all reasonable steps to effect the transfer.

Section 2.4        Price Adjustment.

            It is the intention of the Parties that the fair market value of the Contributed Assets at the Effective Time will equal the aggregate of the fair market value of the Assumed Liabilities at the Effective Time and the Amount of Contribution of Capital (such aggregate amount, the "Consideration"). If it is subsequently determined by the parties hereto or if the Canada Revenue Agency subsequently proposes to assess or reassesses either party on the basis that the fair market value of the Contributed Assets does not equal the Consideration at the Effective Time, then the parties shall pay or refund to the other or otherwise adjust the Consideration or other rights and obligations between them, in such manner as is reasonable in the circumstances to cause the fair market value of the Consideration to equal, as nearly as circumstances reasonably permit, the fair market value of the Contributed Assets at the Effective Time.

ARTICLE 3
TAXES

Section 3.1        Payment of Sales Tax and Registration Charges on Transfer.

            AMB shall be liable for and shall pay all applicable Taxes and all other Taxes, duties, registration charges or other like charges payable in connection with the Contribution by RH to AMB. Where such amounts are required by law to be remitted by RH, AMB may make such payments on behalf of RH, where possible.

Section 3.2        Tax Elections

            To the extent the Parties agree to file any Tax elections in connection with the Contribution, AMB and RH agree to co-operate to execute and file such Tax elections with the appropriate revenue authority, including any provincial revenue authority, in the form and within the time prescribed.

ARTICLE 4
ASSUMED LIABILITIES

Section 4.1        Assumed Liabilities.

            As of the Closing, RH shall, in accordance with Section 2.2(i) assume all liabilities and obligations of AMB, arising out of or associated with the ownership of the Contributed Assets, whether such liabilities arise or become known prior to or after, or are asserted prior to or after the Closing (collectively, the "Assumed Liabilities" as more particularly described in Schedule B), including all liabilities relating to the Contributed Assets due or accruing due at or after the Effective Time.

Section 4.2       Excluded Liabilities.

            RH shall not assume and shall have no obligation to discharge, perform or fulfil, and AMB will indemnify RH from and against, any and all Excluded Liabilities. "Excluded Liabilities" means any and all liabilities and obligations of AMB, whether known, unknown, direct, indirect, absolute, contingent or otherwise or arising out of facts, circumstances or events, in existence on or prior to Closing, that do not arise out of or are not associated with the ownership of the Distributed Assets, whether such liabilities arise or become known prior to or after, or are asserted prior to or after the Closing.

ARTICLE 5
EMPLOYEES

Section 5.1        Employees

(a)

Subject to the Closing and the terms of this Article 5, RH agrees to offer employment effective as of the Effective Time on terms substantially similar in the aggregate to those existing as of the Effective Time, or such other terms as the Parties may agree to, to all of the individuals who are Employees as at the Effective Time (the "Designated Employees").

(b)	AMB shall not attempt in any way to discourage Designated Employees from accepting the offer of employment made by RH.

(c)

In this Agreement, "Transferred Employees" means those Designated Employees who have accepted RH's offer of employment made pursuant to this Section 5.1and "Employee Start Date" means the Effective Time or such later date on which a Transferred Employee commences active employment with RH.

Section 5.2        Employee Plans

            RH shall not assume any of the Employee Plans or liability for accrued benefits or any other liability under or in respect of any of the Employee Plans. The Transferred Employees shall, as of their applicable Employee Start Date, cease to accrue further benefits under the Employee Plans.

Section 5.3        Employee Liability

(a)	Without limiting AMB's obligations in respect of Persons employed by AMB prior to the Effective Time, AMB shall be responsible for:

(i)

all liabilities for salary, wages, bonuses, commissions, vacation pay and other compensation relating to employment of all Persons by AMB prior to the Effective Time and all liabilities under or in respect of the Employee Plans;

(ii)

all severance payments, damages for wrongful dismissal and all related costs in respect of the termination by the AMB of the employment of any Designated Employee who does not become a Transferred Employee;

	(iii)	all liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment in AMB prior to the Effective Time; and

	(iv)	all employment-related claims, penalties and assessments in respect of the Purchased Business arising out of matters which occurred prior to the Effective Time.

(b)	Without limiting the RH's obligations in respect of the Transferred Employees on and after the Effective Time the RH shall be responsible for:

	(i)	all liabilities for salary, wages, bonuses, commissions, vacation pay, and other compensation relating to employment of all Transferred Employees on and after the applicable Employee Start Date;

	(ii)	all severance payments, damages for wrongful dismissal and all related costs in respect of the termination by RH of the employment of any Transferred Employee;

	(iii)	all liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment of the Transferred Employees in RH; and

	(iv)	all employment-related claims, penalties and assessments in respect of RH arising out of matters which occur on or subsequent to the Effective Time.

(c)	For purposes of Section 5.3(a)(iii) and Section 5.3(b)(iii), the date on which a benefit claim is incurred will be:

	(i)	in the case of a death claim, the date of death;

(ii)

in the case of a short term disability claim, long term disability claim or a life insurance premium waiver claim, the date of the first incidence of disability, illness, injury or disease that first qualifies an individual for benefits or to commence a qualifying period for benefits;

(iii)	in the case of extended health care benefits, including, without limitation, dental and medical treatments, the date of treatment or the date of purchase of eligible medical or dental supplies; and

(iv)	in the case of a claim for drug or vision benefits, the date the prescription was filled.

ARTICLE 6
COVENANTS OF AMB

            AMB will assign its right to RH under section 5.1 of the distribution agreement between GPUS and AMB dated the same date as this Agreement.

ARTICLE 7
CLOSING

Section 7.1        Closing

            Closing shall occur on the Effective Date at the time set out in the Plan of Arrangement.

ARTICLE 8
DELIVERIES

Section 8.1        Deliveries for the Benefit of RH.

            At the Closing, AMB shall deliver or cause to be delivered to RH the following in form and substance satisfactory to RH, acting reasonably:

(a)

all necessary deeds, conveyances, assurances, transfers, assignments, trust declarations and any other instruments necessary or reasonably required to transfer to RH good title to the Contributed Assets, free and clear of all Liens, other than Permitted Liens, and to evidence the assumption of the Assumed Liabilities in accordance with the terms of this Agreement;

(b)	a copy of the directors' resolutions of AMB approving this Agreement and the transactions contemplated hereby;

(c)

offer letters for each Employee attaching new employment contracts on terms substantially similar in the aggregate to those existing as of the Effective Time, or such other terms as the Parties may agree to; and

(d)	any other documentation as may reasonably be required by RH.

Section 8.2        Deliveries for the Benefit of AMB.

            At the Closing, RH shall deliver or cause to be delivered to AMB, acting reasonably :

(a)

any instruments necessary or reasonably required to transfer to RH good title to the Contributed Assets free and clear of all liens, other than Permitted Liens, and to evidence receipt of the Consideration in accordance with the terms of this Agreement; and

(b)	a copy of the directors ' resolutions of RH approving this Agreement and the transactions contemplated hereby; and

(c)	any other documentation as may reasonably be required by AMB.

ARTICLE 9
MISCELLANEOUS

Section 9.1        Time.

            Time is of the essence of this Agreement.

Section 9.2        Successors and Assigns.

            This Agreement becomes effective when executed by AMB and RH. After that time, it will be binding upon and enure to the benefit of the parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

Section 9.3        Further Assurances.

            Each of the Parties covenants and agrees to do such things, to attend such meetings and to execute such further conveyances, transfers, documents and assurances as may be deemed necessary or advisable from time to time in order to effectively transfer the Contributed Assets to RH and carry out the terms and conditions of this Agreement in accordance with their true intent.

Section 9.4        Amendments

            This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the AMB and RH.

Section 9.5        Severability.

            If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 9.6        Governing Law.

            This Agreement is governed by, and will be interpreted and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Section 9.7        Counterparts.

            This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows]

The parties have executed this Agreement as of the date first written above.

AMERICAS BULLION ROYALTY CORP.

By:
Authorized Signatory

RESOURCE HOLDINGS LTD.

By:
Authorized Signatory

Schedule A
Contributed Assets

Asset
All cash and cash equivalents held by AMB at the Effective Time
Marketable securities:
•	Madison Minerals, Inc. - 1,215,000 shares;

•	Royal Standard Minerals Inc. - 400,000 shares;

•	Soltoro Ltd. - 75,000 shares;

•	Atna Resources Ltd. -119,000 shares;

•	Victoria Gold Corp. - 2,175,000 shares;

•	Carlin Gold Corporation - 2,500,000 shares and 1,250,000 warrants;

•	Endurance Gold Corporation - 150,000 shares and 100,000 warrants;

•	Pacific Ridge Exploration Ltd. - 285,000 shares;

•	Northern Tiger Resources Inc. - 375,000 shares;

•	NV Gold Corporation - 600,000 shares;

•	Northern Freegold Resources Ltd. - 2,650,000 shares and 1,000,000 warrants;

•	Bonterra Resources Inc. - 50,000 shares;

•	Ansell Capital Corp. - 400,000 shares; and

•	Southern Silver Exploration Corp. - 400,000 shares.
All of the shares of Wolfpack Gold Corp held by AMB immediately prior to the Arrangement, being 6,000,000Wolfpack Gold Corp.shares.
All of the shares of Redtail Metals Corp. ("RTZ") held by AMB immediately prior to the Arrangement, being 4,773,405 RTZ shares
All of the shares of Northern Tiger Resources Inc. ("NTR") held by AMB immediately prior to the Arrangement, being 375,000 NTR shares
All of the shares of Golden Predator US Holding Corp. held by AMB immediately prior to the Arrangement, being 120,000 Golden Predator US Holding Corp. shares
All of the shares of Cuesta del Cobre, S.A. held by AMB immediately prior to the Arrangement, being 49,999 Cuesta del Cobre, S.A. shares
All of the shares of Silver Predator Corp. ("SPD") held by AMB immediately prior to the Arrangement, being 25,476,535 SPD shares.
All of AMB's right, title and interest in and to, and all the benefits of AMB under the following agreements:
(a)	the subscription agreement between AMB and SPD dated October 15, 2013 relating to the subscription of shares of SPD by AMB;

A-1

(b)

the promissory note in the amount of $450,000 granted by NTR to AMB dated December 17, 2013 relating to the amended and restated business combination agreement dated December 17, 2013 and amended January 21, 2014 between NTR, AMB and RTZ (the "Business Combination Agreement");

(c)	the promissory note in the amount of $50,000 granted by RTZ to AMB dated December 17,2013 relating to the Business Combination Agreement;

(d)	the promissory note in the amount of $200,000 granted by NTR to AMB dated December 17, 2013 relating to the purchase and sale agreement between NTR and AMB dated December 17, 2013;

(e)	the promissory note in the amount of $700,000 granted by NTR to AMB dated December 17, 2013 relating to the purchase and sale agreement between NTR and AMB dated December 17, 2013;

(f)	the Vancouver Sublease Agreement;

(g)	the agreement dated January 2, 2014 between AMB, Atna Resources, Inc. and Golden Predator US Holding Corp. granting the 0.5% NSR relating to the Celeste Copper Project; and

(h)	the agreement dated January 2, 2014 between AMB, Atna Resources, Inc. and Golden Predator US Holding Corp. granting the 3%NSR relating to the Uduk Lake property.

All of AMB's right, title and interest in and to, and all the benefits of AMB relating to the SPD Assets and all of AMB's right, title and interest in and to, and all the benefits of AMB under the SPD Purchase Agreement relating to the SPD Assets.

A-2

Schedule B
Assumed Liabilities

Liability
Assumption of Denver Lease Agreement pursuant to an agreement between Americas Bullion Royalty Corp. and Bradley Investors, LP dated April 24, 2013.
Assumption of the Vancouver Lease Agreement between Golden Predator Corp., a predecessor to AMB, and Standard Life Assurance Company of Canada dated January 26, 2011.
All other Assumed Liabilities as described in Section 4.1of this Agreement

B-1

Schedule "G"
Kudu Asset Purchase Agreement

Please see attached.

1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made as of the • day of e, 2014.

BETWEEN:

RESOURCE HOLDINGS LTD., a company incorporated under the laws of Bermuda and having its registered office at Crawford House, 50 Cedar Avenue, Hamilton, HM11 Bermuda

(the "Purchaser")

AND:

KUDU PARTNERS, L.P., a limited partnership formed under the laws of Delaware and having its registered office at 16192 Coastal Highway, Lewes, DE 19558

(the "LP")

AND:

LA PLATA RIVER PARTNERS, LLC, the general partner of the LP, a limited liability company formed under the laws of Delaware and having its registered office at 16192 Coastal Highway, Lewes, DE 19558

(the "GP" and together with the LP, the "Vendors")

WHEREAS:

A.

The Purchaser and Americas Bullion Royalty Corp. ("AMB") have entered into an arrangement agreement dated as of February 18, 2014 (the "Arrangement Agreement") which provides for the implementation of certain transactions (the "Arrangement") where, among other things, the Purchaser will acquire all of the issued and outstanding shares of Americas Bullion Royalty Corp. by way of a plan of arrangement (the "Plan of Arrangement"), a copy of which is attached as Schedule A to the Arrangement Agreement;

B.	Pursuant to Section 2.3(i) of the Plan of Arrangement, the transactions contemplated by this Agreement shall occur in accordance with and on the terms and conditions specified in this Agreement;

C.	The Parties are entering into this Agreement to document and evidence the purchase and sale of the Purchased Assets (as defined below) as contemplated in the Plan of Arrangement;

D.

The GP holds in trust for the LP certain cash amounts (the "Cash"), certain marketable securities (the "Marketable Securities") and certain illiquid securities (the "Illiquid Securities"), all as more particularly set out in Schedule A hereto (the Cash, Marketable Securities and Illiquid Securities, collectively the "Purchased Assets"); and

E.	The Purchaser wishes to purchase and the LP wishes to sell the Purchased Assets on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration (the receipt, and adequacy, of which is acknowledged by each of the Parties hereto) the Parties hereto represent, covenant and agree as follows:

ARTICLE l
INTERPRETATION

1.1        Definitions

            The Parties agree that the following terms shall have the following meanings in this Agreement:

(a)	"Agreement" means this Asset Purchase Agreement.

(b)	"AMB Shares" means the shares of Americas Bullion Royalty Corp.

(c)	"Arrangement" has the meaning ascribed thereto in Recital A;

(d)	"Authorization" means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person;

(e)	"Business Costs" has the meaning ascribed thereto in Section 2.2(e);

(f)	"Business Costs Statement" has the meaning ascribed thereto in Section 2.3;

(g)	"Business Day" means any day other than a Saturday, Sunday or statutory holiday in Bermuda;

(h)	"Cash" has the meaning ascribed thereto in Recital D and as more particularly described in Schedule A;

(i)	"Cash Portion of the Purchase Price" has the meaning ascribed thereto in Section 2.2(b);

(j)	"Closing" means the closing of the Transaction;

(k)	"Effective Date" has the meaning ascribed thereto in the Plan of Arrangement;

(I)	"Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

(m)	"Exchange Ratio" means 0.01, or such other number as the directors of AMB may determine in accordance with Section 2.5 of the Plan of Arrangement;

(n)

"Governmental Entity" means (i) any governmental or public department, central bank, court, commission, board, bureau, agency, commissioner, minister, governor-in-council, cabinet, tribunal or instrumentality whether international, multinational, national, federal, provincial, state, municipal, local or other, (ii) any subdivision or authority of any of the above and (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

(o)	"GP" means La Plata Rivers Partners, LLC;

(p)	"Illiquid Securities" has the meaning ascribed thereto in Recital D and as more particularly described in Schedule A;

(q)	"Illiquid Securities Portion of the Purchase Price" has the meaning ascribed thereto in 2.2(d);

(r)

"Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity, statutory body or self-regulatory authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

(s)

"Lien" means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute;

(t)	"LP" means Kudu Partners, L.P.;

(u)	"Marketable Securities" has the meaning ascribed thereto in Recital D and as more particularly described in Schedule A;

(v)	"Marketable Securities Portion of the Purchase Price" has the meaning ascribed thereto in Section 2.2(c);

(w)	"Parties" means the Purchaser and the Vendors;

(x)

"Person" means any individual, sole proprietorship, partnership, limited partnership, joint venture, syndicate, unincorporated association, corporation, trust, trustee, executor, administrator or other legal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(y)	"Plan of Arrangement" has the meaning ascribed thereto in Recital A;

(z)	"Purchase Price" has the meaning ascribed thereto in Section 2.2;

(aa)	"Purchase Price Calculation Date" has the meaning ascribed thereto in 2.2(b);

(bb)	"Purchased Assets" has the meaning ascribed thereto in Recital D;

(cc)	"Purchaser" means Resource Holdings Ltd.;

(dd)	"RH Shares" means the common shares of Resource Holdings Ltd. to be issued to the LP in consideration of the Purchased Assets, to be held in trust by the GP on behalf of the LP;

(ee)

"Taxes" means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gif t, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers' compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party;

(ff)	"Transaction" means the purchase and sale of the Purchased Assets contemplated by this Agreement;

(gg)	"TSX" means the Toronto Stock Exchange;

(hh)	"TSX-V" means the TSX Venture Exchange;

(ii)	"Vendors" means the LP and the GP; and

(jj)	"VWAP" has the meaning ascribed thereto in Section 2.2.

1.2	Interpretation

For the purposes of this Agreement:

	(a)	the schedules attached to this Agreement form an integral part of this Agreement for the purposes of it;

(b)

for the purposes of this Agreement, references to "the knowledge of the Vendors" or "the Vendors have no knowledge" means the actual current knowledge of senior management of the Vendors without any obligation to make on inquiries of any Person;

	(c)	words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders;

(d)

any reference in this Agreement to an article, paragraph, subparagraph, Section, Subsection or Schedule is a reference to the appropriate article, paragraph, subparagraph, Section, Subsection or Schedule in or to this Agreement;

	(e)	the headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(f)

the words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Article, section, subsection, paragraph, subparagraph or other subdivision or Schedule hereof;

(g)

the word "including", when following any general statement, term or matter, will not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but will be construed to refer to all other items or matters that could reasonably fall within the scope of such general statement, term or matter, whether or not non-limiting language (such as "without limitation", "but not limited to" or words of similar import) is used with reference thereto; and

(h)

when calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period will be excluded and if the last day of such period is a non-Business Day, the period in question will end on the next Business Day.

ARTICLE 2
PURCHASE AND SALE

2.1        Purchase and Sale

            The LP, by its GP, hereby agrees to sells, assigns and transfers to the Purchaser and the Purchaser hereby agrees to purchases from the GP, in trust for the LP, the Purchased Assets free and clear of all Liens and in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2        Purchase Price

(1)        The purchase price payable by the Purchaser to the LP for the Purchased Assets (the "Purchase Price") shall be the aggregate of:

(b)

an amount (the "Cash Portion of the Purchase Price") equal to the value in US dollars of the Cash; for the purposes of the foregoing, the US dollar value of the Cash shall be determined using the closing rate of the exchange published by the Bank of Canada on the day that is two (2) Business Days before the Closing, or such other date as the parties may agree, (the "Purchase Price Calculation Date"), provided that, if such day is not a Business Day, then the Purchase Price Calculation Date shall be the first Business Day immediately preceding such day;

(c)

an amount (the "Marketable Securities Portion of the Purchase Price") equal to the fair market value of the Marketable Securities as determined by volume weighted average price ("VWAP") of each type of Marketable Security for the 10 trading day period immediately prior to the Purchase Price Calculation Date;

(d)	an amount (the "Illiquid Securities Portion of the Purchase Price") equal to fair market value of the Illiquid Securities as agreed to by the Parties, each acting reasonably; and

(e)

the normal business costs incurred by the LP from March 1, 2014 up until the Closing (the "Business Costs") as set out in the Business Costs Statement, which is estimated to be $22,000, but in no event shall the Business Costs exceed $30,000.

(2)        The Cash Portion of the Purchase Price, the Marketable Securities Portion of the Purchase Price, the Illiquid Securities Portion of the Purchase Price and the Business Costs shall be calculated in US dollars using the closing rate of the exchange published by the Bank of Canada on the Purchase Price Calculation Date. Notwithstanding the foregoing, the Purchase Price shall be calculated in Canadian dollars using the closing rate of the exchange published by the Bank of Canada on the Purchase Price Calculation Date.

2.3        Business Costs Determination

            Three (3) days prior to the Closing, the GP, on behalf of the LP, will supply the Purchaser with a statement setting out the Business Costs of the L.P. Upon approval by the Purchaser acting reasonably, such statement will be the "Business Costs Statement".

2.4        Payment of Purchase Price

(1)        At Closing and subject to the GP, on behalf of the LP's obligations to comply with the requirements of section 116 of the Income Tax Act (Canada), as applicable, the Purchase Price shall be paid and satisfied by the Purchaser to the GP, in trust for the LP, that number of shares of the Purchaser (the "RH Shares") which has a value equal to the VWAP of an AMB Share on the TSX or the TSX-V, as applicable, for the 10 trading day period immediately prior to the Purchase Price Calculation Date divided by the Exchange Ratio; provided that, the directors of AMB, may at any time prior to the Effective Time, by resolution of the AMB board of directors, alter the Exchange Ratio if it determines that it is necessary or advisable to do so in order to ensure that the Purchaser will, upon completion of the Arrangement, meet the minimum distribution requirements of the TSX-V applicable to a Tier 1Issuer (as defined in the TSX-V Corporate Finance Manual).

(2)        The RH Shares shall be issued as fully paid as fully paid and non-assessable, and shall be free of all Liens.

(3)        The Parties agree that delivery of the direct registration statements or share certificates in accordance with section 6.2(c) shall satisfy in full the Purchaser's obligation to pay the Purchase Price.

2.5        Taxes and Fees

            Each of the Purchaser and the GP, on behalf of the LP, will be liable for all Taxes, duties, registration fees or other like charges properly payable by such Party under applicable Law in connection with the Transaction.

ARTICLE 3
REPRESENTATION AND WARRANTIES OF THE VENDORS

3.1        Representations and Warranties of the Vendors

            The Vendors represent and warrant as follows to the Purchaser at the date of this Agreement and acknowledge and confirm that the Purchaser is relying upon such representations and warranties in connection with the purchase of the Purchased Assets:

(a)

Incorporation and Qualification of the GP. The GP is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware and has the power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite proceedings and that this Agreement constitutes a legal, valid, and binding obligation of the GP in accordance with its terms.

(b)

Incorporation and Qualification of the LP. The LP is a limited partnership duly organized and validly existing under the laws of Delaware, has the power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite proceedings and that this Agreement constitutes a legal, valid, and binding obligation of the LP in accordance with its terms.

(c)

Corporate Authority. The execution and delivery of and performance by the LP and the GP, on behalf of the LP, of this Agreement have been authorized by all necessary corporate action on the part of the GP and the LP. The transfer of the Purchased Assets to the Purchaser has been authorized by all necessary corporate action on the part of the LP and the GP, acting on behalf of the LP.

(d)

Enforceability. This Agreement has been duly executed and delivered by the GP, in its own capacity and on behalf of the LP, and constitutes a legal, valid and binding agreement of the LP and the GP, in its own capacity and on behalf of the LP, enforceable against them in accordance with its terms.

(e)

No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions among the Parties contemplated hereby, or the due observance and performance by the Vendors of their obligations herein:

(i)

will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of the limited partnership agreement, the charter documents or by laws of the Vendors, as applicable;

(ii)

will not conflict with or result in a breach of or violate any of the terms, conditions or provisions of any Law, judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity, domestic or foreign, to which the Vendors are subject; or

(iii)

will not violate or conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of or accelerate the performance required by, or result in the creation of any Lien, security interest, charge or encumbrance upon any of the Purchased Assets or the properties or assets of the Vendors under any of the terms, conditions or provisions of the articles or any note, bond, mortgage, indenture, deed of trust, licence, agreement or other instrument or obligation to which the Vendors are a party or pursuant to which any of their properties or assets may be bound or affected.

(f)

Title to Purchased Assets. The GP is the sole registered owner of the Purchased Assets and holds the Purchased Assets in trust for LP. The LP is the sole beneficial owner of the Purchased Assets. The Vendors have good and marketable title to the Purchased Assets, free and clear of all Liens, charges, mortgages, security interests, encumbrances, rights, calls, claims and demands of every nature and kind whatsoever. The GP, has the full power and authority to sell, transfer and assign to the Purchaser the Purchased Assets and to vest in the Purchaser a good, valid and subsisting title in and to the Purchased Assets free and clear of all Liens, charges, mortgages, security interests, encumbrances, rights, calls, claims, demands or liabilities of every nature and kind whatsoever. All of the Purchased Assets have been issued in compliance with all applicable Laws including, without limitation, applicable securities Laws.

(g)

No Other Agreements to Purchase. Except for the Purchaser's right under this Agreement, no person has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre- emptive or contractual) capable of becoming such for the purchase or acquisition from the LP, by its GP, of any of the Purchased Assets.

(h)

Authorizations and Consents. There is no requirement on the part of the GP, on behalf of the LP, to make any filing with or give any notice to any Governmental Entity or body, or obtain any order, permit, approval, waiver, license or similar authorization, in connection with the completion of the transactions contemplated by this Agreement, except for filings and notifications required by applicable Laws, applicable securities Laws.

(i)	Residence. The Vendors and each Person who is a partner of the LP are non- residents of Canada for the purposes of the Income Tax Act (Canada).

(j)

No Action. The Vendors are not aware of any action, suit or proceeding, at law or at equity, for or by any court or any federal, provincial, municipal or other governmental department, comm1ss1on, board, agency or instrumentality which would prevent or materially adversely affect the transactions contemplated by this Agreement.

(k)

Bankruptcy. The Vendors have not committed an act of bankruptcy, proposed a compromise or arrangement to their creditors, had any petition for a receiving order filed against them, taken any proceeding with respect to a compromise, arrangement or winding up, or otherwise taken advantage of any insolvency or bankruptcy legislation, had a receiver appointed to any part of their property or had any execution or distress or seizure levied upon any of their property.

(1)	Securities Laws. Neither of the Vendors is a reporting issuer (as such term is defined in the Securities Act (British Columbia).

ARTICLE 4
PURCHASER'S REPRESENTATIONS AND WARRANTIES

4.1        Purchaser's Representations and Warranties

            The Purchaser represents and warrants as follows to the Vendors at the date of this Agreement and acknowledges and confirms that the Vendors are relying on such representations and warranties in connection with the sale by the GP, in trust for the LP, of the Purchased Assets:

(a)

Incorporation and Qualification. The Purchaser is a corporation incorporated and existing under the Laws of Bermuda. The Purchaser has the corporate power to enter into and perform its obligations under this Agreement.

(b)	Corporate Authority. The execution and delivery of and performance by the Purchaser of this Agreement have been authorized by all necessary corporate action on the part of the Purchaser.

(c)	Approvals. The Purchaser has obtained all necessary approvals to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

(d)	Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(e)

Non-Contravention. Neither the execution, delivery and performance by the Purchaser of this Agreement nor the completion of the transactions contemplated hereby will conflict with or result in a breach of or default under any agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser is bound.

ARTICLE 5
CLOSING

5.1        Closing

            Closing shall occur on the Effective Date at the time set out in the Plan of Arrangement.

5.2        Conditions Precedent to the Agreement

            The obligations of the parties to complete the Transaction and to deliver the documents contemplated hereby are conditional on the satisfaction or waiver of all conditions precedent in the Arrangement Agreement which condition is for the benefit of both the Vendors and Purchaser and may not be waived.

ARTICLE 6
CLOSING COVENANTS

6.1        Vendor's Covenants

            The Vendor covenants to the Purchaser to deliver on or before the Effective Time the following:

(a)

certified copies of (a) the resolutions of the directors of the GP approving the execution, performance, and delivery of this Agreement and (b) the constating documents of the GP and the limited partnership agreement of the LP;

(b)	a certificate of good standing of the GP and the LP;

(c)

(i) copies of irrevocable instructions to transfer each of the Marketable Securities and each of the Illiquid Securities to the Purchaser, or to such person as the Purchaser may direct; and (ii) stock power of attorney with signature guarantee for each of the Marketable Securities and each of the Illiquid Securities, or such other duly executed instrument for transfer acceptable to the Purchaser, acting reasonably, to the Purchaser, or to such person as the Purchaser may direct;

(d)	the Cash; and

(e)	any other documentation as may reasonably be required by the Purchaser.

6.2        Purchaser's Covenants

            The Purchaser covenants to the Vendor to deliver on or before the Effective Time the following:

(a)	certified copies of (a) the resolutions of the directors of the Purchaser approving the execution, performance, and delivery of this Agreement, and (b) the constating documents of the Purchaser;

(b)	a certificate of good standing of the Purchaser;

(c)	a share certificate or a direct registration statement of the Purchaser representing the RH Shares registered in the name of the GP, in trust for the LP in full satisfaction of the Purchase Price; and

(d)	any other documentation as may reasonably be required by the Vendors.

ARTICLE 7
SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

7.1        Survival of Covenants, Representations and Warranties of the Vendors

            The covenants, representations and warranties of the Vendors contained in this Agreement and in any certificates or documents delivered pursuant to or in connection with the transactions contemplated by this Agreement shall survive the closing of the purchase and sale of the Purchased Assets and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser without limitation of time, subject only to applicable limitation periods imposed by Law.

7.2        Survival of Covenants, Representations and Warranties of the Purchaser

            The covenants, representations and warranties of the Purchaser contained in this Agreement and in any certificates or documents delivered pursuant to or in connection with the transactions contemplated by this Agreement shall survive the closing of the purchase and sale of the Purchased Assets and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Vendors, shall continue in full force and effect for the benefit of the Vendors without limitation of time, subject only to applicable limitation periods imposed by Law.

ARTICLE 5
GENERAL

8.1        Time of the Essence

            Time is of the essence in this Agreement.

8.2        Enurement

            This Agreement becomes effective when executed by the Vendors, the Purchaser and the Company. After that time, it will be binding upon and enure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement, including any right to payment, may be assigned or transferred, in whole or in part, by either Party without the prior written consent of the other Party.

8.3        Entire Agreement

            This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to such transactions. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

8.4        Waiver

            No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right it may have.

8.5        Further Assurances

            Each of the Parties covenants and agrees to do such things, to attend such meetings and to execute such further documents and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent and the transfer of title of the Marketable Securities and the Illiquid Securities to the Purchaser, or as directed by the Purchaser.

8.6        Termination

            This Agreement may, by notice in writing given at or prior to the completion of the transaction, be terminated by mutual consent of the Vendors and the Purchaser.

8.7        Severability

            If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

8.8        Amendment or Modification

            This Agreement will not be amended or modified, unless such amendment or modification is agreed to in writing by the Parties, and each Party executes a written instrument giving effect to such modification.

8.9        Governing Law

            This Agreement is governed by, and will be interpreted and construed in accordance with, the Laws of Bermuda

8.10      Currency

            All references herein to dollar amounts are references to dollars in the lawful currency of the United States of America.

8.11      Counterparts

            This Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

[Signature page follows]

The Parties have executed this Agreement as of the date first written above.

RESOURCE HOLDINGS LTD.

By:

       ____________________________________________________
       Name:
       Title:

KUDU PARTNERS, L.P., BY ITS
GENERAL PARTNER, LA PLATA RIVER
PARTNERS LLC

By:

       ____________________________________________________
       Name:
       Title:

LA PLATA RIVER PARTNERS, LLC

By:

       ____________________________________________________
       Name:
       Title:

Schedule A - Purchased Assets

Confidential.

A -1

Schedule "H"
SPD Subscription Agreement

Please see attached.

1

Schedule "G" to the SPD Share Purchase Agreement

THIS OFFERI NG IS BEING M ADE ONLY IN JU RISDICTIONS WHERE THE SHARES MAY BE LAWFULLY OFFERED FOR SALE. NO OFFER IS MADE NOR WILL SUBSCRIPTIONS BE ACCEPTED FROM RESIDENTS OF ANY JURISDICTION WHERE THE OFFER AND SALE OF THE SHARES WILL CONTRAVENE APPLICABLE SECURITIES LAWS. THIS OFFERING IS NOT BEING MADE TO U.S. PERSONS (AS THAT TERM IS DEFI NED IN REGU LATION S).

PRIVATE PLACEMENT

SUBSCRIPTION AGREEMENT OF COMMON SHARES

CAN $0. PER COMMON SHARE

<R,-,2014

INSTRUCTIONS TO PURCHASER

1.	Page l- Complete all the information in the boxes on page 1 and sign where indicated.
2.

Schedule "A" or "B" - Complete either the Corporate Placee Registration Form attached hereto as Schedule "A" or the Confirmation of Previously Filed Corporate Placee Registration Form attached hereto as Schedule "B".

3.	Schedule "C" - If you are an "accredited investor", then complete the "Accredited Investor Questionnaire" attached hereto as Schedule "B".
4.	Pages 6 & 7 - If you are not an "accredited investor" and are resident in Canada, then ensure that you have completed either of sections 8(e)(iii) or (iv) on pages 6 or 7 of this Subscription ..
5.	Payment - Send a bank draft, certified cheque along with your completed forms to the address below. If you wish to pay by wire transfer, refer to Schedule "D".

The completed forms and any cheques should be delivered to:

Attention: Nancy La Couvee, Corporate Secretary
SILVER PREDATOR CORP.
#800 - 1199 West Hastings Street
Vancouver, British Columbia, Canada V6E 3T5
Fax: (604) 608-9345
Email: nlacouvee@silverpredator.com

Should you have any questions regarding the completion of this Subscription and the attached Schedules please contact Nancy La Couvee at (778) 968-6941.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT - COM MON SHARES

ACCEPTANCE: The Company hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated at Vancouver, British Columbia, this ______________day of _________________________________________________ 2013.

SILVER PREDATOR CORP.

Per: ____________________________________________________________
(Authorized Signatory)

TO:         SILVER PREDATOR CORP.

1.                                 Subscription. The undersigned (the "Purchaser") hereby tenders to SILVER PREDATOR CORP. (the "Company" or the "Issuer") this subscription offer which, upon acceptance by the Company, will constitute an agreement (the "subscription Agreement") of the Purchaser with the Company to purchase from the Company the number of Shares (as defined below) set out on page 1 hereof at the price (the "Purchase Price") of CAN$0.            per Share, on the terms and subject to the conditions set forth in this Subscription Agreement.

By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all of the representations, warranties, covenants, agreements, terms and conditions set forth hereunder.

2.                                   Definitions. In this Subscription Agreement, unless the context otherwise requires:

(a)

"Accredited Investor Status Certificate" means the accredited investor status ce1tificate required to be completed by a Purchaser who is a resident of Canada, in the form of Schedule "C" attached hereto;

(b)	"affiliate", "distribution" and "insider" have the respective meanings ascribed to them in the Securities Act (British Columbia);

(c)	"Closing" means the completion of the issue and sale by the Company and the purchase by the Purchaser of the Shares pursuant to this Subscription Agreement;

(d)	"Closing Date" means April 15, 2014 or such earlier date mutually agreed by the Company and the Purchaser;

(e)	"Closing Time" means a.m. (Pacific time) on the Closing Date or such other time as the Company and the Purchaser may determine;

(f)	"Common Share" means common shares without par value in the capital of the Company;

(g)	"Designated Provinces" means Ontario, British Columbia and Alberta;

(h)	"material" means material in relation to the Company;

(i)

"material change" means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Shares and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

"Offering" means the offering of < Common Shares for an aggregate subscription price of US$1,800,000 to the Purchaser;

(k)

"Public Record" means all information and materials filed by the Company with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January 1, 2012 to the date hereof;

(I)	"Purchaser" means Resource Holdings Ltd.;

(m)	"Regulation S" means Regulation S under the U.S. Securities Act;

(n)	"Securities Commissions" means, collectively, the securities commission or other securities regulatory authority in each of the Designated Provinces;

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(o)

"Securities Laws" means, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(p)	"SEDAR" means the System for Electronic Document Analysis and Retrieval;

(q)	"Shares" means common shares of the Company offed for sale to the Purchaser pursuant to this Offering;

(r)	"Stock Exchange" means the [TSX Venture Exchange;)

(s)	"U.S. Person" means a U.S. Person as that term is defined m Regulation S under the U.S. Securities Act; and

(t)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended and rules and regulations thereunder.

3.                                 Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Company at the address set out on the face page hereof, at such time as the Company may advise:

(a)	a completed and duly signed copy of this Subscription Agreement;

(b)

if the Purchaser is not an individual and will hold more than 5% of the Issuer's issued and outstanding common shares upon completion of the Offering, a fully executed corporate placee registration form in the form set out in Schedule "A" unless the Purchaser has filed such a form with the Stock Exchange within the last year and it is still current, in which case the Purchaser will deliver confirmation of such filing in the form set out in Schedule "B".

(c)	if the Purchaser is purchasing as an "accredited investor ", a completed and duly signed copy of the Accredited Investor Status Certificate;

(d)	any other documents required by applicable securities laws which the Company requests; and

(e)

a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Company may advise) in same day freely transferable Canadian funds at par in Vancouver, British Columbia to "SILVER PREDATOR CORP." representing the aggregate purchase price payable by the Purchaser for the Shares, or such other method of payment against delivery of the Shares as the Company may accept.

                                 The Purchaser acknowledges and agrees that such undertakings, questionnaires and other documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company. The Purchaser consents to the filing of such undertakings, questionnaires and other documents as may be required to be filed with the Stock Exchange or other securities regulatory authority in connection with the transactions contemplated hereby. The Purchaser acknowledges and agrees that this offer, the Purchase Price and any other documents delivered in connection herewith will be held by the Company until such time as the Company accepts or rejects this offer.

4.                                 Closing. The transactions contemplated hereby will be completed at the Closing at the offices of the Company at Suite 800, 1199 West Hastings Street, Vancouver, British Columbia. At the Closing, the Company will issue the Shares subscribed and paid for hereunder and deliver them such Shares to the Purchaser at the address set forth on the cover page hereof.

5.                                 General Representations, Warranties and Covenants of the Company. By accepting this offer, the Company represents and warrants to the Purchaser as follows:

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(a)

the Company and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)

the Company has all requisite corporate power and capacity to enter into, and carry out its obligations under, this Subscription Agreement and this Subscription Agreement is a legal, valid and binding obligation of the Company;

(c)	no Offering Memorandum has been or will be provided to the Purchaser;

(d)

the Company has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Shares, and in connection therewith has not engaged in any "direct selling efforts" as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D of the U.S. Securities Act;

(e)

on the Closing Date, the Company will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement;

(f)

the Company and its subsidiaries are the beneficial owners of the properties, business and assets or the interests in the properties, business or assets referred to in its Public Record and except as disclosed therein, all agreements by which the Company or its subsidiaries holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(g)

the financial statements comprised in the Public Record accurately reflect the financial position of the Company as at the date thereof, and no adverse material changes in the financial position of the Company have taken place since the date of the Company's last financial statements except as filed in the Public Record;

(h)

neither the Company nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Company's knowledge no such actions, suits or proceedings have been threatened as at the date hereof, except as disclosed in the Public Record;

(i)

except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued common shares of the Company or any other security convertible or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued or outstanding Shares of the Company;

(j)

the entering into and performance by the Company will not, on the Closing Date, constitute a default under any term or provision of the constating documents or resolutions of the Company, or any judgment, decree, order, statute, rule or regulation, or any agreement or instrument applicable to the Company which in any way materially adversely affects the Company or the condition (financial or otherwise) of the Company or which would have any material effect upon the ability of the Company to perform its obligations arising under this Subscription Agreement;

(k)

the Shares will, at the time of Closing, be duly allotted, validly issued, fully paid and non- assessable and will be free of all liens, charges and encumbrances and the Company will reserve sufficient shares in the treasury of the Company to enable it to issue the Shares;

(I)	the outstanding Shares are now, and will be on the Closing Date, listed on the Stock Exchange;

(m)

on the Closing Date, no order ceasing or suspending trading in the securities of the Company nor prohibiting the sale of such securities will have been issued to the Company or its directors, officers or promoters and, to the knowledge of the Company, no investigations or proceedings for such purposes are pending or threatened;

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(n)	prior to the Closing Date, the Company will have obtained all required approvals from the Stock Exchange in order to permit the completion of the transactions contemplated hereby;

(o)

the Company will use reasonable commercial efforts to satisfy as expeditiously as possible any conditions of the Stock Exchange required to be satisfied prior to the Exchange's acceptance of the Company's notice of the Offering;

(p)	the Company will use its best efforts to obtain all necessary approvals for this Offering;

(q)

as at           , 2014, the Company is a reporting issuer in good standing under the securities laws of the Provinces of British Columbia, Alberta and Ontario and the Company will use its commercially reasonable best efforts to maintain its status; and

(r)	the Company has full corporate authority to issue the Shares at the Closing Time.

6.                         Acceptance or Rejection. The Company will have the right to accept or reject this offer in whole or in part at any time at or prior to the Closing Time. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Shares to the Purchaser being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction. The Company will be deemed to have accepted this offer upon the Company's execution of the acceptance form on the face page of this Subscription Agreement and the delivery at the Closing of the certificates representing the Shares to or upon the direction of the Purchasers in accordance with the provisions hereof.

If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Company will be promptly returned to the Purchaser without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund for that portion of the subscription for the Shares which is not accepted will be promptly delivered to the Purchaser without interest or deduction.

7.                         Purchaser's Representations and Warranties. The Purchaser represents and warrants to the Company, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)

Authorization and Effectiveness. If the Purchaser is a corporation, or other unincorporated entity, the Purchaser is a valid and existing entity, has the necessary capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof. If the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this offer and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. In either case, whether the Purchaser is a corporation, individual, or an unincorporated entity, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser's constating documents, or equivalent, or any agreement to which the Purchaser is a party or by which it is bound;

(b)

Residence. The Purchaser is a resident of the jurisdiction referred to under "Name and Address of Purchaser" set out on the face page hereof and: (i) is not a U.S. Person or a resident of the United States nor is it purchasing the Shares for the account or benefit of a U.S. Person or a resident of the United States; (ii) was not offered the Shares in the United States; and (iii) did not execute or deliver this Subscription Agreement in the United States;

(c)

Purchasing as Principal. Except to the extent contemplated herein, the Purchaser is purchasing the Shares as principal (as defined in applicable Securities Laws), for its own account and not for the benefit of any other person ;

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(d)

Purchasing as Agent or Trustee. I n the case of the purchase by the Purchaser of the Shares as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Shares for whom the Purchaser is acting, is purchasing its Shares as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and the beneficial purchaser is properly described in subparagraph (e)(i), (ii), (iii) or (iv) below, and the Purchaser has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby;

(e)

Purchaser Has Benefit of Statutory Exemptions. Unless it satisfies the requirements under subparagraph 8(d), the Purchaser is (or is deemed to be) purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set under "Name and Address of Purchaser" on the face page hereof and it fully complies with one or more of the criteria set forth below:

(i)

it is resident in or otherwise subject to applicable securities laws of Canada and it is an "accredited investor". as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators adopted under the securities legislation of the Canadian jurisdictions ("NI 45-106"), it was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in NI 45-106, and it has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule "C" to this Subscription Agreement and has initialled or placed a check mark in Appendix "A" to Schedule "C'. thereto indicating that the Purchaser satisfies one of the categories of "accredited investor" set forth in such definition; or

(ii)

it is resident in or otherwise subject to applicable securities laws of Canada and it has an aggregate acquisition cost for the Shares of not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or

	(iii)	it is resident in or otherwise subject to applicable securities laws of Canada (other than Ontario) and it is (if applicable, please initial):

(A)

a "director'", "executive officer" or "control person" (as such terms are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement) of the Company, or of an affiliate of the Company; or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement), parent, grandparent, brother, sister, child or grandchild of any person referred to in subparagraph (A) above; or

(C)	a parent, grandparent, brother, sister, child or grandchild of the spouse of any person referred to in subparagraph (A) above; or

(D)	a close personal friend of any person referred to in subparagraph (A) above and, if requested by the Company, will provide a signed statement describing the relationship with any of such persons; or

(E)

a close business associate of any person referred to in subparagraph (A) above and, if requested by the Company, will provide a signed statement describing the relationship with any of such persons; or

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(F)

a "founder" of the Company (as such term is defined in NI 45-106 and reproduced in Schedule C of this Subscription Agreement), or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend or close business associate of a founder of the Company and, if requested by the Company, will provide a signed statement describing the relationship with such founder of the Company; or

(G)	a parent, grandparent, brother, sister, child or grandchild of a spouse of a founder of the Company; or

(H)	a person of which a majority of the voting securities are beneficially owned by, or a majority of directors are, persons described in subparagraphs (A) through (G) above; or

(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in subparagraphs (A) through (G) above; or

(Note: for the purposes of subparagraph (DJ and (F) above, a person is not a "close personal friend" solely because the individual is a relative or a member of the same organization, association or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close personal friend as a result of being a close personal friend of a close personal friend of one of the listed individuals above, rather the relationship must be direct. A close personal friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and tn1stworthiness. Further, for the purposes of subparagraph (E) and (F) above, a person is not a "close business associate" solely because the individual is a client, customer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above, rather the relationship must be direct. A close business associate is an individual who has had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness.); or

(iv)	it is resident in or otherwise subject to applicable securities laws of Ontario and it is (if applicable, please initial):

(A)	a "founder" of the Company, or an "affiliate" of a "founder" of the Company (as such terms are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement); or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement), parent, brother, sister, grandparent, grandchild or child of an executive officer, director or "founder” of the Company; or

(C)	a person that is a "control person" of the Company; or

(v)

it is resident in or otherwise subject to applicable securities laws of Canada and it is an employee, executive officer, director or consultant (as such terms (other than employee) are defined in NI 45-106 and reproduced in Schedule "C" of this Subscription Agreement) of the Company and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement or continued engagement to provide services to, as applicable, the Company;

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(f)

Company or Unincorporated Organization. If the Purchaser, or any beneficial purchaser referred to in subparagraph (d) above, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser or such beneficial purchaser was not incorporated or created solely, nor is it being used primarily , to permit purchases without a prospectus under applicable law;

(g)

Absence of Offering Memorandum. The offering and sale of the Shares to the Purchaser were not made as a result of any advertising in the printed media of general and regular paid circulation, radio or television or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such offering and sale were a term sheet, copies of news releases issued by the Company and other publicly available documents, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document;

(h)

No Undisclosed Information. The Shares are not being purchased by the Purchaser as a result of any material information concerning the Company that has not been publicly disclosed and the Purchaser's decision to tender this offer and acquire the Shares has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company or any other person other than as set out in this Subscription Agreement and the decision is otherwise based entirely upon currently available public information concerning the Company;

(i)

Investment Suitability. The Purchaser has obtained, to the extent it or he deems necessary, its own professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of the investment in the Shares in light of its financial condition and investment needs; and the Purchaser, and any beneficial purchaser referred to in subparagraph (d) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Shares and is able to bear the economic risk of loss of such investment;

(j)	Source of Subscription Funds.

(i)

none of the subscription funds used for the purchase of the Shares (the "Subscription Funds") (A) will represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (B} have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (C) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and

(ii)

the Purchaser shall promptly notify the Company if the Purchaser discovers that any of the representations in paragraph (i) above ceases to be true, and to provide the Company with appropriate information in connection therewith ; and

(k)	Absence of Certain Representations. No person has made to the Purchaser any written or oral representation :

(i)	that any person will resell or repurchase any of the Shares;

(ii)	that any person will refund the purchase price of any of the Shares; or

(iii)	as to the future price or value of the Shares.

(I)	International Purchaser. If the Purchaser is resident outside of Canada and the United States, the Purchaser :

(i)

is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Purchaser is resident (the "International Jurisdiction'") which would apply to the acquisition of the Shares, if any;

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(ii)

is purchasing the Shares pursuant to exemptions from the prospectus and registration or equivalent requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Shares under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

(iii)

confirms that the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Shares; and

(iv)	confirms that the purchase of the Shares by the Purchaser does not trigger:

(A)

an obligation to prepare and file a registration statement, offering memorandum, prospectus, offering circular or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

	(B)	continuous disclosure reporting obligations of the Issuer in the International Jurisdiction; and

(v)	the Purchaser will, if requested by the Issuer, comply with such other requirements as the Issuer may reasonably require.

                             The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Shares on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the time of the Closing and that they shall survive the purchase by the Purchaser of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Shares. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

8.                         Finder's Fee to Certain Investment Institutions. [Intentionally Deleted.]

9.                         Purchaser's Expenses. The Purchaser acknowledges and agrees that except as otherwise provided herein, all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Shares shall be borne by the Purchaser.

I0.                      Resale Restrictions. The Purchaser understands and acknowledges that the Shares will be subject to certain resale restrictions under applicable Securities Laws and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions.

                             For purposes of complying with applicable Securities Laws and National Instrument 45-102 Resale of Securities, as well as Stock Exchange policies, the Purchaser understands and acknowledges that when issued all the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear the following legends:

("WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITI ES LEGISLATION, TH E SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACI LITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL < , 2014.")

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"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECU RITY BEFORE <If>, 2014."

(with the "< > " completed to reflect a date that is four months plus one day following the Closing Date.)

14.                         Legal and Tax Advice. The Purchaser acknowledges and agrees that it is solely responsible for obtaining its own legal and tax advice as it considers appropriate in connection with the execution, delivery and perfo1mance by it of this Subscription Agreement and the completion of the transactions contemplated hereby.

15.                         No Statutory Right of Rescission or Damages; Additional Acknowledgements. The Purchaser acknowledges and agrees that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(b)	there is no government or other insurance covering the Shares;

(c)	there are risks associated with the purchase of the Shares;

(d)

there are restrictions on the purchaser 's ability to resell the securities and it is the responsibility of the purchaser to find out what those restrictions are and to comply with them before selling the securities;

(e)

the issuer has advised the purchaser that the issuer is relying on an exemption from the requirements to provide the purchaser with a prospectus and to sell securities through a person registered to sell securities under the Securities Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to the purchaser

(f)

as a consequence of acquiring the Shares pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser;

(g)

except for this Subscription Agreement as otherwise set forth herein, it has relied solely upon publicly available information relating to the Company and not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Company except as expressly set forth herein and such publicly available information having been delivered to the Purchaser;

(h)

the Purchaser, or, where the Purchaser is not purchasing as principal, each beneficial purchaser, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(i)	the Company may be required to provide to the applicable securities regulatory authorities and to the Stock Exchange a list setting forth the identities of the beneficial purchasers of the Shares;

(j)

notwithstanding that the Purchaser may be purchasing Shares as an agent on behalf of an undisclosed principal, the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company in order to comply with the foregoing;

(k)

none of the Shares have been or will be registered under the U.S. Securities Act or the securities Laws of any state and may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. person (as defined in Regulation S), which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. person and any partnership or company organized or incorporated under the Jaws of the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states or unless an exemption from such registration is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares;

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(I)	the Purchaser acknowledges and agrees that:

(i)	the offer to purchase the Shares was not made to the Purchaser in the United States;

(ii)	this Agreement was delivered to, executed and delivered by the Purchaser outside the United States;

(iii)	the Purchaser is not, and will not be purchasing the Shares for the account or benefit of, any U.S. Person or person in the United States;

(iv)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(v)

the Purchaser and any person for whose account it is acquiring the Shares, if applicable, has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the 1933 Act;

(vi)

if the Purchaser is a corporation, partnership or other legal entity incorporated or organized in the United States, the Purchaser's affairs are controlled and directed from outside of the United States, its purchase of the Securities was not solicited in the United States, no part of the transaction which is the subject of this Subscription Agreement occurred in the United States, and the Issuer has informed the Purchaser that no market for the Securities currently exists in the United States; and

(vii)

the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provision of any laws applicable to or constating documents of, the Purchasers or of any agreement, written or oral, to which the Purchaser may be a part or by which he or she is or may be bound; and

(m)	if the Stock Exchange imposes escrow or other resale restrictions on the Shares then the Purchaser agrees to be bound by such restrictions.

16.                      No Revocation. The Purchaser agrees that this offer is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

17.                      Indemnity. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein.

18.                      Collection of and Use of Personal Information.

(a)

The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the fact the Issuer is collecting the Purchaser’s (and any beneficial purchaser’s) personal information for the purpose of completing the Purchaser' subscription. The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) acknowledges and consents to the Issuer retaining the personal information for as long as permitted or required by applicable law or business practices. The Purchaser (on its own behalf and, if applicable, on behalf of any person for whose benefit the Purchaser is subscribing) further acknowledges and consents to the fact the Issuer may be required by applicable securities laws, stock exchange rules, and Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Purchaser respecting itself (and any beneficial purchaser). The Purchaser represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

11

(b)

The Purchaser and disclosed principal, if applicable, hereby acknowledges and consents to: (i) the disclosure by the Purchaser and the Issuer of Personal Information (defined below) concerning the Purchaser to any Securities Commission, or to the Stock Exchange and its affiliates, authorized agent, subsidiaries and divisions, if applicable; and (ii) the collection, use and disclosure of Personal Information by the Stock Exchange for the following purposes (or as otherwise identified by the Stock Exchange, from time to time):

	(i)	to conduct background checks;

	(ii)	to verify the Personal Information that has been provided about the Purchaser;

	(iii)	to consider the suitability of the Purchaser as a holder of securities of the Issuer;

	(iv)	to consider the eligibility of the Issuer to list and continue to be listed on the Stock Exchange;

(v)

to provide disclosure to market part1c1pants as the security holdings of the Issuer 's shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with the Issuer;

	(vi)	to detect and prevent fraud;

	(vii)	to conduct enforcement proceedings; and

(viii)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Stock Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

(c)

The Purchaser also acknowledges that: (i) the Stock Exchange also collects additional Personal Information from other sources, including securities regulatory authorities in Canada or elsewhere, investigative law enforcement or self-regulatory organizations , and regulations service providers to ensure that the purposes set forth above can be accomplished ; (ii) the Personal Information the Stock Exchange collects may also be disclosed to the agencies and organizations referred to above or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; (iii) the Personal Information may be disclosed on the Stock Exchange's website or through printed materials published by or pursuant to the direction of the Stock Exchange; and (iv) the Stock Exchange may from time to time use third parties to process information and provide other administrative services, and may share the information with such providers.

(d)

If the Purchaser is resident in Ontario, the public official who can answer questions about the Ontario Securities Commission's indirect collection of Personal Information is the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone 416-593-8086.

(e)

Herein, "Personal Information" means any information about the Purchaser required to be disclosed to a Securities Commission or the Exchange, whether pursuant to a Securities Commission or Stock Exchange form or a request made by a Securities Commission or the Stock Exchange including the Corporate Placee Registration Form attached hereto.

12

19.                      Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified , changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

20.                      Assignment .. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

21.                      Miscellaneous. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser herein will survive the execution and delivery, and acceptance, of this offer and the Closing.

22.                      Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attoms to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

23.                      Counterpart and Facsimile Subscriptions. This Subscription Agreement may be signed in counterparts, including counterparts by means of facsimile or scanned PDF via email transmission, each of which will be deemed an original, but all of which, taken together, and delivered will constitute one and the same Agreement. This Subscription Agreement will not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered, by facsimile or otherwise, by each party hereto.

24.                      Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

25.                      Time of Essence. Time shall be of the essence of this Subscription Agreement.

26.                      Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

END OF TERMS

13

SCHEDULE "A"
FORM 4C
CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 48. The corporation , trust, portfolio manager or other entity (the "Placee") need only file it on one time basis , and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. !f as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

I	Placee Information:

	(a)	Name:______________________________________________________________________________

	(b)	Complete Address: ______________________________________________________

	(c)	Jurisdiction of Incorporation or Creation: ________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? _____________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? _____________________

3.	lf the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction ;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in _____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

	(a)	"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 68) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 68 or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

(a) Dated and certified (if applicable), acknowledged and agreed, at ___________________________________ on ______________________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUM ENT

SCHEDULE B

CONFIRMATION OF PREVIOUSLY FILED CORPORATE PLACEE REGISTRATION FORM

TO:         SILVER PREDATOR CORP.

             In connection with the proposed subscription for common shares of Silver Predator Corp., the undersigned hereby confirms that the undersigned has previously filed a Form 4C - Corporate Placee Registration Form with the TSX Venture Exchange and that the information in such Corporate Placee Registration Form is accurate and up-to- date as of the date hereof.

Dated ________________________________________, 2014.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

8- 1

SCHEDULE "C"

ACCREDITED INVESTOR STATUS CERTIFICATE

TO:                         SILVER PREDATOR CORP. (the "Company")

             In connection with the purchase of Shares of the Company (the "Shares'") by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Schedule "C"}, the Subscriber hereby represents, warrants, covenants and certifies to the Company that:

1.         The Subscriber is purchasing or is deemed to be purchasing the Shares as principal for its own account or complies with the provisions of paragraph 8(d} of the Subscription Agreement;

2.         The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" ("NI 45-106") by virtue of satisfying the indicated criterion as set out in this Schedule "C";

3.         The Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m} of the definition of "accredited investor" in NI 45-106; and

4.         Upon execution of this Schedule "C" by the Subscriber, this Schedule "C" shall be incorporated into and form a part of the Subscription Agreement.

Dated: ____________________________________, 2014

Print name of Subscriber

By: ______________________________________________
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION IN
APPENDIX "A" ON THE NEXT PAGES

B-1

APPENDIX "A"

TO SCH EDU LE "C"

NOTE:
THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

_______	(a)	a Canadian financial institution, or a Schedule III bank; or

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_______	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_______	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

_______	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de rile de Montreal or an intermunicipal management board in Quebec; or

_______	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

_______	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_______	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_______	(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

_______	(I)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

8-2

_______	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

_______	(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 or 2.19 of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106; or

_______	(o)

an investment fund that distributes or has distributed secunt1es under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

_______	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

_______	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund; or

_______	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_______	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_______	(i)	a person that is recognized or designated by the secunt1es regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor.

For the purposes hereof:

(a)	"affiliate" means an issuer connected with another issuer because

	(i)	one of them is the subsidiary of the other; or

	(ii)	each of them is controlled by the same person.

(b)	"Canadian financial institution" means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	"consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

	(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

	(ii)	provides the services under a written contract with the issuer or a related entity of the issuer, and

	(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes

(iv)	for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and

(v)

for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

(d)

"control person" means any person that owns or directly or indirectly exercises control or direction over securities of an issuer carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the issuer, unless that first person holds the voting securities only to secure an obligation;

(c)	"director" means

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(t)	"eligibility adviser" means

	(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

8-4

(g)	"executive officer" means. for an issuer. an individual who is

(i)	a chair, vice-chair or president,

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(iii)	performing a policy-making function in respect of the issuer;

(h)	"financial assets" means

(i)	cash,

(ii)	securities, or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation ;

(i)	"'foreign jurisdiction " means a country other than Canada or a political subdivision of a country other than Canada ;

(j)	"founder"' means. in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(k)

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(l)	"investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(m)	"'jurisdiction"' means a province or territory of Canada except when used in the term foreign jurisdiction;

(n)	"local jurisdiction" means the jurisdiction in which the Canadian securities regulatory authority is situate;

(o)	"non-redeemable investment fund" has the same meaning as in National Instrument 21-10 I Marketplace Operation;

(p)	"person" includes

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(q)	"regulator" means, for the local jurisdiction , the Executive Director or Director or la Commission des valeurs mobilieres du Quebec as defined under securities legislation of the local jurisdiction ;

(r)	"related liabilities" means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

8-5

(ii)	liabilities that are secured by financial assets;

(s)	"Schedule Ill bank" means an authorized foreign bank named in Schedule Ill of the Bank Act (Canada);

(t)	"spouse" means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(u)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

8-6

PAYMENT INSTRUCTIONS

Deliver a certified cheque or bank draft before the Closing Date in same day freely transferable Canadian funds at par in Vancouver, British Columbia to:

SILVER PREDATOR CORP.
800 - 1199 West Hastings Street
Vancouver, British Columbia, Canada V6E 3T5
Attention: Nancy La Couvee, Corporate Secretary
Tel: 778-968-6941

or

Send funds by wire transfer according to instructions on Page C-2 (following this page).

Schedule "I"
NTR Share Purchase Agreement

Please see attached.

1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT made as of the                    day of                 , 2014 AMONG:

NORTHERN TIGER RESOURCES INC., a corporation existing under the laws of the Province of British Columbia having an office at 200, 9797 - 45 Avenue NW, Edmonton, Alberta T6E 5V8

("NTR")

AND:

RESOURCE HOLDINGS LTD., an exempt company existing under the laws of Bermuda and having an registered office at Crawford House, 50 Cedar Avenue, Hamilton, HMI 1 Bermuda

("RH")

RECITALS:

A.                  RH is the legal and beneficial owner of all of the outstanding common shares (the "Shares") in the capital of Americas Bullion Royalty Corp. (the "Company").

B.                  NTR wishes to purchase, and RH wishes to sell, the Shares on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1                  Definitions

                      In this Agreement, including the Recitals and Schedules hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

(a)	"Additional Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "C" hereto;

(b)	"Affiliate" has the meaning ascribed to such term in the Securities Act;

(c)

"Arrangement" means an arrangement involving RH and the Company under the provisions of Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set forth in the arrangement agreement between RH and the Company dated [February 18, 2014);

(d)

"Assets" means all assets, contracts, equipment, goodwill and inventory of the Company, and includes all tangible things and intangible things owned by the Company as at the Effective Time, and as more particularly described in Schedule "A" to this Agreement;

(e)	"Business" means, with respect to the Company, the business carried on by the Company as at the date of this Agreement;

(f)	"Business Day" means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the State of Idaho or the Province of Alberta;

(g)

"Business Combination Agreement" means the amended and restated business combination agreement signed among the Company, NTR and Redtail Metals Corp. dated December 17, 2013 and amended January 21, 2014 providing for, among other things, the purchase of the Shares by NTR;

(h)	"Cash Portion" has the meaning ascribed in Section 2.2;

(i)	"Closing" has the meaning ascribed in Section 6.1;

U)	"Closing Time" has the meaning ascribed thereto in Section 6.1;

(k)	"Commissions" means, collectively, the British Columbia Securities Commission and the Alberta Securities Commission;

(1)	"Consideration" has the meaning ascribed in Section 2.2;

(m)	"Effective Date" means the date upon which the Arrangement will become effective;

(n)	"Effective Time" means the time on the Effective Date that the Arrangement becomes effective;

(o)

"Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, leases, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(p)

"Environmental Laws" means any current federal, state, provincial or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the indoor or outdoor environment, health, safety or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) odour, indoor air, employee exposure, wetlands, pollution, contamination; (iv) and injury or threat of injury to persons or property relating to any Hazardous Substance; or (v) the protection, management or use of surface water or ground water;

(q)	"Exchange" means the TSX Venture Exchange;

(r)	"Financing" means the investment by RH in common shares in the capital of NTR having a value equal to $ [NTD: $2,250,000 less the amount drawn under the NTR Interim Loan];

(s)	"RH Percentage" means the percentage of the issued and outstanding NTR Shares, on a non-diluted basis owned, directly or indirectly, by RH and its Affiliates from time to time;

(t)	"Hazardous Substances" means any substance, material or waste that is listed, classified or regulated as hazardous, toxic or dangerous pursuant to any Environmental Laws;

(u)	"Material Contract" means, with respect to the Company:

(i)	any continuing contract for the purchase of materials, supplies, equipment or services involving, in the case of any such contract, more than $10,000 over the life of the contract;

(ii)	any contract that expires, or may be renewed at the option of any person other than the Company so as to expire, more than one year after the date of this Agreement;

(iii)	any debt instrument;

(iv)	any contract for capital expenditures in excess of $10,000 in the aggregate;

(v)	any contract limiting the right of the Company to engage in any line of business or to compete with any other person;

(vi)	any confidentiality, secrecy or non-disclosure contract;

(vii)	any contract pursuant to which the Company leases any real property;

(viii)

any contract pursuant to which the Company leases any personal property involving payments by the Company in excess of $10,000 annually or involving rights or obligations which cannot be terminated without penalty on less than three months' notice;

(ix)	any employment contracts with employees and service contracts with independent contractors that cannot be terminated on 30 days' notice or less by the Company without penalty;

(x)

any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property, misappropriation or violation or warranting the lack thereof; and

(xi)

any other agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment which is or would reasonably be expected to be material to the Business, properties, Assets, operations, condition (financial or otherwise) or prospects of the Company;

(v)	"Plan of Arrangement" means the plan of arrangement attached as Schedule A of the Arrangement Agreement;

(w)	"Public Record" has the meaning ascribed m Subsection 3.2(f) of this Agreement;

(x)	"Purchase Note" has the meaning ascribed in Section 2.3(a)(ii);

(y)	"Release" means any release, spill, leak, emission, discharge, leach, dumping, emission, escape or other disposal;

(z)	"Royalties" means the royalty interests in respect of the properties and in the amounts thereon set forth in Schedule "B" hereto

(aa)	"Securities Act" means the Securities Act (British Columbia), as amended from time to time, and the rules and regulations promulgated thereunder;

(bb)	"Shares" has the meaning ascribed in Recital A;

(cc)

"Transaction" means the sale of the Shares by RH to NTR in exchange for the Consideration in accordance with the terms of this Agreement and the Plan of Arrangement and all other transactions referred to herein; and

(dd)	"VWAP" means the volume weighted average trading price.

1.2                 Currency

                     All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.3                 Best of Knowledge

                     Any reference herein to "the best of the knowledge" of a party will be deemed to mean the actual knowledge of senior management of the party and the best of the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.4                 Interpretation Not Affected by Headings

                     The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof ', "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.5                 Time of Essence

                     Time will be of the essence hereof. 1.6 Schedules

                     The following Schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof:

Schedule "A"	Assets of the Company
Schedule "B"	Material Contracts
Schedule "C"	Royalties
Schedule "D"	Additional Royalties
Schedule "E"	Form of Purchase Note
Schedule "F"	Form of Royalty Grant Agreement
Schedule "G"	Form of Subscription Agreement

ARTICLE 2
PURCHASE AND SALE

2.1                 Purchase and Sale

                     Subject to the terms and conditions herein, RH agrees to the sell the Shares to NTR and NTR agrees to purchase the Shares from RH, free and clear of all Encumbrances other than those restrictions on transfer, if any, contained in the articles or by-laws of the Company.

2.2                 Consideration

                     In consideration of the purchase and sale of the Shares herein contemplated, NTR hereby agrees to pay to RH $5,250,000 (the "Cash Portion") and grant to RH the Royalties (together, the "Consideration").

2.3                 Payment of the Cash Portion of the Consideration

(a)	NTR will satisfy the Cash Portion of the Consideration at Closing as follows:

(i)

NTR will pay to RH, or an Affiliate of RH as directed by RH in writing, $550,000, either in cash or by the issue of NTR Shares (or any combination thereof), at the election of NTR; provided that any such NTR Shares will be issued at a deemed price per share equal to the greater of: (A) $ [NTD: the VWAP of the NTR Shares on the Exchange for the seven trading days immediately preceding the date of the NTR Meeting]; (B) $0.35 (on a post-consolidation basis); and (C) the minimum price permitted by the Exchange.

(ii)

NTR will issue to RH, or an Affiliate of RH as directed by RH in writing, a promissory note in the form attached hereto at Schedule "E" in the principal amount of $4,700,000 (the "Purchase Note") bearing interest at a rate of [6]% (compounded annually) and payable over three years as set forth in the Purchase Note.

(b)

As security for the timely payment of the Purchase Note, NTR will deposit with RH, or an Affiliate of RH as directed by RH in writing, at Closing, the share certificates representing the Shares, duly endorsed in blank for transfer.

(c)

If at any time prior to satisfaction of the Purchase Note in full, NTR elects (on prior written notice to RH) to terminate the Transaction or if NTR fails to make a payment under the Purchase Note when due (subject to a 30 day cure period commencing on the date when such payment is due), then:

(i)

NTR will promptly transfer the Shares back to RH or an Affiliate of RH, as directed by RH in writing, and represent and warrant to RH in substantially the same terms as the representations and warranties given by RH in section 3.1 hereof (substituting references to RH with references to NTR) provided that NTR shall have no liability to RH for any breach of such representations and warranties that existed as of the Effective Time;

(ii)

NTR will be deemed to have forfeited to RH, without compensation, any of the Cash Portion of the Consideration then paid to RH (including any NTR Shares issued in satisfaction of the Cash Portion of the Consideration or payment obligations under the Purchase Note as at such date); and

(iii)	RH will retain, without compensation to NTR, all of the Royalties and Additional Royalties.

2.4 Royalties

                      At Closing, NTR will execute in favour of RH, or an Affiliate of RH as directed by RH in writing, the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Royalties set forth in Schedule "C".

2.5 Additional Royalties

                      At Closing, NTR will cause the Company to execute in favour of RH, or an Affiliate of RH as directed by RH in writing, the royalty grant agreement in the form attached hereto at Schedule "F" in respect of each of the Additional Royalties set forth in Schedule "D".

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                 Representations and Warranties by RH

                     RH hereby represents and warrants to NTR at Closing, as follows, and acknowledges that NTR is relying upon the accuracy of each such representation and warranty in connection with the completion of the Transaction:

(a)	Corporate Authority and Binding Obligation

RH is a corporation duly incorporated and validly subsisting in all respects under the laws of Bermuda. RH has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of RH's obligations under this Agreement. RH has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by RH and, assuming the due authorization, execution and delivery hereof by RH, constitutes a legal, valid and binding obligation of RH, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(b)	Status, Charter Documents and Licenses

(i)

The Company is a corporation duly incorporated and validly subsisting in all respects under the laws of the Province of British Columbia. The Company has all necessary corporate power and authority to own, lease or otherwise hold its Assets and to carry on its Business as it is now being conducted and proposed to be conducted.

(ii)

The Company is duly licensed, registered and qualified as a corporation to do Business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all respects, in each jurisdiction where it carries on Business.

(c)	Authorized and Issued Capital

The authorized capital of the Company consists of an unlimited number of common shares without par value and an unlimited number of Class 1 common shares without par value of which, a total of <fl> common shares have been validly issued and are outstanding and are fully paid and non-assessable. There are no Class 1 common shares issued and outstanding.

(d)	Title to Shares

The Shares are owned by RH as the registered and beneficial owner thereof with good title, free and clear of all Encumbrances other than those restrictions on transfer, if any, contained in the articles or by-laws of the Company.

(e)	Shareholder Agreements, Etc.

There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares or any other securities of the Company.

(f)	Assets

(i) To the best of the knowledge of RH, Schedule "A" to this Agreement contains a complete and accurate description of all of the material Assets of the Company.

(ii)

Other than the royalties NTR will cause the Company to grant to RH as contemplated under this Agreement, the Company is the registered and beneficial owner of the Assets set forth in Schedule "A" and has good and marketable title to such Assets, free and clear of all material Encumbrances.

(g)	Reporting Issuer

The Company is a "reporting issuer" in each of British Columbia, Alberta and Ontario, and its common shares are listed on the Toronto Stock Exchange.

(h)	No Subsidiaries

The Company has no subsidiaries.

(i)	Licenses

To the best of the knowledge of RH, all licenses and permits required for the conduct of the Business of the Company have been obtained and are in good standing.

(i)	No Other Purchase Agreements

No person has any agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, option or commitment, including convertible securities, warrants or convertible obligations of any nature, for:

(i) the purchase, subscription, allotment or issuance of, or conversion into, any of the unissued shares of the Company or any securities of the Company; or

(ii)	the purchase from RH of any of the Shares.

(k)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof and in respect of the Arrangement Agreement and the Plan of Arrangement, to the best of the knowledge of RH, neither RH nor the Company is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by RH or the Company, in connection with the execution, delivery or performance by RH of this Agreement or the completion of any of the transactions contemplated herein.

(1)	Compliance with Charter Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or material breach of or material default under, or cause the acceleration of any obligations of the Company under:

(i)	any term or provision of any of the constating documents of RH or the Company or any director or shareholder minutes; or

(ii)

the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which any of the Company, or RH is a party or by which any of them is bound; or

(iii)	any term or provision of any order or decree of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction.

(m)	Corporate Records

To the best of the knowledge of RH, the corporate records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and the shareholder of the Company, at which resolutions were passed held since its incorporation, and signed copies of all resolutions, articles and by- laws duly passed or confirmed by the directors or the shareholder of the Company, other than at a meeting.

(n)	Tax Returns

All tax returns required to be filed by or on behalf of the Company have been duly filed on a timely basis and such tax returns are true, complete and correct in all material respects. All taxes shown to be payable on the tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are payable by the Company with respect to items or periods covered by such tax returns.

(o)	Financial Records

All material financial transactions of the Company have been recorded in the financial books and records of the Company in accordance with good business practice. No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person.

(p)	Liabilities

There are no material liabilities (contingent or otherwise) and, to the best of the knowledge of RH, there is no basis for assertion against the Company of any liabilities of any kind or in respect of which the Company may become liable on or after the consummation of the transactions contemplated by this Agreement other than liabilities specifically disclosed to NTR in writing before the date hereof.

(q)	Material Contracts

Except as set forth on Schedule "B", Company is not a party to any Material Contracts.

(r)	Litigation

There are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of RH or the Company) pending or, to the best of the knowledge of RH, threatened, by or against or affecting the, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

(s)	Environmental Matters

(i)

To the best of the knowledge of RH, the operation of the Business, the property and assets owned or used by the Company and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. To the best of the knowledge of RH, the Company and its Affiliates have complied with all reporting and monitoring requirements under all Environmental Laws. Neither the Company nor its Affiliates has received any notice of any non-compliance with any Environmental Laws, and there is no reasonable basis upon which the Company could become, responsible for any material clean up or corrective action under any Environmental Laws.

(ii)

The Company has obtained all permits, certificates, approvals, registrations and licenses necessary to conduct the Business as it now exists, and to own, use and operate its properties and assets in compliance with all Environmental Laws.

(iii)

To the best of the knowledge of RH, there are no Hazardous Substances located on or in any of the properties or assets owned or used by the Company and no Release of any Hazardous Substances has occurred on or from the properties and assets of the Company or has resulted from the operation of the Business and the conduct of all other activities of the Company. Neither the Company nor its Affiliates has used any of their properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and no real property has been or is being used as a landfill or waste disposal site.

(iv)

To the best of the knowledge of RH, there are no past, present or, future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the Company with the Environmental Laws as in effect on the date hereof or which may give rise to any common law or legal liability under the Environmental Laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling, or the Release or threatened Release into the indoor or outdoor environment by the Company or its Affiliates of any Hazardous Substances.

(v)	To the best of RH' knowledge, the Company and its Affiliates have never conducted or had conducted an environmental audit, assessment or study of any of their properties or assets.

(t)	Tax Liabilities

To the best of RH's knowledge, the Company has no material tax liabilities.

3.2                 Representations and Warranties by NTR

                       NTR hereby represents and warrants to RH at Closing as follows, and confirms that RH is relying upon the accuracy of each of such representation and warranty in connection with the completion of the Transaction:

(a)	Corporate Authority and Binding Obligation

NTR is a corporation duly incorporated and validly subsisting in all respects under the laws of the Province of Alberta. NTR has good right, full corporate power and absolute authority to enter into this Agreement and to perform all of NTR' s obligations under this Agreement. NTR has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by NTR and, assuming the due authorization, execution and delivery hereof by RH, constitutes a legal, valid and binding obligation of NTR, enforceable against it in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally and (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

(b)	Reporting Issuer

NTR is a reporting issuer in the Provinces of British Columbia and Alberta and its common shares are posted and listed for trading on the Exchange. NTR is not in default under the Securities Act or the rules, by-laws or policies of any stock exchange on which any securities of NTR are listed. There are no orders suspending the sale or ceasing the trading of any securities issued by NTR and no proceedings for such purpose are pending or, to the knowledge of NTR, threatened.

(c)	Share Capital

NTR's authorized share capital consists of an unlimited number of common shares without par value of which, as at the date hereof, there are common shares issued and outstanding as fully-paid and non-assessable. Any NTR Shares issued pursuant to Section 2.3(a)(i) or under the terms of the Purchase Note will, when issued, be validly issued as fully paid and non-assessable.

(d)	Contractual and Regulatory Approvals

Except as have been obtained on the date hereof, NTR is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, municipal or local government or governmental agency, board , commission or authority are required to be obtained by NTR in connection with the execution, delivery or performance by NTR of this Agreement or the completion of any of the transactions contemplated herein.

(e)	Compliance with Constating Documents, Agreements and Laws

The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by NTR, and the completion of the transactions contemplated hereby, will not conflict with nor constitute or result in a violation or breach of or material default under or cause the acceleration of any obligations of NTR under or cause the acceleration of any obligations of NTR under:

(i)	any term or provision of any of its articles, by-laws or other constating documents of NTR or any director or shareholder minutes;

(ii)	the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which NTR is a party or by which it is bound, or

(iii)

any term or provision of any licenses, registrations or qualification of NTR or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction.

(f)	Public Disclosure

As of their respective dates, all information and materials filed by NTR with the Commissions and which are available through the SEDAR website (including all exhibits and schedules thereto and documents incorporated by reference therein) from January 1, 2012 to the date hereof (collectively, the "Public Record") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complied in all material respects with all applicable legal and stock exchange requirements.

(g)	Subsequent Events; Investment Information

Subsequent to the respective dates as of which information is given in the Public Record, there has been no material adverse change, or any fact known to NTR and not disclosed to RH that could reasonably be expected to result in a material adverse change in the condition of the assets, liabilities, operations, activities, earnings, affairs or financial position of NTR.

(h)	Corporate Records

The corporate records and minute books of NTR contain complete and accurate minutes of all meetings of the directors and shareholders of NTR at which resolutions were passed held since its incorporation, and signed copies of all resolutions duly passed or confirmed by the directors or shareholders of NTR other than at a meeting. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of NTR are complete and accurate.

(i)	Litigation

There is no suit, action, litigation, investigation, claim, complaint or proceeding before any governmental authority in progress or pending or, to the best of the knowledge of NTR, threatened against or relating to NTR which, if determined adversely to it, would prevent NTR from fulfilling all of its obligations set out in this Agreement or arising from this Agreement, and, to the best of the knowledge of NTR, there is no existing ground on which any such action, suit, litigation or proceeding might be commenced with any likelihood of success. There is not presently outstanding against NTR any cease trade order, judgment, decree, injunction, or rule or order of any governmental authority.

3.3                 Survival of Warranties by RH

                     The representations and warranties made by RH and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of NTR or any other person or any knowledge of NTR or any other person, will continue in full force and effect for the benefit of NTR for a period of 12 months from the Effective Date.

3.4                 Survival of Warranties by NTR

                     The representations and warranties made by NTR and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the Closing and, notwithstanding any closing or any investigation made by or on behalf of RH or any other person or any knowledge of RH or any other person, will continue in full force and effect for the benefit of RH for a period of 12 months from the Effective Date.

ARTICLE 4
COVENANTS

4.1                 Sale, Option or Joint Venture of Assets or Shares

                     Excepting only the grant of royalties by the Company to RH as contemplated under this Agreement, until such time as the Purchase Note is paid in full, NTR shall not sell, assign, transfer, joint venture, option or in any way encumber any of the Shares or any of the Assets (and shall not enter into any binding agreement in respect thereof), without obtaining the prior written consent of RH, such consent not to be unreasonably withheld, conditioned or delayed.

4.2                 Management

(a)

So long as the RH Percentage is at least: (a) 20%, RH, or a RH Affiliate, as directed by RH, will have the right to nominate two appointees to the board of directors of NTR; and (b) at least 10% but less than 20%, RH, or a RH Affiliate, will have the right to nominate one appointee to the board of directors of NTR.

(b)	At Closing, NTR will engage RH to provide contract services for accounting, IT, investor relations and corporate secretary functions at arms' length rates to be negotiated among the parties.

4.3                 Pre-Emptive Rights

(a)

After the Closing and for so long as the RH Percentage is at least 15%, if NTR proposes to issue pursuant to a private placement any common shares or securities that are convertible into, exchangeable for or exercisable to acquire Common Shares ("New NTR Securities"), RH, or a RH Affiliate, as directed by RH in writing, will be entitled (but not required) to concurrently purchase up to such number of New NTR Securities ("Participation Right Securities") that will enable RH, or a RH Affiliate, as directed by RH in writing, to maintain the RH Percentage in effect immediately prior to such private placement, on the same terms and at the same price at which the New NTR Securities are issued to other person(s) ("Third Party Purchasers"), subject to the approval of the Exchange.

(b)

NTR will give RH, or a RH Affiliate, as directed by RH in writing, written notice of any proposed issuance of New NTR Securities at least 10 Business Days prior to the proposed date of issuance thereof. Such notice will set out the material terms of the proposed issuance, including the proposed issue price.

(c)

Within five Business Days following receipt of the notice contemplated in Section 4.3(b), RH, or a RH Affiliate, as directed by RH in writing, will provide written notice to NTR of the number of New NTR Securities (if any) it intends to purchase in connection with the proposed transaction. If NTR does not receive any notice from RH, or a RH Affiliate, as directed by RH in writing, within such five Business Day period referred to in this Section 4.3(c), RH, or a RH Affiliate, as directed by RH in writing, will be deemed to have waived its rights to acquire any New NTR Securities under this Section 4.3 and NTR will be entitled, within the period of 90 days following the expiry of such five Business Day period, to complete the proposed issuance of New NTR Securities to the Third Party Purchasers on terms and conditions no less favourable to NTR than those contained in the notice provided to RH, or a RH Affiliate, as directed by RH in writing, pursuant to Section 4.3(b). If no such transaction is completed within such 90 day period, NTR will be required to again comply with the provisions of this Section 4.3 before completing such transaction.

(d)

If NTR receives within the five Business day period referred to in Section 4.3(c) written notice from RH, or a RH Affiliate, as directed by RH in writing, that it wishes to purchase some or all of the New NTR Securities which it is entitled to purchase under Section 4.3(a), then subject to the approval of the Exchange (which NTR will use reasonable commercial efforts to promptly obtain) and any shareholder approvals which may be required under applicable laws or Exchange policies, NTR will be obligated to issue to RH (or an Affiliate of RH as directed by RH in writing), and RH, or a RH Affiliate, as directed by RH in writing, will be obligated to purchase from NTR, such New NTR Securities concurrently with the completion of the issuance of such New NTR Securities to the Third Party Purchasers.

(e)

Nothing in this Section 4.3 will provide RH, or a RH Affiliate, as directed by RH in writing, with any rights to acquire any securities of NTR which are being issued (i) solely as consideration for the acquisition by NTR or its Affiliates of assets from persons dealing at arm's length to NTR and not as a financing transaction for NTR, (ii) under any equity compensation plan in respect of directors, officers, employees or consultants of NTR or (iii) upon the exercise of other outstanding convertible securities of NTR.

(f)

NTR will use commercially reasonable efforts to obtain any and all approvals of the Exchange and the shareholders of NTR under the rules of the Exchange or any other applicable laws in order for RH, or a RH Affiliate, as directed by RH in writing, to obtain the full benefit of its rights under this Section 4.3 to purchase Participation Right Securities.

4.4                 Public Disclosure; Confidentiality

(a)

Unless and until the transactions contemplated in this Agreement will have been completed, except with the prior written consent of the other party, each party and its respective employees, officers, directors, shareholders, agents, advisors and other representatives will hold all information received from the other party and all information concerning the Company in strictest confidence, except such information and documents already available to the public or as are required to be filed or disclosed by applicable law or Exchange policies.

(b)

All such information and documents in any form or medium whatsoever concerning the Company, including but without limitation copies thereof and derivative materials made therefrom will be delivered to RH, or an Affiliate of RH, as directed by RH in writing, in the event that the Shares are transferred back to RH or an Affiliate of RH, as directed by RH in writing, destroyed in the event that the transactions provided for in this Agreement are not completed.

ARTICLE 5
CONDITIONS

5.1                 Mutual Conditions Precedent

                     The respective obligations of the parties hereto to consummate the transactions and deliver the documents contemplated hereby are conditional on the satisfaction or waiver of all conditions precedent in the Arrangement Agreement which condition is for the benefit of both RH and NTR and may not be waived.

ARTICLE 6
CLOSING

6.1                 Effective Time

                     The parties will complete the transactions contemplated hereby ("Closing") on the the Effective Date at the time set out in the Plan of Arrangement (the "Closing Time").

6.2                 Deliveries on Closing At Closing:

(a)	RH will deliver to NTR:

	(i)	the share certificates representing the Shares, duly endorsed for transfer to NTR or to an Affiliate of NTR, as directed by NTR;

	(ii)	a subscription agreement in respect of the Financing in the form attached hereto as Schedule "G", duly executed by RH;

	(iii)	all books, minute books, records and accounts of the Company and any other information necessary for NTR to operate and manage the Business of the Company;

	(iv)	a certified copy of a resolution of the directors of RH authorizing the execution of this Agreement and the completion of the transactions contemplated hereby;

	(v)	a certified copy of a resolution of the Company approving the transfer of the Shares from RH to NTR or to an Affiliate of NTR, as directed by NTR;

	(vi)	a certified copy of a resolution of RH approving the Financing; and

	(vii)	such other documents as may be required by NTR's legal counsel, acting reasonably.

(b)	NTR will deliver to RH:

(i)

a share certificate of NTR registered in the name of RH or an Affiliate of RH, as directed by RH, for the number of any NTR Shares which NTR elects to issue at Closing in accordance with Section 2.3(a)(i);

	(ii)	the cash, if any, which NTR elects to pay to RH in accordance with Section 2.3(a)(i), in immediately available funds;

(iii)

a certified copy of a resolution of the directors of NTR authorizing the execution of this Agreement and the transactions contemplated hereby, including the allotment and issuance of any NTR Shares issued pursuant to Section 2.3(a)(i);

	(iv)	the Purchase Note, duly executed by NTR in favour of RH or an Affiliate of RH, as directed by RH;

	(v)	share certificates representing the Shares, duly endorsed in blank for transfer, in accordance with Section 2.3(b);

(vi)	the royalty grant agreements in respect of each of the Royalties, duly executed by NTR in accordance with Section 2.4;

(vii)	the royalty grant agreements in respect of each of the Additional Royalties, duly executed by the Company in accordance with Section 2.5; and

(viii)	such other documents as may be required by RH's legal counsel, acting reasonably.

6.3                 Closing Arrangements

                     Subject to the terms and conditions hereof, the Transaction will be closed at the Closing Time at the offices of or at such other place or places as may be mutually agreed upon by RH and NTR.

ARTICLE 7
GENERAL PROVISIONS

7.1                 Further Assurances

                     Each of RH and NTR hereby covenant and agree that at any time and from time to time after the Effective Date it will, upon the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement including, without limitation, any documents required to comply with securities or stock exchange requirements.

7.2                 Notices

                     Any notice required or permitted to be given under this agreement will be given in writing and transmitted by facsimile or other electronic transmission or delivered by one party to the other (the "Recipient") at the address indicated below and will be deemed to have been given on the day on which it is delivered or sent by facsimile or other electronic transmission, provided that such day is a Business Day in the city in which the recipient is located and such notice is so delivered or sent by facsimile prior to 5:00 p.m. (local time of the Recipient). If a notice is not delivered or sent on a Business Day or is delivered or sent on or after 5:00 p.m. on such day, it will be deemed to be given on the next Business Day thereafter.

If to Northern Tiger Resources Inc.:

200, 9797 - 45 Avenue NW
Edmonton, AB T6E 5V8
Attention:         Greg Hayes, President
Fax:                    (780) 669-3715
Email:                 ghayes@northem-tiger.com

If to Resource Holdings Ltd.

c/o Cedar Management
Crawford House, 50 Cedar Avenue,
Hamilton, HM 11 Bermuda
Attention:         William Sheriff, Chairman & CEO
Fax:                     +441 295-6566
Email:                  wms@aubullion.com

With a copy to:
11521 North Warren Street
Hayden, Idaho 83835

Attention :      William Sheriff, Chairman & CEO
Fax:                   (208) 635-5465
Email:                wms@aubullion.com

And

Attention:         Timothy Leybold, CFO
Fax:                   (208) 635-5465
Email:                 tleybold@aubullion.com

7.3                 Governing Law

                     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each of the parties hereby irrevocably attoms to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

7.4                 Expenses of Parties

                     Each of the parties hereto will bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, and financial advisors.

7.5                 Assignment

                     No party hereto may assign its rights or obligations under this Agreement, without the consent of the other party hereto. NTR hereby consents to the assignment by RH to an Affiliate of RH of its rights and obligations hereunder, which rights and obligations RH will assign an Affiliate promptly following Closing.

7.6                 Successors and Assigns

                     This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.7                 Entire Agreement

                     This Agreement, the Business Combination Agreement and the Schedules hereto constitutes the entire agreement, and supersedes all other prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof. In the event of a conflict between this Agreement (including the Schedules hereto) and the Business Combination Agreement, this Agreement shall prevail. None of the parties hereto will be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Effective Time pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Effective Time, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

7.8                 Waiver

                     Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Effective Time; provided, however, that such waiver must be evidenced by written instrument duly executed on behalf of such party.

7.9                 Amendments

                     No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

7.10             Counterparts

                     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties. IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the day and year first above written.

NORTHERN TIGER RESOURCES
INC., by its authorized signatory:

Authorized Signatory
Name:
Title:

RESOURCE HOLDINGS LTD., by its
authorized signatory:

Authorized Signatory
Name:
Title:

SCHEDULE "A"

ASSETS OF THE COMPANY

The assets of the Company are the assets as described in its interim financial statements for the 3 and 9 months ended November 30, 2013 including assets that have been purchased in the ordinary course and as acquired pursuant to disclosure of the public record of the Company on SEDAR, but not including assets that are to be contributed to Resource Holdings Ltd. pursuant to a contribution agreement to be entered into between AMB and Resource Holdings Ltd. under the Arrangement, assets sold in the ordinary course and assets disposed of pursuant to disclosure of the public record of the Company on SEDAR.

SCHEDULE "B"

MATERIAL CONTRACTS

1.	Arrangement Agreement, including the Plan of Arrangement, and all agreements referred to in the Arrangement Agreement and the Plan of Arrangement;

2.

Agreement between Golden Predator Canada Corp. and Access Consulting dated October 23, 2013 to write the submission of the permit to the Yukon Environmental and Socio- economic Assessment Board at the Executive Committee Level for approximately $950,000 over the next 6 to 8 months; and

3.

Agreement between Americas Bullion Royalty Corp. and EBA Tetra Tech dated December 12, 2013 for conducting engineering heap leach design with approximately $150,000 outstanding. This project should be completed in April, 2014.

SCHEDULE "C"

ROYALTIES 1

NTR will grant royalties to RH, or an Affiliate of RH as directed by RH in writing, on each of the following properties and in the following amounts; provided, however, that all NPI will be calculated after any NSR payment, such that any NSR payments are allowable expenses when calculating NPI:

3Ace	1.0% NSR high grade Au
Sonora Gulch	1.0% NSR porph Cu Au
Marg	1.0% NSR 1lmmt poly rsc
Clear Lake	0.5% NSR 7mmt Pb-Zn rsc
Babine, BC	0.5% NSR -25mt .3%Cu .3gAu
Copper Ace, BC	2.0% NSR Cu Mo intercepts
Joss'ulan, BC	2.0% NSR Cu VMS
Lucky Joe	1.0% NSR white gold Cu-Au
NBT	2.0% NSR tmbstn au-u soils
Korat	2.0% NSR Au soils KGC-CSL
Birman	2.0% NSR white gold area
BONDI	1.0% NSR minto style[2]
DADI	1.0% NSR minto style
MELI	1.0% NSR minto style
DELI	1.0% NSR minto style
LEDi	1.0% NSR minto style
Chopin I	1.0% NSR Sonora Gulch type
Quitovac, Mexico	1.0% NSR
Willoughby, BC	1.0% NSR
Kelzas	2.0% NPI

__________________________________________________________________
1All properties located in Yukon Territory unless otherwise specified.
2 Subject to Capstone Mining Corp. consent as properties are under back-in right.

SCHEDULE "D"

ADDITIONAL ROYALTIES3

NTR will cause the Company to grant royalties to RH, or an Affiliate of RH as directed by RH in writing, on each of the following properties and in the following amounts:

Brewery Creek	0.5% NSR
Gold Dome	1.5% NSR
Rogue A/B	2.0% NPI or 0.5% NSR
Cache Creek	2.0% NPI or 0.5% NSR
SER/CHO	2.0% NSR
McConnell	1.0% NSR
Fortymile	2.0% NPI or 0.5% NSR
Airstrip	1.0% NSR
Idaho	1.0% NSR
Willoughby, BC	2.1% NSR

___________________________________________
3 All properties located in Yukon Territory unless otherwise specified.

SCHEDULE "E"

 FORM OF PURCHASE NOTE

2

Schedule "E" to NTR Share Purchase Agreement

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIANRESIDENTUNTIL<@>,2014.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES MUST NOT TRADE THE SECURITIES BEFORE <@>, 2014.

NORTHERN TIGER RESOURCES INC.

PROMISSORY NOTE

Date of Issue: , , 2014	Amount: $4,700,000

Northern Tiger Resources Inc. (the "Company"), for value received, promises to pay to Resource Holdings Ltd. (the "Holder"), the principal sum of $4,700,000 (the "Principal Amount"), plus simple interest accruing from the date of issue until paid at a rate of [6]% per annum.

This Promissory Note (the "Note") is made pursuant to the share purchase agreement dated the date hereof between the Company and Resource Holdings Ltd. (the "Share Purchase Agreement"). Unless otherwise defined, capitalized terms used in this Note have the meanings assigned to them in the Share Purchase Agreement. If there is a conflict or inconsistency between this Note and the Share Purchase Agreement, the Share Purchase Agreement will prevail to the extent of that conflict or inconsistency.

1.         Principal and Interest

The outstanding Principal Amount and the accrued but unpaid interest (the "Interest") shall become due and payable as follows (each, a "Payment Due Date"):

(a)	Principal Amount of $1,100,000 on , 2015;

(b)	Principal Amount of $1,600,000 on , 2016; and

(c)	Principal Amount of $2,000,000 on , 2017,

in each case plus Interest accumulated as at such date.

All payments under this Note shall be made in the lawful money of Canada. The Company may prepay all or any part of the Note at any time without penalty, bonus or charges. Any such payments shall first be applied to the Interest and thereafter to the outstanding Principal Amount. All payments of Interest, whether in cash, or in shares pursuant to section 2, will be net of applicable Canadian withholding tax, if any.

2.         Payment of Principal Amount and Interest in Common Shares

Subject to the receipt of any required regulatory approvals and the other provisions of this Note the Company may, at its option provided that its common shares are then listed on the Toronto Stock Exchange or the TSX Venture Exchange, and not subject to any cease trade order or suspension or halt in trading, in exchange for or in lieu of paying the portion of the Principal Amount and/or any Interest due on each Payment Due Date (or any other pre-payment date) solely in money, elect to satisfy its obligation to pay such portion of the Principal Amount and/or any Interest by issuing and delivering to the Holder on the date of payment (the "Common Share Payment Date") that number of fully paid common shares in the capital of the Company ("Common Shares") obtained by dividing such portion of the Principal Amount and/or any Interest that the Company elects to pay in Common Shares by the Common Share FMV (the "Common Share Payment Right").

For the purposes of the foregoing, the "Common Share FMV' shall be the greater of: (a) the volume weighted average trading price ("VWAP") of the Common Shares on the TSX Venture Exchange (or such other stock exchange on which the Common Shares may at such time be trading) (the "Exchange") for the 14 trading days immediately preceding the date which is two days before the Common Share Payment Date, (b) $0.35, and (c) the minimum price permitted by the Exchange; in any case less a 20% discount to the applicable VWAP.

Any amount payable by the Company to the Holder pursuant to the terms of this Note that is paid in Common Shares in accordance with the Company's Common Share Payment Right will be deemed to be paid and satisfied in full as of the Common Share Payment Date. The Holder shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Company of its Common Share Payment Right effective immediately after the close of business on the Common Share Payment Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including distributions and dividends in kind) thereon and arising thereafter. As soon as practicable following the Common Share Payment Date, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Common Shares to which the Holder shall be entitled pursuant to this Section 2. The Holder acknowledges and agrees that this Note and any securities acquired upon conversion pursuant to this Section 2 will be subject to such trade restrictions as may be imposed by operation of applicable securities rules and that the Company will be required to legend the certificates representing such securities with those restrictions.

3.         Fractional Shares

The Company shall not be required to issue fractional Common Shares upon the payment of any portion of this Note in Common Shares pursuant to Section 2. If any fractional interest in Common Shares would, except for the provisions of this Section 3, be issuable upon the payment of any amount of this Note, the number of Common Shares issued upon such payment shall be rounded down to the next whole number of Common Shares and the Company shall not be required to make any payment in lieu of delivering any certificates of such fractional interest.

4.         Adjustment and Anti-dilution Rights

If, prior to repayment of this Note, the Company undertakes any reclassification of, or other change in (including a change resulting from consolidation or subdivision) the outstanding Common Shares other than the Consolidation; or in case of any issue of Common Shares (or securities convertible into Common Shares) to all or substantially all of the holders of its outstanding Common Shares by way of a stock dividend or other distribution of assets or securities; the number of Conversion Shares to be issued under Section 2 shall, after such reclassification, change, issue, distribution or dividend, be equal to the number of shares or other securities or property of the Company, to which the Holder would have been entitled to upon such reclassification, change, distribution or dividend. The Common Share FMV in effect on the Common Share Payment Date of any such subdivision, redivision or on the record dated for such issuance of the Common Shares by way of a stock dividend or other distribution of assets or securities, as the case may be, shall be decreased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction. The Conversion Price in effect on the Common Share Payment Date of any such reduction, combination or consolidation of the Common Shares, shall be increased in the proportion which the number of Common Shares outstanding before such transaction bears to the number of Common Shares outstanding after such transaction.

2

The Company covenants with the Holder that so long as this Note remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Section 4 which may give rise to an adjustment in the number of Common Shares issuable under Section 2 herein and such notice must specify the particulars of such event and the record date and the effective date for such event. The Company shall give such notice to the Holder not less than ten business days in each case prior to such applicable record date.

5.         Transfer of Note - Restrictions on Transfer

This Note may not be transferred or assigned without the consent of the Company, which consent will not be unreasonably withheld by the Company; provided however that the Holder may transfer or assign this Note to an affiliate (as defined in the Securities Act (British Columbia) of the Holder without the consent of the Company. The Company shall not be required to consent to the transfer of this Note to a person that is either a non-resident person or a partnership that is not a "Canadian Partnership" each for the purposes of the Income Tax Act (Canada). If consented to by the Company, this Note may be transferred only in compliance with applicable securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. A new Note for like Principal Amount will be issued to, and registered in the name of, the transferee.

6.         No Impairment

Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its articles or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

7.         Miscellaneous

(a)	The Company may deem and treat the holder of record of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

(b)	This Note shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein.

(c)

Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both the Company and the Holder.

3

(d)	This Note shall be governed by and construed under the laws of the Province of British Columbia.

(e)	The terms and conditions of this Note shall inure to the benefit of and be binding on the respective successors and assigns of the parties.

(f)

If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

NORTHERN TIGER RESOURCES INC.

Per:

Authorized Signatory

4

SCHEDULE "F"

FORM OF ROYALTY GRANT AGREEMENT

3

No APN's - no transfer of title
Deed of Royalties Only

Recorded at the request of
and when recorded return to:

The undersigned affirms that this document
does not contain the personal information of any person.

Deed of Royalties

This Deed of Royalties ("Deed") is made and entered into effective this <         , day of , 2014 from         , a corporation ("         "), to         , a corporation ("         ").

Recitals

                          , a company incorporated under the laws "of <         ("         "), and         , a corporation incorporated under the laws of         , are parties to the Share Purchase Agreement dated         , 2014 (the "Sale Agreement") pursuant to which agreed to grant to the "Net Profits Royalty" (as defined herein) in the properties more particularly described in Exhibit A (hereinafter the "NPI Properties") and the "Net Smelter Royalty" (as defined herein) in the properties more particularly described in Exhibit B (hereinafter the "NSR Properties") (together with the Net Profits Royalty, the "Royalties") attached to and by this reference incorporated in this Deed (collectively the "Properties" and each individually a "Property").

             All capitalized words not otherwise defined shall have the respective meanings set forth in Exhibit C.

                          desires to grant to                the Royalties provided for in the Sale Agreement.

             In consideration of the sum of ten dollars ($10.00), the receipt of which is acknowledged, and the parties' rights and obligations under the Sale Agreement, the parties agree as follows:

1.         Net Profits Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assigns and successors, to pay to < >, and <@>'s assigns and successors, a production royalty of 1.0% of the Net Profits of the Properties payable after the commencement of Commercial Production from the <@> Properties the "Net Profits Royalty"). For greater certainty, the Net Profits Royalty encumbers the < Properties separately, and the Net Profits Royalty in respect of the <@> Properties shall encumber, and shall only be payable from, the Net Profits to which <@> is entitled in respect of the <@> Properties and shall not encumber any other claims.

             1.1         Calculation of Royalty. If and for so long as the Net Profits Royalty is payable in respect of the Properties, <@> shall calculate, as of the end of each calendar quarter ending after the date of commencement of Commercial Production on each of the <@> Properties, the Gross Revenue, Expenditures and Net Profits for each of the <@> Properties for such quarter.

            1.2        Arm's Length. Notwithstanding the definitions of Gross Revenue and Expenditures, if, in respect of the <@> Properties:

(a)	sales of ore, minerals or other products extracted or produced from the <@> Properties are made to;

(b)	receipts are paid by or receivables are payable by; or

(c)	costs, charges, obligations, liabilities and expenses paid or payable by <@>, <@> US and their respective affiliates to,

a person not at arm's length to <@>, the amount to be added to Gross Revenue for the <@> Properties in respect of such sales, receipts or receivables or to be added to Expenditures in respect of such costs, charges, obligations, liabilities and expenses shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or of the subject matter of the receipts, receivables, costs, charges, obligations, liabilities and expenses at the time.

            1.3        Payment of Net Profits Royalty. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties:

(a)	deliver to <@> a statement, showing in reasonable detail the calculation of Gross Revenue, Expenditures and Net Profits for the <@> Properties for such quarter; and

(b)	pay to <@> the Net Profits Royalty for such quarter.

            1.4        Carrying Forward of Losses. Any amount by which the aggregate of the Expenditures for the <@> Properties in any calendar quarter ending after the date of commencement of Commercial Production on the <@> Properties, exceeds Gross Revenue for the <@> Properties for such quarter shall, together with any negative balance carried forward from the previous quarter (as long as such quarter ended after the date of commencement of Commercial Production), be carried forward for deduction from Gross Revenue for the purpose of determining the Net Profits for the <@> Properties for the immediately succeeding quarter.

            1.5        Year End Adjustment. If and for so long as the Net Profits Royalty is payable in respect of the <@> Properties, <@> shall, within 120 days of the end of each calendar year ending after the date of commencement of Commercial Production on the <@> Properties, deliver to <@> a statement of the Gross Revenue, Expenditures and Net Profits for such calendar year, and contemporaneously with the delivery of such statement an appropriate adjustment shall be made with respect to the royalty payments made by <@> pursuant to Paragraph 1.3(b) above and <@> shall pay to <@> any amount payable by reason of the Net Profits disclosed in such statement.

            1.6        Access and Audit. For the purpose of verifying any statement of Net Profits for the <@> Properties delivered by <@> to <@> hereunder, <@> agrees that <@> and its authorized representatives shall, at all reasonable times, have full and free access to the books, accounts and records of <@> dealing with all aspects and elements of Gross Revenue and Expenditures for the <@> Properties, and <@> grants to <@> the right at any time to have the Gross Revenue, Expenditures and Net Profits for such Property determined and audited by a chartered accountant selected by <@>. <@> shall pay, on demand by <@>, any deficiency shown to be due by any such audit and, if the statement of Net Profits for the <@> Properties in respect of any period is found by such audit to be understated by more than 5%, <@> shall also reimburse <@> for the costs of the audit.

2.        Net Smelter Royalty. <@> grants to <@>, and <@>'s assigns and successors forever, and <@> covenants for itself and its assigns and successors, to pay to <@>, and <@>'s assigns and successors, a production royalty based on the Net Smelter Returns from the production or sale of minerals from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property (the "Net Smelter Royalty"). For greater certainty, the Net Smelter Royalty encumbers each of the <@> Properties separately and the Net Smelter Royalty in respect of anyone Owned Property shall encumber, and shall only be payable from, the Net Smelter Returns to which <@> is entitled in respect of that Property and shall not encumber any other claims.

            2.1.1        The Net Smelter Royalty percentage rate shall be 2.0% of the Net Smelter Returns with respect to Precious Metals derived from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property; and

            2.1.2        The Net Smelter Royalty percentage rate shall be 1.0% of the Net Smelter Returns with respect to all other metals and minerals derived from each of the <@> Properties payable after the commencement of Commercial Production from such Owned Property.

            The Royalties shall be non-administrative, nonexecutive, non-participating and nonworking mineral production royalties.

            2.1        Royalty on Property. The Royalties shall burden and run with the Properties, as applicable, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Properties. On amendment, conversion to a lease or other form of tenure, relocation or patenting of any of the unpatented mining claims which comprise all or part of the Properties, <@> agrees and covenants to execute, deliver and record in the office of the recorder of the county in which all or any part of the Properties are situated an instrument by which <@> grants to <@> the Royalties and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

            2.2        Notice of Commencement of Commercial Production. <@> shall provide <@> with written notice of the date of commencement of Commercial Production on any of the Properties within ten days after the occurrence of such date.

            2.3        Payment of Net Smelter Royalty. <@> shall, within 45 days after the end of each calendar quarter ending after the date of commencement of Commercial Production on any of the <@> Properties:

(a)

deliver to <@> a statement, showing in reasonable detail the calculation of Net Smelter Returns for such Owned Property for such quarter together with documentation supporting the proceeds and payments underlying such calculation; and

(b)	pay <@> the Net Smelter Royalty in respect of such Owned Property for such quarter.

            2.4        Arm's Length. Notwithstanding the definition of Net Smelter Returns, if the proceeds from the sales of ore, minerals or other products extracted or produced from any of the <@> Properties are paid to a person not at arm's length to <@>, or the payments deductible from proceeds are paid to a person not at arm's length to <@>, the amount to be added to or deducted from Net Smelter Returns for such Owned Property in respect of such sales or payments shall be the fair market value to <@>, as delivered, of the ore, minerals, metals or other products or to <@> of the subject matter of the payments at the time.

            2.5        Audit. <@> shall have the right, within 90 days after the delivery to <@> of the annual audited financial statements of <@> Parentco for each fiscal year during which Commercial Production from any of the <@> Properties exists to request an audit of any of the Net Smelter Royalty calculations for the previous year by <@> Parentco's public auditors, after which time period <@>'s calculations shall be deemed to be correct. The cost of such audit shall be paid by <@> unless the audit reveals that the amount paid on account of the Net Smelter Royalty for the fiscal year in question was more than 5% less than that calculated as being due by the auditor, in which case the cost of such audit shall be paid by <@>.

3.        Interest on Unpaid Amounts. If <@> shall fail to pay any amount when due under this Deed, the unpaid amount shall bear interest from the due date thereof to the date of payment at the annual rate equal to the Prime Rate plus [3%), calculated and payable monthly.

4.        Commingling. Subject to <@> obtaining any necessary consents or agreements of the owners of the <@> Properties <@> shall have the right to commingle any ores, minerals or mineral products from any of the Properties with ores, minerals and mineral products produced from other properties, provided that such commingling is accomplished after such ores, minerals or mineral products have been weighed or measured and sampled in accordance with sound mining and metallurgical practices. Any Royalty due hereunder shall be determined by equitable allocation between ores, minerals and mineral products from any of the Properties and ores, minerals and mineral products from other properties in accordance with sound accounting and metallurgical practices. Before the commencement of Commercial Production from any of the Properties that would involve commingling, <@> shall present and explain the commingling procedures that will be used to <@> and give reasonable consideration to any concerns raised by <@>. Accurate records of tonnage, volume of products, analyses of products, weight, assays of metal content, sales, and other records necessary for the computation of any Royalty due hereunder shall be kept by <@>, and such shall be available for inspection by <@>, at <@>'s sole expense, as applicable, at all reasonable times. In any dispute regarding the amount of any Royalty payable, the foregoing shall not alter the common law principles applicable to commingling regarding fair dealing and the burden of proof relating to the calculations of royalties payable.

5.        General Provisions.

            5.1        Entire Agreement. This Deed and the Sale Agreement constitute the entire agreement between the parties with respect to the subject matter hereof.

            5.2        Additional Documents. The parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

            5.3        Binding Effect. All of the covenants, conditions, and terms of this Deed shall bind and inure to the benefit of the parties and their successors and assigns.

            5.4        No Partnership. Nothing in this Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership or other partnership relationship between the parties.

            5.5        Governing Law and Forum Selection. This Deed is to be governed by and construed under the laws of the State of Nevada. Any action or proceeding concerning the construction, or interpretation of the terms of this Deed or any claim or dispute between the parties shall be commenced and heard in the Second Judicial District Court of the State of Nevada, in and for the County of Washoe, Reno, Nevada.

            5.6        Severability. If any part, term or provision of this Deed is held by a court of competent jurisdiction to be illegal or in conflict with any laws or regulations, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Deed did not contain the particular part, term or provision held to be invalid.

            5.7        Notices. Any notices required or authorized to be given by this Deed shall be in writing and shall be sent either by commercial courier, facsimile, or by certified U.S. mail, postage prepaid and return receipt requested, addressed to the proper party at the address stated below or such address as the party shall have designated to the other parties in accordance with this Section. Such notice shall be effective on the date of receipt by the addressee party, except that any facsimiles received after 5:00 p.m. of the addressee's local time shall be deemed delivered the next day.

If to <@>:

             >

lf to <@>.:

             >

This Deed is effective               , of               , 2014.

OMPANY N

By: _________________________________________________
Authorized Signatory
Name:
Title:

This Royalty Deed was executed before me on _______________________, by        , Chief Financial Officer and Treasurer of

Notary Public

My commission does not expire.

Exhibit A

<@> Properties

PROPERTY

The following               [NTD: insert property description]

Claim Name	BLM#
<@>

PROPERTY

The following               [NTD: insert property description]

Claim Name	BLM#
<@>

Exhibit B

<@> Properties

PROPERTY

The following        claims [NTD: insert property description]:

Claim Name	BLM#
<@>

> PROPERTY

The following "        claims [NTD: insert property description]:

Claim Name	BLM#
<@>

Exhibit C

Defined Terms

1.	"Claims" means the mining claims that comprise the Properties.

2.

"Commercial Production" means, and is deemed to have been achieved, in respect of any of the Claims when the concentrator processing ores, for other than testing purposes, has operated for a period of 30 consecutive production days at an average rate of not less than 60% of the projected production rate specified in a feasibility study recommending placing any of the relevant Claims in commercial production or other production plan being pursued or, if a concentrator is not erected on such Claims, when ores have been produced for a period of 30 consecutive production days at the rate of not less than 60% of the mining rate specified in a feasibility study recommending placing such Claims in commercial production, but specifically excludes the milling of ores for the purpose of testing or milling (to a maximum of 500 tons in respect of each of the Claims) by a pilot plant or milling during an initial tune-up period of a plant.

3.

"Expenditures" means, subject to Paragraph 1.2 hereof, all costs, charges, obligations, liabilities and expenses of every nature incurred or chargeable, directly or indirectly, by <@>, <@> Parentco and their respective affiliates, including payments for damages, if any, save and except for damages arising from willful misconduct or gross negligence of any of <@> or <@> Parentco, resulting from or connected with the preparation, equipping and operation of the <@> Properties which are incurred or become chargeable in connection with or for the benefit of the <@> Properties, its development, improvement, maintenance and operation, and the products thereof, except that any capital expenditure shall only be deemed to be an expenditure for any period to the extent that such capital expenditure is depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> for that period. All Expenditures shall be determined in accordance with Canadian generally accepted accounting principles consistently applied or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco. Without limiting the generality of the foregoing, and without intending to enumerate all items of expense, it is understood that Expenditures shall include the following items which are incurred or chargeable in connection with or for the benefit of the <@> Properties and without duplication:

(a)	all costs of or related to the mining and concentrating of ore or other products and the operation and development of the <@> Properties;

(b)	all selling and marketing expenses of ore or other products, including without limitation, transportation, agents' commissions and discounts;

(c)

all costs of maintaining any the <@> Properties or the leases relating thereto, as applicable, or any other interest therein in good standing, including payment of the Royalties and any other amounts due thereunder, as applicable, and taxes of any nature whatsoever in connection therewith;

(d)	the costs of purchase or rental of all supplies, equipment, machinery, plant maintenance, plant additions, repairs and replacements and construction;

(e)	the costs of purchase or rental of all equipment, facilities and amenities for the use and welfare of employees employed in connection with the <@> Properties;

(f)	the total annual costs and expenses of insuring the <@> Properties, including the buildings, improvements, equipment and other property on or below the <@> Properties;

(g)

the salaries, fees and wages of all personnel, including supervisory and management personnel who work full time at the <@> Properties employed to carry out the maintenance and operation of the <@> Properties, including contributions and premiums towards usual fringe benefits, hospital and medical attention, unemployment and workers' compensation insurance, accident benefits, and other sums payable on account of death or injury to such employees, including all sums payable as compensation or damages arising in any manner out of the mining and treatment of the products and including any operations or work of any nature at the property, and in and on the plant or equipment on or below each such claim, including legal expenses in connection therewith, pension plan contributions and similar premiums and contributions;

(h)	all costs of consulting, audit, legal and accounting and other services;

(i)

all reasonable and actual costs and fees of<@> or <@> Parentco for providing technical, management and/or supervisory services, such amount, excluding costs relating to depreciated or amortized capital expenditures, not to exceed: (i) 3% of the Expenditures during the relevant period under paragraphs (a), (c), (d), (e), (f), (g), U), (1) and (m) of the definition of Expenditures; and (ii) 10% of the Expenditures during the relevant period under paragraph (k), provided that, notwithstanding the foregoing, the costs and fees pursuant to this clause (ii) shall not exceed 5% of the Expenditures in respect of any contract pursuant to which the cost to <@> or <@> Parentco is in excess of $50,000;

(j)	the costs of cleaning, garbage and waste collection and disposal, and operating and maintaining storage areas, loading and receiving areas and truck docks;

(k)

all exploration and development expenditures, and all other costs, expenses, interest, obligations and liabilities of whatsoever nature or kind, including those of a capital nature to the extent that such capital expenditures are depreciated or amortized, as applicable, in accordance with Canadian generally accepted accounting principles, consistently applied, or the International Financial Reporting Standards, if adopted by <@> or <@> Parentco, during the relevant period, incurred or chargeable, directly or indirectly by <@> or <@> Parentco with respect to the exploration and development of the <@> Properties and equipping such claims for production, but excluding reasonable overhead charges;

(1)	the costs for pollution control, reclamation or any other similar costs incurred or to be incurred as a result of any governmental regulations or requirements;

(m)	costs or expenses incurred or to be incurred relating to the termination of the operation and development of the <@> Properties; and

(n)

all Taxes, rates, royalties, assessments, fees and duties, levied or imposed on the <@> Properties or on <@> or <@> Parentco in respect of such interests, and all taxes and other charges payable to any Governmental Entity, department or agency thereof (excluding income and similar taxes), including all government royalties, mining duties and Taxes not based or imposed on profits, payable on or in respect of or measured by the products from such claims.

4.

"Gross Revenue" means, subject to Paragraph 1.2 hereof, the total amount of all sales of ores, minerals, metals or other product extracted or produced from the <@> Properties and all other receipts or receivables whatsoever from all business conducted on or from such claims, whether those sales or other receipts be evidenced by cheque; cash, credit, charge accounts, exchange or otherwise. If any part of the operations on the <@> Properties shall be subcontracted or conducted by any person, firm or corporation other than <@>, then the total amount of all sales and other receipts of that subcontractor or other person, firm or corporation shall be included in Gross Revenue for the purpose of calculating the royalties payable hereunder.

5.

"Net Smelter Returns" means, subject to Paragraph 2.4 hereof, the net proceeds received from the sale of ore, or ore concentrates, metals or other mineral products from the relevant Claim to a smelter or other purchaser, after payment of:

(a)	smelter and refining charges;

(b)	government imposed production and ad valorem taxes (excluding taxes on income);

(c)

ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates. In the case of leaching operations or other solution mining or beneficiation techniques, where the metal being treated is precipitated or otherwise directly derived from such leach solution, all processing and recovering costs incurred beyond the point at which the metal being treated is in solution, shall be considered as treatment charges;

(d)

any and all transportation and insurance costs which may be incurred in connection with the transportation of ore, concentrates or other products, ex- headframe in the case of ores and ex-mill or other treatment facility in the case of concentrates or other products; and

(e)	all umpire charges which <@> may be required to pay.

6.	"Net Profits" means, with respect to any period and in respect of any of the Lease Properties, the Gross Revenue for such period less all Expenditures for such period.

7.	"Precious Metals" includes platinum, rhodium, gold, iridium, osmium, palladium, rhenium, ruthenium and silver.

8.

"Prime Rate" means at any particular time, the reference rate of interest, expressed as a rate per annum that the Bank of Montreal, at its main office in Vancouver, British Columbia, establishes as its prime rate of interest in order to determine interest rates that it will charge for demand loans in Canadian dollars to its most credit worthy customers.

SCHEDULE "G"

FORM OF SUBSCRIPTION AGREEMENT

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SUBSCRIPTION FOR SHARES

TO:               Northern Tiger Resources Inc. (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of common shares (the "Shares" or "Securities") of the Corporation set forth below for the subscription amount set forth below (the "Subscription Amount"), representing a subscription price of $0. • per Share, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Shares of Northern Tiger Resources Inc." attached hereto (together with this page and the attached exhibits, the "Subscription Agreement").

ACCEPTANCE:               The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

_____________________________________ , 2014

NORTHERN TIGER RESOURCES INC.	Subscription No:

By: ______________________________________

This is the first page of an agreement comprised of IO pages (not including Exhibits 1-4).

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SHARES OF NORTH ERN TIGER RESOURCES INC.

Terms of the Offering

l.               The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part at any time prior to closing.

Representations, Warranties, Acknowledgements and Covenants by Subscriber

2.               The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants, acknowledges and covenants, as applicable, to the Corporation (and acknowledges that the Corporation, and its counsel, are relying thereon) both at the date hereof and at the Closing Time (as herein defined) that:

(a)

the Subscriber has been independently advised to consult with its own legal advisors as to restrictions with respect to trading in the Securities, imposed by applicable securities legislation in the jurisdiction in which it resides or to which it is otherwise subject, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities, except in accordance with limited exemptions under applicable securities legislation and regulatory policy until the expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Securities will bear a legend indicating that the resale of such securities is restricted; and

(b)

the Subscriber has not received nor been provided with, nor has the Subscriber requested, nor does the Subscriber have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular, take-over bid circular, issuer bid circular, prospectus , or other continuous disclosure document, the content of which is prescribed by applicable securities law, that, in each case, has been filed with applicable securities commissions) describing, or purporting to describe, the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist such prospective purchasers in making an investment decision in respect of the Shares; and

(c)

the Subscriber has not become aware of and the purchase of the Shares is not made through or as a result of any general solicitation or any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Shares; and

(d)

unless the Subscriber is purchasing under Section 3(e) hereof, the Subscriber is, purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Securities, it is resident in or is otherwise subject to applicable securities laws of the jurisdiction set out as the "Subscriber's Address" on the face page hereof, and it fully complies with one or more of the criteria set forth below:

(i)	it is resident in or otherwise subject to applicable securities laws of any jurisdiction of Canada and:

(A)

it is an "accredited investor", as such term is defined in National Instrument 45-106 - Prospectus and Registration Exemptions ("NI 45-106"}, and has concurrently executed and delivered a Representation letter in the form attached as Exhibit 1 to this Subscription Agreement with Appendix A to Exhibit 1 completed ; or

(B)	the Subscriber is one of the following and has so indicated by identifying the applicable subsection

____ (I)	an employee, executive officer, director or consultant of the Corporation or a related entity (as defined in N I 45-106) of the Corporation; or

3

_____ (II)	a permitted assign (as defined in NI 45-106) of a person referred to in (I) above; and

participation in the purchase is voluntary, meaning it is not induced to participate in the trade by expectation of employment or appointment or continued employment or appointment with, or engagement to provide services or continued engagement to provide services to, as applicable, the Corporation; or

(ii)

it has an aggregate acquisition cost for the Shares of not less than $150,000 paid in cash at the time of the trade and it was not created or used solely to purchase or hold securities in reliance on this exemption from the registration and prospectus requirements of applicable securities laws; or

(iii)

it is resident in or otherwise subject to applicable securities laws of any jurisdiction of Canada, other than Ontario or Saskatchewan, is one of the following and has so indicated by identifying the applicable subsection:

(A)

a "director", "executive officer" or "control person" of the Corporation, or of an "affiliate" (as such terms are defined in N I 45-106 and reproduced in Appendix A to Exhibit l to this Subscription Agreement) of the Corporation; or

(B)

a "spouse" (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit 1 to this Subscription Agreement), parent, grandparent, brother, sister or child of any person referred to in subclause (A) above; or

(C)	a parent, grandparent, brother, sister or child of the spouse of any person referred to in subclause (A); or

(D)

a close personal friend of any person referred to in subclause (A) and, if requested by the Corporation or its respective counsel, will provide a signed statement describing their relationship with any such person; or

(E)

a close business associate of any person referred to in subclause (A) and, if requested by the Corporation or its respective counsel, will provide a signed statement describing their relationship with any such person; or

(F)

a "founder" (as such term is defined in NI 45-106 and reproduced in Appendix A to Exhibit l to this Subscription Agreement) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation; or

(G)	a parent, grandparent, brother, sister or child of a spouse of a founder of the Corporation; or

(H)	a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in subsections (A) through (G) above; or

(I)	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons described in subsections (A) through (G) above; or

(Note: for the purposes of subparagraph (D) above, a person is not a close persona/ friend solely because the individual is a relative or a member of the same organization or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close personal friend as a result of being a close personal friend of a close friend of one of the listed individuals above, rather the relationship must be direct. A close personal friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness. Further, for the purposes of subparagraph (E) above, a person is not a "close business associate" if the person is a casual business associate or a person introduced or solicited for purposes of purchasing securities nor is the individual a close business associate solely because the individual is a client, customer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above, rather the relationship must be direct. A close business associates an individual who had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness)

4

(iv)	it is resident in or otherwise subject to applicable securities laws of Ontario, is one of the following and has so indicated by identifying the applicable subsection:

(A)	a founder of the Corporation; or

(B)	an affiliate of a founder of the Corporation; or

(C)	a spouse, parent, brother, sister, grandparent, grandchild or child of an executive officer, director or founder of the Corporation; or

(D)	a person that is a control person of the Corporation ; or

(v)

if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction referred to in the preceding subsections but not purchasing thereunder , the Subscriber or any beneficial purchaser for whom the Subscriber is acting, is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which have been enclosed herewith by the Subscriber) available to the Subscriber under applicable securities legislation of the jurisdiction of the Subscriber's residence and shall deliver to the Corporation such further particulars of the exemption(s) and the Subscriber's qualifications thereunder as the Corporation or its respective counsel may request; or

(vi)	if the Subscriber is resident in or otherwise subject to applicable securities laws of a jurisdiction other than Canada or the United States, the Subscriber confirms, represents and warrants that :

(A)

the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") and which would apply to the acquisition of the Securities;

(B)

the Subscriber is purchasing the Shares pursuant to exemptions from prospectus or registration requirements or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the International Jurisdiction without the need to rely on any exemptions;

(C)

the applicable securities laws of the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Subscriber's Securities; and

(D)	the purchase of the Securities by the Subscriber does not trigger:

(I)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase i n the International Jurisdiction; or

(II)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; and

the Subscriber will, if requested by the Corporation , deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subsections (8), (C) and (D) above to the satisfaction of the Corporation, acting reasonably ;

(e)

if it is not purchasing as a principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Securities, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Shares for whom it may be acting, and it and each beneficial purchaser is resident in the jurisdiction set out as the "Subscriber" s Address" and:

5

(A)

it is an "accredited investor" as such term is defined in paragraphs (p) or (q) of the definition of "accredited investor" in NI 45-106 and reproduced in Appendix "A" to Exhibit 1 of this Subscription Agreement (provided, however, that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction in Canada) and is therefore deemed to be purchasing as principal pursuant to N I 45-106 and it has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1 and has initialed or placed a check mark in Appendix "A" thereto indicating that the Subscriber satisfied one of the categories of "accredited investor" set out in paragraphs (p) or (q) of Appendix "A" thereto; or

(B)

subject to securities laws applicable to the Subscriber, it is acting as agent for one or more Disclosed Beneficial Principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Common Shares, and each of such principals complies with subparagraphs (i) or (ii) of paragraph 3(d) hereof as are applicable to it; and

(f)	the Subscriber acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities subscribed for hereunder; and

	(ii)	there is no government or other insurance covering the Shares subscribed for hereunder ; and

	(iii)	there are risks associated with the purchase of the Shares subscribed for hereunder; and

(iv)

there are restrictions on the Subscriber's ability to resell the Securities subscribed for hereunder, and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling such securities; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)

the certificate(s) representing the Securities subscribed for hereunder will be endorsed by a legend stating that the Securities subscribed for hereunder will be subject to restrictions on resale in accordance with applicable securities legislation ; and

(g)

the Subscriber is aware that the Securities have not been and will not be registered under the United States Securities Act of 1933, as amended ("U.S. Securities Act") or the securities laws of any state and that the Securities may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Securities; and

(h)

the Shares have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

6

(i)

the Subscriber is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the Jaws of the United States) and is not purchasing the Shares on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(j)

the Subscriber undertakes and agrees that it will not offer or sell the Securities, in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that the Subscriber will not resell the Securities, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(k)

if a corporation , partnership , unincorporated association or other entity, the Subscriber has the legal capacity and competence to enter into and be bound by this Subscription Agreement and to perform all of its obligations hereunder, and if it is a body corporate, it is duly incorporated or created and validly subsisting under the laws of the jurisdiction of its incorporation, and further certifies that all necessary approvals of directors, shareholders, partners or otherwise have been given and obtained; and

(I)	if an individual , the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(m)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber ; and

(n)	the Subscriber acknowledges that this Subscription Agreement is not enforceable by the Subscriber until the Subscription Agreement has been accepted by the Corporation; and

(o)

in the case a Subscriber is acting on behalf of a principal/beneficial purchaser, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal/beneficial purchaser and this Subscription Agreement has been duly authorized , executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal/beneficial purchaser and the Subscriber acknowledges that the Corporation may be required by law to disclose to certain principal regulatory authorities the identity of each principal/beneficial purchaser for whom the Subscriber may be acting; and

(p)

the Subscriber, or each principal/beneficial purchaser for whom it is acting, has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and the Subscriber, or each principal/beneficial purchaser for whom it is acting, is able to bear the economic risk of loss of its entire investment; and

(q)

the Subscriber has relied solely upon publicly available information relating to the Corporation and, other than as stated herein, not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(r)

the Subscriber understands and acknowledges that the Shares are being offered for sale only on a "private placement" basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and

(s)

IF REQUIRED BY APPLICABLE SECURITIES LEGISLATION, REGU LATIONS, RULES, POLICIES OR ORDERS OR BY ANY SECURITIES COMMISSION, STOCK EXCHANGE OR OTHER REGULATORY AUTHORITY, THE SUBSCRIBER WILL EXECUTE, DELIV ER, FI LE AND OTHERWISE ASSIST THE CORPORATION IN FI LING, SUCH REPORTS, U NDERTAKI NGS AND OTHER DOCUMENTS WITH RESPECT TO THE ISSU E OF TH E COMMON SHAR ES AS MAY BE REQUIRED (INCLUDI NG, WITHOUT LI MITATION) :

7

(i)

in the case of an "accredited investor" resident in or otherwise subject to applicable securities laws of Canada, a representation letter in the form attached as Exhibit 1 with Appendix A to Exhibit 1fully completed;

(ii)

Form 4C - Corporate Placee Registration Form, a copy of which is attached hereto as Exhibit 2 for all Subscribers who are not individuals and have not previously filed such form with the TSX Venture Exchange ;

(iii)	Acknowledgement - Personal Information attached hereto as Exhibit 3 for all Subscribers; and

(iv)	Particulars of the Subscriber Form attached hereto as Exhibit 4 for all Subscribers.

(t)	the Subscriber will not resell the Securities except i n accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(u)

the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber's constating documents, or any agreement to which the Subscriber is a party or by which the Subscriber is bound ; and

(v)

none of the funds that the Subscriber is using to purchase the Shares represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA, and to the best of the Subscriber's knowledge (i) the Subscription Amount to be provided by the Subscriber (A) has not been or will not be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (8) is not being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith ; and

(w)	none of the funds the Subscriber is using to purchase the Shares are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities; and

(x)	the Subscriber understands and acknowledges that the Shares are being purchased pursuant to exemptions from the prospectus requirements contained in applicable securities legislation and, as a result:

(i)	the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation ; and

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable securities legislation; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(y)

the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for the Shares, including, but not limited to, the applicable resale restrictions and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement ; and

8

(z)	the Subscriber's offer to subscribe for Shares has not been induced by any representations with regard to the present or future worth of the Securities; and

(aa)

the Subscriber, either alone or together with the Subscriber 's financial advisor, has sufficient financial knowledge and experience to evaluate the merit and risks of an investment in the Corporation on the basis of information presented to the Subscriber;

Closing

3.	The Subscriber agrees to deliver to the Corporation, not later than 4:30 p.m.. (Mountain Time) on the day that is two business days before the Closing Date:

(a)	this duly completed and executed Subscription Agreement;

(b)

if the Subscriber is an "accredited investor"' resident in or otherwise subject to applicable securities laws of Canada, a fully executed and completed Representation Letter in the form of Exhibit 1 with Appendix A to Exhibit 1 fully completed;

a certified cheque or bank draft payable to Northern Tiger Resources Inc. for the Subscription Amount of the Shares subscribed for under this Subscription Agreement or payment of the same amount in such other manner as is acceptable to the Corporation;

(c)	a fully executed and completed copy of Form 4C - Corporate Placee Registration Form in the form of Exhibit 2 for all Subscribers who are not individuals;

(d)	a fully executed "Acknowledgement - Personal Information" attached hereto as Exhibit 3 for all Subscribers ; and

(e)	the Particulars of the Subscriber Form attached hereto as Exhibit 4 for all Subscribers.

4.        The sale of the Shares pursuant to this Subscription Agreement will be completed at the offices of the Corporation in Edmonton, Alberta at 4:30 p.m. or such other times as the Corporation may determine (the ''Closing Time") on • or such other dates as the Corporation may determine (the "Closing Date").

5.        The Corporation shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreement, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. Notwithstanding the foregoing, the Subscriber shall deliver originally executed copies of the documents listed in section 4 hereof to the Corporation within two business days of the Closing Date. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

6.        The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time as if made at that time and will survive the completion of the issuance of the Shares. The representations, warranties and covenants of the Subscriber herein are made withthe intent that they be relied upon by the Corporation and their counsel in determining the Subscriber's eligibility to purchase the Shares and the Subscriber hereby agrees to indemnify the Corporation and its directors, officers, employees, advisors, affiliates, shareholders, partners and agents from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

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7.        This Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation and its respective counsel. Such information is being collected by the Corporation and its respective counsel for the purposes of completing the Offering described herein. which includes, without limitation, determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, preparing and registering certificates representing the Shares to be issued to the Subscriber and completing filings required by any stock exchange, securities commission or securities regulatory authority or taxation authorities. Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to securities legislation and this personal information is also being collected for the purpose of administration and enforcement of securities legislation. In Ontario, the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario M5H 3S8, Telephone (416) 593-8086, Facsimile: (416) 593-8252 is the public official who can answer questions about the indirect collection of personal information. The Subscriber's personal information may be disclosed by the Corporation or its respective counsel to: (a) stock exchanges, securities commissions or securities regulatory authorities; ( b) the Corporation's registrar and transfer agent (c) taxation authorities; (d) any of the other parties involved in the offering, including legal counsel. By executing this Subscription Agreement and the "Acknowledgement-Personal Information " attached as Exhibit 3, the Subscriber is deemed to be authorizing and consenting to the foregoing collection (including the indirect collection of personal information), use and disclosure of the Subscriber 's personal information as set forth above and in the "'Acknowledgement-Personal Information " attached as Exhibit 3. The Subscriber also consents to the filing of copies or originals of any of the Subscriber's documents described in this Subscription Agreement as may be required to be filed with any stock exchange, securities commission or securities regulatory authority in connection with the transactions contemplated hereby.

8.        The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the TSX Venture Exchange Inc. and all other required regulatory approvals.

9.        The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

10.      The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attom to the exclusive jurisdiction of the courts of the Province of Alberta. Time shall be of the essence hereof

11.      This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

12.      The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

13.      Except as otherwise provided herein, the parties may waive, modify, change, discharge or terminate this Subscription Agreement only by a written instrument signed by each party against whom the waiver, change, discharge or termination is sought.

14.      The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof

15.      The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn , cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

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16.      The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

17.      In this Subscription Agreement (including attachments), references to "$" or "Cdn. $" are to Canadian dollars.

EXH IBIT I

REPRESENTATION LETTER

(FOR ACCREDITED INVESTORS)

TO:                      NORTHERN TIG ER RESOURCES INC. (TH E "CORPORATION")

            In connection with the purchase of Shares (the "Shares") of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf the undersigned is purchasing as agent (the "Subscriber" for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

I.	The Subscriber is resident in a jurisdiction of Canada or is subject to the securities laws of a jurisdiction of Canada;

2.	The Subscriber is purchasing the Shares as principal for its own account or complies with the provisions of paragraph 9(e) of the Subscription Agreement;

3.	The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 entitled "Prospectus and Registration Exemptions" by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter;

4.	The Subscriber was not created or used solely to purchase or hold securities as an "accredited investor" as described in paragraph (m) of the attached Appendix "A'" of this Exhibit 1; and

5.	Upon execution of this Exhibit 1 by the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement.

Dated: ______________________________, 2014

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE MARK THE CATEGORY OR CATEGORIES
IN APPEN DIX "A" ON THE NEXT PAGE THAT DESCRIBES YOU

APPENDIX "A"

TO EXHIBIT 1

NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.

Accredited Investor - (defined in National Instrument 45-106) means:

_______	(a)	a Canadian financial institution, or a Schedule Ill Bank; or

_______	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

_______	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

_______	(d)

a person registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

_______	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

_______	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada; or

_______	(g)

a municipality, public board or commission in Canada and a metropolitan community school board, the Comite de gestion de la taxe scolaire de l'ile de Montreal or an intermunicipal management board in Quebec; or

_______	(h)	any national, federal , state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government ; or

_______	(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada) , a pension commission or similar regulatory authority of a jurisdiction of Canada; or

_______	(j)	an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

_______	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under paragraph (t) below, which must be initialed.)

_______	(I)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

_______	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

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_______	(n)	an investment fund that distributes or has distributed its securities only to :

(i)	a person that is or was an accredited investor at the time of the distribution, or

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 or 2.19 of National Instrument 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of National Instrument 45-106 ; or

_______	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

_______	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation , as the case may be; or

_______	(q)	a person acting on behalf of a fully managed account managed by that person , if that person:

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund; or

_______	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

_______	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

_______	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in National Instrument 45-106); or

(Note: if you are purchasing as an individual accredited investor, paragraph (k) above must be initialed rather than paragraph (t).)

_______	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

_______	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:

(i)	an accredited investor, or

(ii)	an exempt purchaser in Alberta or British Columbia.

For the purposes hereof:

(a)	"affiliate" means an issuer connected with another issuer because

(i)	one of them is the subsidiary of the other;

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(ii)	each of them is controlled by the same person ; or

(iii)	for the purposes of Saskatchewan securities law, both are subsidiaries of the same issuer;

(b)	"Canadian financial institution" means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)	"consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

	(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

	(ii)	provides the services under a written contract with the issuer or a related entity of the issuer, and

(iii)

spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(d)	"director" means:

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(e)	"eligibility adviser" means :

	(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants , certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors , executive officers, founders or control persons within the previous 12 months;

(t)	"executive officer" means, for an issuer, an individual who is:

(i)	a chair, vice-chair or president,

4

(ii)	a vice-president in charge of a principal business Share, division or function including sales, finance or production,

(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(iv)	performing a policy-making function in respect of the issuer;

(g)	"financial assets" means :

	(i)	cash,

	(ii)	securities, or

	(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(h)	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Cana da;

(i)	"founder" means, in respect of an issuer, a person who :

	(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(j)

"fully managed account'' means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(k)	"investment fund" means a mutual fund or a non-redeemable investment fund;

(I)	"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

(m)	“local jurisdiction" means the jurisdiction in which the Canadian securities regulatory authority is situate;

(n)	“non-redeemable investment fund" means an issuer,

(i)	whose primary purpose is to invest money provided by its securityholders;

(ii)	that does not invest;

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(iii)	that is not a mutual fund;

(o)	"person" includes:

	(i)	an individual,

	(ii)	a corporation,

5

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(p)	"regulator" means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(q)	"related liabilities" means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets;

(r)	"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(s)	"spouse" means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(t)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars.

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 48. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Ptrust, portfolio manager or other entity (the "Placee") need only file it on rivate Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name:_________________________________________________________________

	(b)	Complete Address: _______________________________________________

	(c)	Jurisdiction of Incorporation or Creation: _________________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? ____________________________

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? _______________________

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in                                                  [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

	(a)	"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at __________________________________________ on  _________________________________________

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

EXHIBIT 3

ACKNOWLEDGEMENT - PERSONAL INFORMATION

"Personal Information" means any information about an identifiable individual, and includes information provided by the Subscriber on the cover page and in the forms, schedules and appendices forming part of the Subscription Agreement.

The undersigned Subscriber provides its written consent to:

(a)	the disclosure of Personal Information by the Corporation to the Exchange (as defined below) and to any applicable securities regulatory authorities; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described below or as otherwise identified by the Exchange, from time to time.

Dated at ______________________________________on  ____________________________________________________

X
Signature of individual (if Subscriber is an individual)

X
Authorized signatory (if Subscriber is not an individual)

Name of Subscriber (pleaseprint)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as the "Exchange") collect Personal Information in certain Forms that are submitted by the individual and/or by an issuer (the "Corporation") or Applicant and use it for the following purposes:

(a)	to conduct background checks;

(b)	to verify the Personal Information that has been provided about each individual;

(c)

to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Corporation or Applicant;

(d)	to consider the eligibility of the Corporation or Applicant to list on the Exchange;

(e)	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Corporation, or its associates or affiliates;

(f)	to conduct enforcement proceedings; and

(g)

to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self- regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange's website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

EXHIBIT 4
PARTICULARS OF THE SUBSCRIBER

Name of Subscriber (Please Print)